Exhibit 10.1

EXTENSION AND SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AGREEMENT

This EXTENSION AND SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”), dated as of October 13, 2026, is entered into by and among SPIRE INC., a Missouri corporation, SPIRE ALABAMA INC., an Alabama corporation, SPIRE MISSOURI INC., a Missouri corporation and SPIRE TENNESSEE INC., a Delaware corporation (each of the above, individually, a “Borrower” and collectively, the “Borrowers”), the Banks party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Banks.

RECITALS

A. The Borrowers, the several banks from time to time party thereto (the “Banks”), and the Administrative Agent are party to the Second Amended and Restated Loan Agreement, dated as of October 11, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement as amended by this Amendment.

B. The Borrowers have requested, and the Banks have agreed, to make certain amendments to the Loan Agreement, all on the terms and subject to the conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
EXTENSION
1.1
Extension of Final Maturity Date. Pursuant to Section 2.01(f) of the Credit Agreement, the Borrowers requested an extension of the Final Maturity Date for a period of one year from October 11, 2030 to October 11, 2031 (the “Extension”). As of the date hereof, Banks holding more than 50% of the Revolving Credit Commitments have agreed to extend (such agreement evidenced by their execution of this Amendment (each a “Consenting Bank”)) the Final Maturity Date for a period of one year from October 11, 2030 to October 11, 2031. Subject to the satisfaction of the conditions in Section 3.1 hereof, the Final Maturity Date as to the Consenting Banks is hereby extended to October 11, 2031. The Final Maturity Date as to any Bank who does not approve the Extension (each a “Non-Extending Bank”) remains unchanged, subject to the right of the Borrowers pursuant to Section 2.01(f) of the Loan Agreement to replace such Non-Extending Bank as a Bank party to the Loan Agreement in accordance with the terms thereof. The Consenting Banks (constituting the Required Banks) hereby waive any timing, notice or other similar requirement pursuant to Section 2.01(f) of the Loan Agreement required in connection with the Extension. The Extension as set forth in this Section 1.1 shall be deemed to constitute an exercise of the Borrowers’ right to request an extension of the Final Maturity Date pursuant to Section 2.01(f) of the Loan Agreement; provided that two additional one-year extensions shall be permitted pursuant to Section 2.01(f) of the Loan Agreement after the Effective Date.

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ARTICLE II
AMENDMENTs TO LOAN AGREEMENT
2.1
Amendments to Loan Agreement. The Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text) as set forth on the pages attached hereto as Annex A.
2.2
Updated Schedules. Certain of the Schedules to the Loan Agreement are hereby amended and restated in their entirety as set forth on Annex B.
2.3
Updated Exhibits. The Exhibits to the Loan Agreement are hereby amended and restated in their entirety in the form attached hereto as Annex C.
ARTICLE III
CONDITIONS OF EFFECTIVENESS
3.1
The Extension set forth in Article I and the amendments set forth in Article II shall become effective as of the date (the “Second Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied (or waived in accordance with Section 9.07 of the Loan Agreement):
(a)
The Administrative Agent shall have received an executed counterpart of this Amendment from (x) each of the Borrowers and (y) Consenting Banks comprising the Required Banks.
(b)
The Administrative Agent shall have received a copy of resolutions of the Board of Directors of each Borrower, duly adopted, which authorize the execution, delivery and performance of this Amendment and the performance of the Loan Agreement as amended by this Amendment.
(c)
The Administrative Agent shall have received a certificate, dated the Second Amendment Effective Date and signed by an Authorized Individual of each Borrower, confirming (i) no Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date and after giving effect to the Extension and amendments contemplated hereby; and (ii) all of the representations and warranties of the Borrowers in the Loan Agreement and other Transaction Documents (A) that are qualified by materiality or Material Adverse Effect shall be true and correct as so qualified, and (B) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects; in each case on and as of the Second Amendment Effective Date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct (if qualified by materiality) or true and correct in all material respects (if not so qualified) as of such date).
(d)
The Borrowers shall have paid (i) the fees required under the Second Amendment Fee Letter to be paid by them on the Second Amendment Effective Date, in the amounts due and payable on the Second Amendment Effective Date, and (ii) all other fees of the Administrative Agent and the Banks and the reasonable expenses of the Administrative Agent in each case required under any other Transaction Document to be paid on or prior to the Second Amendment Effective Date (including, to the extent invoiced no less than two Business Days prior to the Second Amendment Effective Date, reasonable and documented fees and expenses of counsel to the Administrative Agent) in connection with this Amendment.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Each Borrower, severally and not jointly, hereby represents and warrants to the Administrative Agent, each Issuing Bank, the Swingline Bank and each other Bank that, on and as of the Second Amendment Effective Date, (i) the representations and warranties of such Borrower contained in the Loan Agreement and the other Transaction Documents qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects, both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified), in each case only on and as of such specific date), (ii) this Amendment has been duly authorized, executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of such Borrower enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law), (iii) no Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date, both immediately before and after giving effect to this Amendment and the amendments contemplated hereby and (iv) as of the Second Amendment Effective Date, to the best knowledge of each Borrower, the information included in its Beneficial Ownership Certification provided on or prior to the Second Amendment Effective Date to any Bank in connection with this Amendment is true and correct in all respects.

ARTICLE V
ACKNOWLEDGEMENT AND CONFIRMATION

Each Borrower hereby confirms and agrees that, after giving effect to this Amendment and the amendments contemplated hereby, and except as expressly modified hereby, the Loan Agreement and the other Transaction Documents to which it is a party remain in full force and effect and enforceable against such Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general principles of equity or by principles of good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) and shall not be discharged, diminished, limited or otherwise affected in any respect by or on account of this Amendment.

ARTICLE VI
MISCELLANEOUS
6.1
Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (including Sections 5‑1401 and 5‑1402 of the New York General Obligations Law but excluding all other choice of law and conflicts of law rules).
6.2
Transaction Document. As used in the Loan Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Loan Agreement as amended by this Amendment. Any reference to the Loan Agreement or any of the other Transaction Documents herein or in any such documents shall refer to the Loan Agreement and the other Transaction Documents as amended hereby. This Amendment is limited to the matters expressly set forth herein and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of

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the Loan Agreement except as expressly set forth herein. This Amendment shall constitute a Transaction Document under the terms of the Loan Agreement.
6.3
Expenses. Each Borrower shall pay its Applicable Share of all reasonable and documented fees and expenses of counsel to the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment.
6.4
Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.
6.5
Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
6.6
Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.
6.7
Counterparts; Integration. This Amendment may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Amendment shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

SPIRE INC., as a Borrower

By: /s/ Boyan N. Lalov

Name: Boyan N. Lalov

Title: Vice President and Treasurer

SPIRE MISSOURI INC., as a Borrower

By: /s/ Stephen M. Mills

Name: Stephen M. Mills

Title: President

SPIRE ALABAMA INC., as a Borrower

By: /s/ Joseph B. Hampton

Name: Joseph B. Hampton

Title: President

SPIRE TENNESSEE INC., as a Borrower

By: /s/ Brittany B. Mathis

Name: Brittany B. Mathis

Title: CFO, Controller and Assistant Treasurer

20176707v6 24740.00097

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank and Administrative Agent

By: /s/ Patrick Engel

Name: Patrick Engel

Title: Managing Director

Signature Page to Extension and

Second Amendment to Second Amended and Restated Loan Agreement

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JPMORGAN CHASE BANK N.A., as a Bank

By: /s/ Khawaja Tariq

Name: Khawaja Tariq

Title: Executive Director

Signature Page to Extension and

Second Amendment to Second Amended and Restated Loan Agreement

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U.S. BANK NATIONAL ASSOCIATION, as a Bank

By: /s/ Michael E. Temnick

Name: Michael E. Temnick

Title: Senior Vice President

Signature Page to Extension and

Second Amendment to Second Amended and Restated Loan Agreement

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BANK OF AMERICA, N.A., as a Bank

By: /s/ Jeff Hightower

Name: Jeff Hightower

Title: Senior Vice President

Signature Page to Extension and

Second Amendment to Second Amended and Restated Loan Agreement

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BANK OF MONTREAL, as a Bank

By: /s/ Hill Taylor

Name: Hill Taylor

Title: Director

Signature Page to Extension and

Second Amendment to Second Amended and Restated Loan Agreement

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MIZUHO BANK, LTD., as a Bank

By: /s/ Edward Sacks

Name: Edward Sacks

Title: Managing Director

Signature Page to Extension and

Second Amendment to Second Amended and Restated Loan Agreement

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MORGAN STANLEY BANK, N.A., as a Bank

By: /s/ Michael King

Name: Michael King

Title: Authorized Signature

Signature Page to Extension and

Second Amendment to Second Amended and Restated Loan Agreement

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ROYAL BANK OF CANADA, as a Bank

By: /s/ Emilee Scott

Name: Emilee Scott

Title: Authorized Signature

Signature Page to Extension and

Second Amendment to Second Amended and Restated Loan Agreement

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REGIONS BANK, as a Bank

By: /s/ Lawerence P. Sullivan

Name: Lawerence P. Sullivan

Title: Managing Director

Signature Page to Extension and

Second Amendment to Second Amended and Restated Loan Agreement

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THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Bank

By: /s/ Paul Yoon

Name: Paul Yoon

Title: Director

Signature Page to Extension and

Second Amendment to Second Amended and Restated Loan Agreement

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COMMERCE BANK, as a Bank

By: /s/ Chris S. Comerford

Name: Chris S. Comerford

Title: Vice President Relationship manager

Signature Page to Extension and

Second Amendment to Second Amended and Restated Loan Agreement

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BUSEY BANK, as a Bank

By: /s/ Peter Ouchi

Name: Peter Ouchi

Title: Senior Vice President

Signature Page to Extension and

Second Amendment to Second Amended and Restated Loan Agreement

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Annex A

Conformed Loan Agreement

See attached.

Signature Page to Extension and

Second Amendment to Second Amended and Restated Loan Agreement

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SECOND AMENDED AND RESTATED LOAN AGREEMENT

BY AND AMONG

Spire Inc.,

Spire Alabama Inc.,

Spire Missouri Inc.,

SPIRE TENNESSEE INC.,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT,

JPMorgan Chase Bank, N.A. AND
U.S. BANK NATIONAL ASSOCIATION,

AS CO-SYNDICATION AGENTS,

AND

THE BANKS PARTY HERETO,

WELLS FARGO SECURITIES, LLC,

JPMORGAN CHASE BANK, N.A., AND

U.S. BANK NATIONAL ASSOCIATION

AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

AND

BANK OF AMERICA, N.A.,

BANK OF MONTREAL,

MIZUHO BANK, LTD.,

MORGAN STANLEY SENIOR FUNDING, INC.,

ROYAL BANK OF CANADA,

REGIONS BANK, AND

TD BANK, N.A.,

AS CO-DOCUMENTATION AGENTS

October 11, 2024

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TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS.	1
1.01 Definitions	1
1.02 Accounting Terms	32
1.03 Other Terms; Construction	32
1.04 Interest Rates	32
1.05 Divisions	33
SECTION 2. THE LOANS.	33
2.01 Revolving Credit Commitments.	33
2.02 Method of Borrowing.	38
2.03 Notes.	42
2.04 Duration of Interest Periods and Selection of Interest Rates.	43
2.05 Interest Rates.	44
2.06 Computation of Interest	46
2.07 Fees.	46
2.08 Prepayments.	47
2.09 General Provisions as to Payments.	48
2.10 Funding Losses	50
2.11 Basis for Determining Interest Rate Inadequate or Unfair.	50
2.12 Illegality	52
2.13 Increased Cost	53
2.14 Base Rate Loans Substituted for Affected SOFR Loans	53
2.15 Capital Adequacy	54
2.16 Survival of Indemnities	54
2.17 Discretion of Banks as to Manner of Funding	54
2.18 Obligations of Banks are Several; Sharing of Payments.	55
2.19 Substitution of Bank	55
2.20 Taxes.	56
2.21 Defaulting Banks.	59
SECTION 3. LETTERS OF CREDIT	61
3.01 Issuance	61
3.02 Notices	62
3.03 Participations	63
3.04 Reimbursement	63
3.05 Payment by Revolving Loans	64
3.06 Payment to Banks	64
3.07 Obligations Absolute	65
3.08 Cash Collateral Account	66
3.09 The Issuing Banks	67
3.10 Effectiveness	67
3.11 Existing Letters of Credit	67
SECTION 4. CONDITIONS PRECEDENT.	67
4.01 Conditions to Effective Date	67

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4.02 All Extensions of Credit	69
4.03 Spire Tennessee Activation Date	70
SECTION 5. REPRESENTATIONS AND WARRANTIES.	71
5.01 Corporate Existence and Power	71
5.02 Corporate Authorization	71
5.03 Binding Effect	71
5.04 Governmental and Third-Party Authorization	71
5.05 Litigation	72
5.06 Taxes	72
5.07 Subsidiaries	72
5.08 No Material Adverse Effect	72
5.09 Financial Statements	73
5.10 Compliance with Other Instruments; None Burdensome	73
5.11 ERISA.	73
5.12 Regulation U	74
5.13 Investment Company Act of 1940	74
5.14 [Reserved].	74
5.15 Labor Relations	74
5.16 Use of Proceeds	74
5.17 Compliance with Laws	74
5.18 Full Disclosure	74
5.19 OFAC; Anti-Terrorism Laws; Anti-Corruption Laws.	75
5.20 No Default	75
5.21 Affected Financial Institutions	75
SECTION 6. COVENANTS.	75
6.01 Affirmative Covenants	75
6.02 Maximum Consolidated Capitalization Ratio	80
6.03 Negative Covenants	80
6.04 Use of Proceeds	82
SECTION 7. EVENTS OF DEFAULT.	83
SECTION 8. ADMINISTRATIVE AGENT	86
8.01 Appointment and Authority	86
8.02 Rights as a Bank	87
8.03 Exculpatory Provisions	87
8.04 Reliance	88
8.05 Delegation of Duties	88
8.06 Resignation of Administrative Agent	88
8.07 Non-Reliance on Administrative Agent and Other Banks	89
8.08 No Other Duties, Etc	90
8.09 Enforcement	90
8.10 Issuing Bank and Swingline Bank	90
8.11 Erroneous Payments.	90

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SECTION 9. GENERAL.	92
9.01 No Waiver; Remedies Cumulative	92
9.02 Right of Set-Off	93
9.03 Costs and Expenses; General Indemnity.	93
9.04 Notices.	96
9.05 Consent to Jurisdiction; Waiver of Jury Trial	96
9.06 Governing Law	97
9.07 Amendments and Waivers.	98
9.08 References; Headings for Convenience	99
9.09 Successors and Assigns.	99
9.10 Entire Agreement	102
9.11 Severability	102
9.12 Counterparts	102
9.13 Confidentiality	103
9.14 USA Patriot Act Notice	104
9.15 Subsidiary Reference	104
9.16 No Fiduciary Duty	104
9.17 Acknowledgement and Consent to Bail-In of Affected Financial Institutions	105
9.18 Certain ERISA Matters.	105
9.19 Acknowledgement Regarding Any Supported QFCs	106
9.20 Amendment and Restatement; No Novation	107

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Schedules

1.01 Revolving Credit Commitments and Pro Rata Shares

2.02 Authorized Individuals

5.04 Authorizations

5.07 Subsidiaries

9.04 Notice Addresses

Exhibits

A-1 Form of Revolving Credit Note

A-2 Form of Swingline Note

B-1 Form of Notice of Borrowing

B-2 Form of Notice of Swingline Borrowing

B-3 Form of Notice of Election

B-4 Form of Letter of Credit Notice

C Form of Compliance Certificate

D Form of Assignment and Assumption Agreement

E Form of Sublimit Adjustment Letter

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SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is made and entered into as of October 11, 2024, by and among SPIRE INC., a Missouri corporation, SPIRE ALABAMA INC., an Alabama corporation, SPIRE MISSOURI INC., a Missouri corporation, and SPIRE TENNESSEE INC., a Delaware corporation (each of the above, individually, a “Borrower” and collectively, the “Borrowers”), the Banks from time to time party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Banks.

RECITALS

A. The Borrowers, the banks party thereto and the Administrative Agent entered into that certain Amended and Restated Loan Agreement dated as of July 22, 2022 (as amended, amended and restated, supplemented or otherwise modified prior to the Effective Date, the “Existing Loan Agreement”).

B. The Borrowers, the Banks and the Administrative Agent wish to amend and restate the Existing Loan Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Issuing Banks, the Swingline Bank, the Banks and the Administrative Agent hereby mutually covenant and agree as follows:

SECTION 1.
DEFINITIONS.
1.01
Definitions. In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

“Account Designation Letter” shall mean a letter from each Borrower to the Administrative Agent, duly completed and signed by an Authorized Individual of such Borrower and in form and substance reasonably satisfactory to the Administrative Agent, listing any one or more accounts to which such Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder to such Borrower.

“Acquisition” shall mean any transaction or series of related transactions, consummated on or after the date of this Agreement, by which any Borrower or any Subsidiary of such Borrower directly or indirectly (a) acquires all or substantially all of the assets comprising one or more business units of any other Person, whether through purchase of assets, merger or otherwise or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) at least (i) a majority (in number of votes) of the stock and/or other securities of a corporation having ordinary voting power for the election of directors (other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership, (iii) a majority (by percentage of voting power) of the outstanding membership interests of a limited liability company or (iv) a majority of the ownership interests in any organization or entity other than a corporation, partnership or limited liability company.

“Adjusted Base Rate” shall mean the Base Rate plus the Applicable Rate for Base Rate Loans.

“Administrative Agent” shall mean Wells Fargo, in its capacity as administrative agent for the Banks under this Agreement and certain of the other Transaction Documents and its successors in such capacity.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Bank” shall have the meaning ascribed thereto in Section 2.19.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” shall mean the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, neither the Administrative Agent nor any Bank shall be deemed an “Affiliate” of any Borrower.

“Agreement” shall mean this Second Amended and Restated Loan Agreement.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to any Borrower and its affiliated companies concerning or relating to money-laundering, bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Applicable Rate” shall mean the corresponding percentages per annum as set forth below based on the applicable Debt Rating:

Pricing Level	Debt Rating	SOFR Loans and Letter of Credit Fees	Base Rate Loans
I	≥A+/A1/A+	0.875%	0%
II	A/A2/A	1.000%	0%

III	A-/A3/A-	1.125%	0.125%
IV	BBB+/Baa1/BBB+	1.250%	0.250%
V	≤BBB/Baa2/BBB	1.500%	0.500%

The “Debt Rating” for Parent shall mean, as of any date of determination, the rating as determined by any of S&P, Fitch or Moody’s of Parent’s senior unsecured non-credit enhanced long-term indebtedness; provided, that if Parent does not have a Debt Rating available, then the applicable Pricing Level will be determined by reference to the issuer credit rating assigned to Parent by S&P, the issuer rating assigned to Parent by Moody’s and the issuer default rating assigned to Parent by Fitch (which rating shall be deemed the Debt Rating for the succeeding sentences of this paragraph). If at any time (i) there is a split among Debt Ratings by S&P, Fitch and Moody’s such that all three Debt Ratings fall in different Pricing Levels, the applicable Pricing Level shall be determined by the Debt Rating that is neither the highest nor the lowest of the three Debt Ratings; and (ii) there is a split among Debt Ratings by S&P, Fitch and Moody’s such that two of such Debt Ratings are in one Pricing Level (the “Majority Level”) and the third rating is in a different Pricing Level, the applicable Pricing Level shall be at the Majority Level. In the event that Parent shall maintain Debt Ratings from only two of S&P, Moody’s and Fitch and Parent is split-rated and the Debt Ratings differential is one level, the higher Debt Rating will apply and if the Debt Ratings differential is two levels or more, the Pricing Level one level lower than the higher Debt Rating will apply. If at any time Parent does not have a Debt Rating from at least one of S&P or Moody’s, the applicable Pricing Level shall be set at Pricing Level V.

The “Debt Rating” for each of Spire Missouri, Spire Alabama and Spire Tennessee shall mean, as of any date of determination, the rating as determined by any of S&P, Fitch or Moody’s of such Borrower’s senior unsecured non-credit enhanced long-term indebtedness; provided, that if any of Spire Missouri, Spire Alabama or Spire Tennessee does not have a Debt Rating available, then the applicable Pricing Level will be determined by reference to one notch below the senior secured debt ratings assigned by S&P, Fitch or Moody’s (which rating shall be deemed the Debt Rating for the succeeding sentences of this paragraph). If at any time (i) there is a split among Debt Ratings by S&P, Fitch and Moody’s such that all three Debt Ratings fall in different Pricing Levels, the applicable Pricing Level shall be determined by the Debt Rating that is neither the highest nor the lowest of the three Debt Ratings, and (ii) there is a split among Debt Ratings by S&P, Fitch and Moody’s such that two of such Debt Ratings are in one Pricing Level (the “Majority Level”) and the third rating is in a different Pricing Level, the applicable Pricing Level shall be at the Majority Level. In the event that any of Spire Missouri, Spire Alabama or Spire Tennessee shall maintain Debt Ratings from only two of S&P, Moody’s and Fitch and such Person is split-rated and the Debt Ratings differential is one level, the higher Debt Rating will apply and if the Debt Ratings differential is two levels or more, the Pricing Level one level lower than the higher Debt Rating will apply. If at any time any of Spire Missouri, Spire Alabama or Spire Tennessee does not have a Debt Rating from at least one of S&P or Moody’s, the applicable Pricing Level for such Borrower shall be set at Pricing Level V. Notwithstanding the foregoing, at all times prior to the Spire Tennessee Debt Rating Date, the applicable Pricing Level for Spire Tennessee will be determined by reference to one rating tier higher than the Debt Rating of the Parent.

“Applicable Share” shall mean, with respect to any amount payable by any Borrower hereunder, (i) to the extent such amount is properly allocable to Loans and Letters of Credit outstanding hereunder, the portion of such amount properly allocable to the Loans and Letters of Credit outstanding to or for the account of such Borrower and (ii) to the extent such amount is not properly allocable to Loans and Letters of Credit outstanding hereunder, the percentage which such Borrower’s Sublimit bears to the aggregate amount of the Revolving Credit Commitments.

“Approved Fund” shall mean any Fund that is administered or managed by (i) a Bank, (ii) an Affiliate of a Bank, or (iii) a Person (or an Affiliate of a Person) that administers or manages a Bank.

“Arrangers” shall mean Wells Fargo Securities, JPMCB and U.S. Bank.

“Assignee” shall have the meaning ascribed thereto in Section 9.09(c).

“Assignment and Assumption” shall mean an Assignment and Assumption entered into by any Bank or Assignee (with the consent of any Person whose consent is required by Section 9.09), substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

“Authorized Individuals” shall have the meaning ascribed thereto in Section 2.02(i).

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.11(b)(iv).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banks” shall mean the banks from time to time party to this Agreement and their successors and permitted assigns. Unless the context clearly indicates otherwise, the term “Banks” shall include the Issuing Banks and the Swingline Bank.

“Base Rate” shall mean, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50%, (c) Term SOFR for a tenor of one month plus 1% and (d) 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Term SOFR, provided that clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable.

“Base Rate Loan” shall mean, at any time, any Loan that bears interest at such time at the applicable Adjusted Base Rate.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.11(b)(iii).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(a)
in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)
in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark

Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.11(b)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.11(b)(i).

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 CFR § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” shall have the meaning ascribed thereto in the introductory paragraph hereof.

“Borrower’s Obligations” shall mean, with respect to each Borrower, any and all present and future indebtedness (principal, interest (including interest accruing after the filing of a petition or commencement of a case by or with respect to such Borrower seeking relief under any Debtor Relief Law and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), fees, collection costs and expenses, attorneys’ fees and other amounts), liabilities and obligations (including, without limitation, indemnity obligations) of such Borrower to the Administrative Agent, the Swingline Bank, any Issuing Bank, any other Bank, or any other Person entitled thereto evidenced by or arising under or in respect of this Agreement, any Note and/or any other Transaction Document to which such Borrower is a party.

“Business Day” shall mean (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any SOFR Loan, or any Base Rate Loan as to which the interest rate is determined by reference to Term SOFR, any day that is a Business Day described in clause (a) and that is also a U.S. Government Securities Business Day.

“Capital Stock” shall mean (a) with respect to any Person that is a corporation, any and all shares, interests or equivalents in Capital Stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (b) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

“Capitalized Lease” shall mean any lease of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP.

“Capitalized Lease Obligations” of any Person shall mean, as of the date of any determination thereof, the obligations of such Person to pay rent or other amounts under any Capitalized Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account” shall have the meaning ascribed to such term in Section 3.08.

“Cash Collateralize” shall mean, with respect to each Borrower, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, any Issuing Bank or the Swingline Bank (as applicable) and the Banks, to be held as collateral for the Letter of Credit Exposure, the Swingline Exposure, or obligations of Banks to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if any Issuing Bank or the Swingline Bank benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) such Issuing Bank or the Swingline Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change of Control Event” shall mean:

(a) with respect to Parent, an event or series of events by which:

(i)
(A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Capital Stock that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty-five percent (35%) of the Capital Stock of Parent entitled to vote in the election of members of the board of directors (or equivalent governing body) of Parent or (B) a majority of the members of the board of directors (or other equivalent governing body) of Parent shall not constitute Continuing Directors; or
(ii)
Parent, or any one or more direct or indirect wholly-owned Domestic Subsidiaries of Parent, shall fail to own legally or beneficially one hundred percent (100%) (by number of votes) of the Voting Stock of Spire Missouri, Spire Alabama or Spire Tennessee.

(b)
with respect to any of Spire Missouri, Spire Alabama or Spire Tennessee, an event or series of events by which:
(i)
Parent, or any one or more direct or indirect wholly-owned Domestic Subsidiaries of Parent, shall fail to own legally or beneficially one hundred percent (100%) (by number of votes) of the Voting Stock of such Borrower (other than any such failure resulting from any exercise by the Administrative Agent or any Bank of their respective remedies in connection with an Event of Default with respect to Parent); or
(ii)
A Change of Control Event shall occur with respect to Parent.

“Code” shall mean the Internal Revenue Code of 1986.

“Commitment Fee” shall have the meaning ascribed thereto in Section 2.07(a).

“Commitment Fee Rate” shall mean the corresponding percentages per annum as set forth below based on the applicable Debt Rating (as such term is defined in the definition of Applicable Rate):

Pricing Level	Debt Rating	Commitment Fee Rate
I	≥A+/A1/A+	0.075%
II	A/A2/A	0.100%
III	A-/A3/A-	0.125%
IV	BBB+/Baa1/BBB+	0.175%
V	≤BBB/Baa2/BBB	0.225%

“Commitment Letter” shall mean that certain commitment letter agreement, dated September 18, 2024, among Wells Fargo, Wells Fargo Securities, JPMCB, U.S. Bank and the Borrowers, as the same may from time to time be amended, modified, extended, renewed or restated.

“Compliance Certificate” shall mean a fully completed and duly executed certificate substantially in the form of Exhibit C, together with a Covenant Compliance Worksheet.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), the definition of “SOFR Market Index Rate”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.10 and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Consolidated Capitalization” shall mean, as of the date of any determination thereof with respect to any Borrower, the sum of Consolidated Debt (but excluding any Debt attributable to Hybrid Securities and Mandatorily Convertible Securities) of such Borrower as of such day plus Consolidated Net Worth of such Borrower as of such day plus the aggregate outstanding amount of all Hybrid Securities and Mandatorily Convertible Securities of such Borrower and its Subsidiaries as of such day, all determined on a consolidated basis and in accordance with GAAP.

“Consolidated Capitalization Ratio” shall mean, as of the date of any determination thereof with respect to any Borrower, the ratio (expressed as a percentage) of Consolidated Debt of such Borrower as of such day to Consolidated Capitalization of such Borrower as of such day, all determined on a consolidated basis and in accordance with GAAP.

“Consolidated Debt” shall mean, as of the date of any determination thereof with respect to any Borrower, all Debt of such Borrower and its Subsidiaries as of such date, determined on a consolidated basis and in accordance with GAAP; provided, that Consolidated Debt shall exclude, to the extent otherwise reflected therein, Hybrid Securities and Mandatorily Convertible Securities of such Borrower and its Subsidiaries up to a maximum excluded amount equal to 15% of Consolidated Capitalization of such Borrower.

“Consolidated Net Worth” shall mean, as of the date of any determination thereof with respect to any Borrower, the amount of the Capital Stock accounts (net of treasury stock, at cost) of such Borrower and its Subsidiaries as of such date plus (or minus in the case of a deficit) the surplus and retained earnings of such Borrower and its Subsidiaries as of such date, all determined on a consolidated basis and in accordance with GAAP.

“Continuing Directors” shall mean (i) the directors of Parent on the Effective Date, (ii) those directors whose election or nomination to the board of directors (or equivalent governing body) of Parent was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the board or other equivalent governing body and (iii) those directors whose election or nomination to the board of directors (or equivalent government body) of Parent was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Covenant Compliance Worksheet” shall mean a fully completed worksheet in the form of Attachment A to Exhibit C.

“Debt” of any Person shall mean, as of the date of determination thereof, the sum of (a) all indebtedness of such Person for borrowed money or incurred in connection with the purchase or other acquisition of property (other than trade accounts payable incurred in the ordinary course of business not more than ninety (90) days past due) including, but not limited to, obligations of such Person evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made plus (b) all Capitalized Lease Obligations of such Person plus (c) the aggregate undrawn face amount of all letters of credit and/or surety bonds issued for the account and/or upon the application of such Person together with all unreimbursed drawings with respect thereto plus (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person plus (e) all Disqualified Capital Stock issued by such Person, with the amount of indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price plus (f) the principal balance outstanding and owing by such Person under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product (but excluding, for the avoidance of doubt, any lease that constitutes an operating lease and not a Capitalized Lease under GAAP) plus (g) all Guarantees by such Person of Debt of others plus (h) for all purposes other than Section 6.02, the net obligations of such Person under any Swap Contracts plus (i) all indebtedness of the types referred to in clauses (a) through (h) above (i) of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer to the extent such Person is liable therefor or (ii) secured by any Lien (other than leases qualified as operating leases under GAAP) on any property or asset owned or held by such Person regardless of whether or not the indebtedness secured thereby shall have been incurred or assumed by such Person or is nonrecourse to the credit of such Person, the amount thereof being equal to the value of the property or assets subject to such Lien. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. For the avoidance of doubt and notwithstanding anything to the contrary set forth above, Permitted Commodity Hedging Obligations shall not constitute Debt for purposes of this Agreement.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Defaulting Bank” shall mean, subject to Section 2.21(b), any Bank that (a) has failed to perform any of its funding or issuing obligations hereunder, including in respect of its Loans, Letters of Credit or participations in Letters of Credit or Swingline Loans, within three (3) Business Days of the date required to be funded by it hereunder, unless such Bank notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding or issuing (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrowers or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Bank’s obligation to fund a Loan or issue a Letter of Credit hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding or issuing (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or any Borrower, to confirm in writing to the Administrative Agent and such Borrower that it will comply with its prospective funding obligations hereunder (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and such Borrower), or (d) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any bankruptcy, insolvency or other similar laws, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) becomes the subject of a Bail-In Action; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. Any determination by the Administrative Agent that a Bank is a Defaulting Bank under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Bank (subject to Section 2.21(b)) upon delivery of written notice of such determination by the Administrative Agent to the Borrowers, each Issuing Bank, the Swingline Bank and each Bank.

“Designated Person” shall mean any Person listed on a Sanctions List.

“Disqualified Capital Stock” shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (b) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (c) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (i) debt securities or (ii) any Capital Stock referred to in (a) or (b) above, in each case under (a), (b) or (c) above at any time on or prior to the first anniversary of the Final Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

“Dollar” or “$” shall mean dollars of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary organized under the laws of any political subdivision of the United States.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Effective Date” shall mean the first date upon which each of the conditions set forth in Section 4.01 shall have been satisfied or waived in accordance with the terms of this Agreement.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Environmental Laws” shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean, except as otherwise provided in this paragraph, with respect to any Borrower, any trade or business, whether or not incorporated, deemed to be under “common control” with, or a member of the same “controlled group” as, such Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA. For purposes of this Agreement, (i) none of Spire Missouri, Spire Alabama or Spire Tennessee shall be deemed to be ERISA Affiliates of each other, (ii) Parent shall be deemed not to be an ERISA Affiliate of Spire Missouri, Spire Alabama or Spire Tennessee, (iii) any provision of this Agreement pertaining to a Plan, or an obligation to or with respect to a Multiemployer Plan, of Spire Missouri shall be ignored with respect to Spire Alabama and Spire Tennessee, (iv) any provision of this Agreement pertaining to a Plan, or an obligation to or with respect to a Multiemployer Plan, of Spire Alabama shall be ignored with respect to Spire Missouri and Spire Tennessee, (v) any provision of this Agreement pertaining to a Plan, or an obligation to or with respect to a Multiemployer Plan, of Spire Tennessee shall be ignored with respect to Spire Alabama and Spire Missouri and (vi) any provision of this Agreement pertaining to a Plan, or an obligation with respect to a Multiemployer Plan, of Parent shall be ignored with respect to Spire Missouri, Spire Alabama and Spire Tennessee; provided, that for the avoidance of doubt, the foregoing shall not prohibit Spire Missouri, Spire Alabama or Spire Tennessee from being deemed an ERISA Affiliate of Parent, and any provision of this Agreement pertaining to a Plan, or an obligation with respect to a Multiemployer Plan, of Spire Missouri, Spire Alabama or Spire Tennessee shall not be ignored with respect to Parent.

“ERISA Event” shall mean, with respect to any Borrower, any of the following with respect to such Borrower: (i) a failure to meet the minimum funding standard of Section 412 of the Code by such Borrower or an ERISA Affiliate, (ii) the application by such Borrower or an ERISA Affiliate for a funding waiver pursuant to Section 412 of the Code, (iii) the incurrence by such Borrower or an ERISA Affiliate of any Withdrawal Liability, or the receipt by such Borrower or an ERISA Affiliate of notice from a Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iv) the distribution by such Borrower or an ERISA Affiliate under Section 4041 of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (v) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by such Borrower or an ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (vi) the institution of a proceeding by any fiduciary of any Multiemployer Plan against such Borrower or an ERISA Affiliate to enforce Section 515 of ERISA which is not dismissed within 30 days, (vii) the imposition upon such Borrower or an ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of such Borrower or an ERISA Affiliate as a result of any alleged failure to comply with the Code or ERISA with respect to any Plan, or (viii) the engaging in or otherwise becoming liable for a Prohibited Transaction by such Borrower or an ERISA Affiliate.

“Erroneous Payment” shall have the meaning ascribed thereto in Section 8.11(a).

“Erroneous Payment Deficiency Assignment” shall have the meaning ascribed thereto in Section 8.11(d).

“Erroneous Payment Return Deficiency” shall have the meaning ascribed thereto in Section 8.11(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning ascribed thereto in Section 7.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Bank, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) in the case of a Foreign Bank (other than an assignee pursuant to a request by any Borrower under Section 2.19), any withholding tax that is imposed on amounts payable to such Foreign Bank at the time such Foreign Bank becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Bank’s failure or inability (other than as a result of a Regulatory Change) to comply with Section 2.20(e), except to the extent that such Foreign Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.20(a) and (d) any U.S. Federal withholding taxes imposed by FATCA.

“Existing Loan Agreement” shall have the meaning ascribed thereto in the recitals.

“Exiting Bank” shall have the meaning ascribed thereto in Section 9.20.

“Extension Request” shall have the meaning ascribed thereto in Section 2.01(f).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended version that is substantively comparable), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent from three (3) federal funds brokers of recognized standing on such day on such transactions as determined in good faith by the Administrative Agent. Notwithstanding anything to the contrary, if the Federal Funds Rate shall be less than zero, then such rate shall be deemed zero for purposes of this Agreement.

“Fee Letter” shall mean the Wells Fargo Fee Letter, the Passive Arrangers’ Fee Letter, the First Amendment Extension Fee Letter and/or the Second Amendment Fee Letter, as applicable.

“Final Maturity Date” shall mean October 11, 2031, as such date may be extended pursuant to Section 2.01(f) with respect to the applicable Banks; provided, however, that, if such date is not a Business Day, then the Final Maturity Date shall be the immediately preceding Business Day.

“Financial Officer” shall mean, with respect to any Borrower, the chief financial officer, vice president - finance, controller or treasurer of such Borrower.

“First Amendment Date” shall mean December 18, 2025.

“First Amendment Extension Fee Letter” shall mean that certain fee letter agreement, dated December 3, 2025, between Wells Fargo, Wells Fargo Securities and the Borrowers, as the same may from time to time be amended, modified, extended, renewed or restated.

“Fitch” shall mean Fitch Rating Services, Inc.

“Floor” shall mean a rate of interest equal to 0%.

“Foreign Bank” shall mean, with respect to any Borrower, any Bank that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“FRB” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” shall mean, at any time there is a Defaulting Bank, (a) with respect to any Issuing Bank, such Defaulting Bank’s Letter of Credit Exposure with respect to Letters of Credit issued by such Issuing Bank other than such portion of such Defaulting Bank’s Letter of Credit Exposure as to which such Defaulting Bank’s participation obligation has been reallocated to other Banks or Cash Collateralized in accordance with Section 2.21, and (b) with respect to any Swingline Bank, such Defaulting Bank’s Swingline Exposure with respect to outstanding Swingline Loans made by the Swingline Bank other than Swingline Loans as to which such Defaulting Bank’s participation obligation has been reallocated to other Banks or Cash Collateralized in accordance with Section 2.21.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean, at any time, generally accepted accounting principles at such time in the United States (subject to the provisions of Section 1.02).

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” by any Person shall mean, with respect to any Borrower, any obligation (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), contingent or otherwise, of such Person guaranteeing, or in effect guaranteeing, any indebtedness or other obligation of any other Person who is not a Subsidiary of such Borrower (the

“primary obligor”) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor, or (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation or (iv) otherwise to assure the owner of the indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guarantee in respect of any Debt shall be deemed to be Debt equal to the then outstanding principal amount of such Debt which has been guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited. “Guarantee” when used as a verb shall have a correlative meaning.

“Hybrid Securities” shall mean any other securities of any Borrower or any Subsidiary of any Borrower (other than Capital Stock of a Borrower or any Subsidiary of a Borrower), or a financing vehicle of any Borrower, that are classified at the time of issuance as possessing a minimum of at least two of the following: (x) “intermediate equity content” by S&P, (y) “Basket M equity credit” by Moody’s, and (z) “50% equity credit” by Fitch, as long as the maturity date of such securities is at least 91 days after the Final Maturity Date (as the same may be extended); provided that, to the extent any rating-agency category referenced above is no longer in existence, the applicable references in this definition shall be deemed to be a reference to the nearest equivalent category of such rating agency.

“Indemnified Liabilities” shall have the meaning ascribed thereto in Section 9.03(b).

“Indemnified Taxes” shall mean, with respect to any Borrower, (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of such Borrower under any Transaction Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Indemnitees” shall have the meaning ascribed thereto in Section 9.03(b).

“Initial Issuing Bank” shall mean each of Wells Fargo, JPMCB and U.S. Bank, in its capacity as an issuer of Letters of Credit.

“Interest Period” shall mean, as to any SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date seven (7) days or one (1), three (3) or six (6) months thereafter, in each case as selected by the applicable Borrower pursuant to Section 2.04 and subject to availability; provided that: (a) the Interest Period shall commence on the date of advance of or conversion to any SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires; (b) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(c) subject to clause (d) below, any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; (d) no Interest Period shall extend beyond the Revolving Credit Period of any Bank; and (e) no tenor that has been removed from this definition pursuant to Section 2.11(b)(iv) shall be available for specification in any Notice of Borrowing or Notice of Election.

“Investment” shall mean, with respect to any Borrower, any investment (including, without limitation, any loan or advance) of such Borrower or any Subsidiary of such Borrower in or to any Person, whether payment therefor is made in cash or Capital Stock of such Borrower or any Subsidiary of such Borrower, and whether such investment is directly or indirectly by acquisition of Capital Stock or Debt, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business or otherwise.

“ISP” shall have the meaning ascribed thereto in Section 9.06.

“Issuing Bank” shall mean (i) each Initial Issuing Bank and (ii) each other Bank who elects in its sole discretion to be an Issuing Bank, provided that (A) the Borrowers have agreed that such Bank be an Issuing Bank and (B) such Bank is acceptable to the Administrative Agent.

“JPMCB” shall mean JPMorgan Chase Bank, N.A.

“Lending Office” shall mean, with respect to any Bank, the office of such Bank designated as such in such Bank’s Administrative Questionnaire or in connection with an Assignment and Assumption, or such other office as may be otherwise designated in writing from time to time by such Bank to the Borrowers and the Administrative Agent. A Bank may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to SOFR Loans, such office may be a domestic or foreign branch or Affiliate of such Bank.

“Letter of Credit Commitment” shall mean, as to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of any Borrower from time to time in an aggregate amount equal to (a) for each of the Initial Issuing Banks, $13,333,333.34 or such greater amount as such Initial Issuing Bank and the Borrowers may agree in writing and (b) for any other Issuing Bank becoming an Issuing Bank after the Effective Date, such amount as separately agreed to in a written agreement between the Borrowers and such Issuing Bank (which such agreement shall be promptly delivered to the Administrative Agent upon execution). In each case, the amount of any Issuing Bank’s Letter of Credit Commitment may be changed after the Effective Date in a written agreement between the Borrowers and such Issuing Bank (which such agreement shall be promptly delivered to the Administrative Agent upon execution); provided that the Letter of Credit Commitment with respect to any Person that ceases to be an Issuing Bank for any reason pursuant to the terms hereof shall be $0 (subject to the Letters of Credit of such Person remaining outstanding in accordance with the provisions hereof). As the Effective Date, the aggregate Letter of Credit Commitment is $40,000,000.

“Letter of Credit Exposure” shall mean, with respect to any Bank at any time, such Bank’s Pro Rata Share of the sum of (a) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (b) the aggregate amount of all Reimbursement Obligations outstanding at such time.

“Letter of Credit Sublimit” shall mean, as of any date of determination, the lesser of (a) $50,000,000 and (b) the aggregate Revolving Credit Commitment in effect on such date.

“Letter of Credit Maturity Date” shall mean the fifth Business Day prior to the Final Maturity Date.

“Letter of Credit Notice” shall have the meaning ascribed thereto in Section 3.02.

“Letters of Credit” shall have the meaning ascribed thereto in Section 3.01.

“Lien” shall mean any interest in any property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, hypothecation, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt, any lease, consignment or bailment for security purposes and any Capitalized Lease.

“Loan” and “Loans” shall mean any or all of the Revolving Loans and the Swingline Loans.

“Mandatorily Convertible Securities” shall mean, on any date, any mandatorily convertible equity-linked securities issued by any Borrower or any Subsidiary of any Borrower, or a financing vehicle of any Borrower, that require no repayments or prepayments and no mandatory redemptions or repurchases (other than repayments, prepayments, redemptions or repurchases that are to be settled by the issuance of equity securities by such Borrower or the proceeds of which are concurrently applied to purchase equity securities from such Borrower), in each case prior to the date that is 91 days after the Final Maturity Date (as the same may be extended). As used in this definition, “mandatory redemption” shall not include conversion of a security into equity securities (other than any Disqualified Capital Stock) of such Borrower.

“Material Adverse Effect” shall mean, with respect to any Borrower, (a) a material adverse effect on the properties, assets, liabilities, business, operations, or financial condition of such Borrower and its Subsidiaries taken as a whole, (b) a material impairment of such Borrower’s ability to perform any of its obligations under this Agreement, any Note, and/or any other Transaction Document or (c) a material adverse effect on the validity or enforceability against such Borrower of this Agreement or any Note.

“Material Subsidiary” shall mean, with respect to any Borrower, any Subsidiary of such Borrower whose assets exceed 10% of the total consolidated assets of such Borrower and its Subsidiaries as of the end of the most recently completed fiscal year. For the avoidance of doubt, (i) Spire Alabama and Spire Missouri are Material Subsidiaries of Parent and (ii) upon consummation of the PNG Tennessee Acquisition, Spire Tennessee shall be a Material Subsidiary of Parent.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean, with respect to any Borrower, any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which such Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

“Non-Consenting Bank” shall mean any Bank that does not approve a consent, waiver or amendment to any Transaction Document requested by the Borrowers or the Administrative Agent that (i) requires the approval of all Banks (or all Banks directly affected thereby) in accordance with the terms of Section 9.07 and (ii) has been approved by the Required Banks.

“Non-Extending Bank” shall have the meaning ascribed thereto in Section 2.01(f).

“Notes” shall mean any or all of the Revolving Credit Notes and Swingline Note.

“Notice of Borrowing” shall have the meaning ascribed thereto in Section 2.02(a).

“Notice of Election” shall have the meaning ascribed thereto in Section 2.04(a).

“Notice of Swingline Borrowing” shall have the meaning ascribed thereto in Section 2.02(c).

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“OSHA” shall mean the Occupational Safety and Health Administration of the United States.

“Other Taxes” shall mean, with respect to any Borrower, all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made by such Borrower, or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document by or with respect to such Borrower.

“Parent” shall mean Spire Inc., a Missouri corporation.

“Parent Sublimit” shall mean $275,000,000 as such amount may be adjusted pursuant to Sections 2.01(e) and 2.01(g).

“Participant” shall have the meaning ascribed thereto in Section 9.09(b).

“Passive Arrangers’ Fee Letter” shall mean, individually and collectively as context may require, (i) that certain fee letter agreement, dated September 18, 2024, between JPMCB and the Borrowers, and (ii) that certain fee letter agreement, dated September 18, 2024, between U.S. Bank and the Borrowers, as each may from time to time be amended, modified, extended, renewed or restated.

“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) of 2001, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Payment Recipient” shall have the meaning ascribed thereto in Section 8.11(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto.

“Permitted Commodity Hedging Obligations” shall mean, with respect to any Borrower or any Subsidiary of such Borrower, the obligations of such Borrower or such Subsidiary with respect to commodity agreements or other similar agreements or arrangements entered into in the ordinary course of business designed to protect against, or mitigate risks with respect to, fluctuations of commodity prices to which such Borrower or such Subsidiary is exposed in the conduct of its business so long as (a) the management of such Borrower or such Subsidiary has determined that entering into such agreements or arrangements are bona fide hedging activities which comply with such Borrower’s or such Subsidiary’s risk management policies and (b) such agreements or arrangements are not entered into for speculative purposes.

“Permitted Investment” shall mean, with respect to any Borrower or any Subsidiary of such Borrower, any Investment or Acquisition, or any expenditure or any incurrence of any liability to make any expenditure for an Investment or Acquisition, other than (a) any Investment or Acquisition the result of which would be to change substantially the nature of the business engaged in by such Borrower and its Subsidiaries, considered as a whole, as of the date of this Agreement, and reasonable extensions thereof, (b) any Investment that is in the nature of a hostile or contested Acquisition, and (c) any Investment that would result in a Default or Event of Default with respect to such Borrower or such Subsidiary; provided, that it is expressly agreed that all Investments under such Borrower’s or such Subsidiary’s gas supply risk management program are Permitted Investments.

“Permitted Liens” shall mean, with respect to any Borrower or any Subsidiary of such Borrower, any of the following:

(c)
(i) Liens created pursuant to the Transaction Documents and (ii) Liens on cash or deposits granted in favor of the Swingline Bank or any Issuing Bank to Cash Collateralize any Defaulting Bank’s participation in Letters of Credit or Swingline Loans;
(d)
Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due or as to which the period of grace (not to exceed sixty (60) days), if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;
(e)
Liens in respect of property imposed by law such as materialmen’s, mechanics’, carriers’, warehousemen’s, processors’ or landlords’ and other nonconsensual statutory liens incurred in the ordinary course of business, which (i) are not overdue for a period of more than sixty (60) days, or if more than sixty (60) days overdue, no action has been taken to enforce such

Liens or such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and (ii) do not, individually or in the aggregate, materially impair the use thereof in the operation of the business of such Borrower or any of its Subsidiaries;
(f)
Liens arising from good faith performance of bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of such Person’s business, including, without limitation, deposits and pledges of funds securing Permitted Commodity Hedging Obligations;
(g)
encumbrances in the nature of zoning restrictions, easements, rights of way or restrictions of record on the use of real property, which in the aggregate do not, in any material respect, impair the use thereof in the ordinary conduct of business;
(h)
Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of such Borrower and its Subsidiaries;
(i)
Liens securing Debt incurred in connection with Capitalized Leases; provided that (i) such Liens shall be created substantially simultaneously with the acquisition, repair, improvement or lease, as applicable, of the related property and (ii) such Liens do not at any time encumber any property other than the property financed by such Debt;
(j)
Liens securing judgments for the payment of money not constituting an Event of Default with respect to such Borrower or its Subsidiaries under Section 7.10 or securing appeal or other surety bonds relating to such judgments;
(k)
Liens on property (i) of any Person which are in existence at the time that such Person is acquired pursuant to an Acquisition that constitutes a Permitted Investment and (ii) of such Borrower or any of its Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by such Borrower or such Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Acquisition, purchase or other acquisition, (B) such Liens are not “blanket” or all asset Liens and (C) such Liens do not attach to any other property of such Borrower or any of its Subsidiaries;
(l)
(i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary institution in connection with statutory, common law and contractual rights relating to liens, rights of set-off, recoupment or similar rights with respect to any deposit account or other fund of such Borrower or any Subsidiary thereof;
(m)
(i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(n)
any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of such Borrower or its Subsidiaries or materially detract from the value of the relevant assets of such Borrower or its Subsidiaries or (ii) secure any Debt;
(o)
Liens incurred in connection with a Permitted Securitization by such Borrower or any of its Subsidiaries;
(p)
pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation insurance, unemployment insurance, pensions or social security programs;
(q)
Liens arising from good faith deposits in connection with or to secure performance of statutory obligation and surety and appeal bonds;
(r)
Liens on the proceeds of assets that were subject to Liens permitted hereunder or on assets acquired with such proceeds as a replacement of such former assets;
(s)
any Lien on any assets securing purchase money Debt or Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, developing, operating, constructing, altering, repairing or improving all or part of such assets (including any pipeline assets); provided, other than with respect to Liens on pipeline assets, such Lien attached to such asset concurrently with or within ninety (90) days after the acquisition thereof, completion of construction, improvement or repair, or commencement of commercial operation of such assets;
(t)
Liens constituted by a right of set off or rights over a margin call account, or any form of cash collateral, or any similar arrangement, securing Permitted Commodity Hedging Obligations and/or physical trade obligations;
(u)
(i) Liens under the indenture of mortgage and deed of trust, dated as of February 1, 1945, between The Laclede Gas Light Company (now known as Spire Missouri Inc.) and the trustee named therein, as supplemented or otherwise amended from time to time, that secure bonds or related Debt issued from time to time pursuant thereto, and (ii) Liens under the indenture of mortgage, dated as of December 1, 1941, between Mobile Gas Service Corporation (now known as Spire Gulf Inc.) and the trustee named therein, as supplemented or otherwise amended from time to time, that secure bonds or related Debt issued from time to time pursuant thereto;
(v)
Liens not otherwise permitted hereunder securing Debt or other obligations in the aggregate principal amount not to exceed 15% of the Consolidated Net Worth of such Borrower at any time outstanding, less any amount outstanding under the Permitted Securitizations of such Borrower and its Subsidiaries; and
(w)
any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in the foregoing clauses (a) through (s) for amounts not exceeding the principal of the indebtedness (including undrawn commitments) secured by the Lien so extended, renewed or replaced; provided that such extension, renewal or replacement Lien is limited to all or part of the same property or assets that were covered by the Lien extended, renewed, or replaced (plus improvements on such property or assets);

provided, however, notwithstanding the foregoing, Permitted Liens shall not include (1) other than the Permitted Securitizations, Liens on the accounts receivable of any Borrower and its Subsidiaries generated from the sale of natural gas, (2) Liens on the natural gas inventory of any Borrower and its Subsidiaries and (3) Liens imposed by ERISA, the creation of which would result in an Event of Default with respect to such Borrower under Section 7.12.

“Permitted Securitization” shall mean any sale, assignment, conveyance, grant or contribution, or series of related sales, assignments, conveyances, grants or contributions, by any Borrower or any of its Subsidiaries of any accounts receivable and related rights from its sale of natural gas, and any supporting obligations and other financial assets related thereto not to exceed, at any one time outstanding, in the aggregate (i) for each of Parent and Spire Missouri, $100,000,000 and (ii) for each of Spire Alabama and Spire Tennessee, $75,000,000, that are transferred, or in respect of which security interests are granted in one or more transactions that are customary for asset securitizations of such receivables to a trust, corporation or other entity, where the purchase of such receivables is funded or exchanged in whole or in part by the incurrence or issuance by the purchaser, grantee or any successor entity of indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived primarily from such receivables (provided, however, that “indebtedness” as used in this definition shall not include indebtedness incurred by any trust, partnership or other Person established by any Borrower or any of its Subsidiaries to implement a Permitted Securitization owed to such Borrower or any of its Subsidiaries, which indebtedness represents all or a portion of the purchase price or other consideration paid by such trust, partnership or other Person for such receivables or interests therein).

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, other entity of any kind or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) which is maintained or contributed to by any Borrower or an ERISA Affiliate.

“PNG Tennessee Acquisition” means the acquisition by Spire Tennessee of the PNG Tennessee Business pursuant to that certain Asset Purchase Agreement, dated as of July 27, 2025, between Spire Inc. and Piedmont Natural Gas Company, Inc.

“PNG Tennessee Business” means the operations of Piedmont Natural Gas Company, Inc., a business of Duke Energy Corporation, in the Nashville, Tennessee area.

“Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Rata Share” shall mean for the item at issue, with respect to each Bank, a fraction (expressed as a percentage), the numerator of which is the portion of such item owned or held by such Bank and the denominator of which is the total amount of such item owned or held by all of the Banks. For example, (a) if the amount of the Revolving Credit Commitment of a Bank is $1,000,000 and the total amount of the Revolving Credit Commitments of all of the Banks is $5,000,000, such Bank’s Pro Rata Share of the Revolving Credit Commitments would be 20% and (b) if the original principal amount of a Loan is $5,000,000 and the portion of such Loan made by one Bank is $500,000, such Bank’s Pro Rata Share of such Loan would be 10%. As of the date of this Agreement, the Pro Rata Shares of the Banks with respect to the Revolving Credit Commitments and the Loans are as set forth on Schedule 1.01 attached hereto and incorporated herein by reference.

“Prohibited Transaction” shall mean any transaction described in (a) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (b) Section 4975(c) of the Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Code.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchasing Bank” shall have the respective meanings ascribed thereto in Section 2.19.

“Refunded Swingline Loans” shall have the meaning ascribed thereto in Section 2.02(d).

“Register” shall have the meaning ascribed thereto in Section 9.09(h).

“Regulations D, T, U and X” shall mean Regulations D, T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as amended, and any successor regulations.

“Regulatory Change” shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Regulatory Change, regardless of the date enacted, adopted or issued.

“Reimbursement Obligation” shall have the meaning ascribed thereto in Section 3.04.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” shall mean the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Required Banks” shall mean at any time Banks holding more than fifty percent (50%) of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, more than fifty percent (50%) of the aggregate Revolving Credit Exposure of all of the Banks; provided that the Revolving Credit Commitment of, and the portion of the Revolving Credit Exposure, as applicable, held or deemed held by, any Defaulting Bank shall be excluded for purposes of making a determination of Required Banks.

“Requirement of Law” shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Transaction Documents.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Response Date” shall have the meaning ascribed thereto in Section 2.01(f).

“Revolving Credit Commitment” shall mean, subject to (a) any reduction of the Revolving Credit Commitments pursuant to Section 2.01(d), (b) any increase in the Revolving Credit Commitments pursuant to Section 2.01(e) and (c) assignments of the Revolving Credit Commitments by the Banks to the extent permitted by Section 9.09, with respect to each Bank the amount set forth opposite such Bank’s name on Schedule 1.01 attached hereto and incorporated herein by reference.

“Revolving Credit Exposure” shall mean, with respect to any Bank at any time, the sum of (a) the aggregate principal amount of all Revolving Loans made by such Bank that are outstanding at such time, (b) such Bank’s Letter of Credit Exposure at such time and (c) such Bank’s Swingline Exposure at such time.

“Revolving Credit Note” shall have the meaning ascribed thereto in Section 2.03(a).

“Revolving Credit Period” shall mean, the period commencing on the date of this Agreement and ending on the Final Maturity Date (as may be extended pursuant to Section 2.01(f) with respect to the applicable Banks); provided, however, that the Revolving Credit Period for all Banks shall end on the date the Revolving Credit Commitment is terminated pursuant to Section 7 or otherwise in accordance with the terms of this Agreement.

“Revolving Loans” shall have the meaning ascribed thereto in Section 2.01(a).

“S&P” shall mean Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanctioned Country” shall mean a country or territory which is at any time subject to Sanctions.

“Sanctions” shall mean:

(a) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government and administered by OFAC, (ii) the United Nations Security Council, (iii) the European Union or (iv) His Majesty’s Treasury of the United Kingdom; and

(b) economic or financial sanctions imposed, administered or enforced from time to time by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury.

“Sanctions List” shall mean any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or the United Nations Security Council or any similar list maintained by the European Union, any other EU Member State, His Majesty’s Treasury of the United Kingdom or any other U.S. government entity, in each case as the same may be amended, supplemented or substituted from time to time.

“Second Amendment” shall mean that certain Extension and Second Amendment to Second Amended and Restated Loan Agreement, dated as of the Second Amendment Date, by and among the Borrowers, the Banks party thereto and the Administrative Agent.

“Second Amendment Date” shall mean October 13, 2026.

“Second Amendment Fee Letter” shall mean that certain fee letter agreement, dated September 24, 2026, among Wells Fargo, Wells Fargo Securities and the Borrowers, as the same may from time to time be amended, modified, extended, renewed or restated.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” shall mean any Loan bearing interest based on Term SOFR.

“SOFR Market Index Rate” shall mean a daily floating rate per annum equal to Term SOFR for a one-month tenor on each day during the relevant period. Notwithstanding anything to the contrary, if the SOFR Market Index Rate shall be less than zero, then such rate shall be deemed zero for purposes of this Agreement.

“Spire Alabama” shall mean Spire Alabama Inc., an Alabama corporation.

“Spire Alabama Sublimit” shall mean $275,000,000 as such amount may be adjusted pursuant to Sections 2.01(e) and 2.01(g).

“Spire Missouri” shall mean Spire Missouri Inc., a Missouri corporation.

“Spire Missouri Sublimit” shall mean $700,000,000 as such amount may be adjusted pursuant to Sections 2.01(e) and 2.01(g).

“Spire Tennessee” shall mean Spire Tennessee Inc., a Delaware corporation.

“Spire Tennessee Activation Date” shall have the meaning given to such term in Section 4.03.

“Spire Tennessee Debt Rating Date” means the date on which Spire Tennessee first obtains a rating as determined by any of S&P, Fitch or Moody’s of its senior unsecured non-credit enhanced long-term indebtedness.

“Spire Tennessee Sublimit” shall mean $250,000,000 as such amount may be adjusted pursuant to Sections 2.01(e) and 2.01(g).

“Stated Amount” shall mean, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

“Sublimit” shall mean, individually, the Spire Alabama Sublimit, Spire Missouri Sublimit, the Spire Tennessee Sublimit or the Parent Sublimit and collectively, the “Sublimits”.

“Sublimit Adjustment Letter” shall mean a letter substantially in the form of Exhibit E.

“Subsidiary” shall mean, with respect to any Person, any corporation or other entity of which more than fifty percent (50%) of the issued and outstanding Capital Stock entitled to vote for the election of directors or persons performing similar functions (other than by reason of default in the payment of dividends or other distributions) is at the time owned or controlled, directly or indirectly, by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency).

“Swap Contract” shall mean any interest rate or currency swap agreement, interest rate or currency future agreement, interest rate collar agreement, swap agreement (as defined in 11 U.S.C. § 101), interest rate or currency hedge agreement, and any put, call or other agreement or arrangement designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Swap Termination Value” shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Bank or any Affiliate of a Bank).

“Swingline Bank” shall mean Wells Fargo in its capacity as maker of Swingline Loans, and its successors in such capacity, or such other Bank as the Borrowers may from time to time select as the Swingline Bank hereunder; provided that such Bank has agreed to be the Swingline Bank.

“Swingline Commitment” shall mean the lesser of (a) $150,000,000 and (b) the Swingline Bank’s Unutilized Revolving Credit Commitment at the time of determination.

“Swingline Exposure” shall mean, with respect to any Bank at any time, its maximum aggregate liability to make Refunded Swingline Loans pursuant to Section 2.02(d) to refund, or to purchase participations pursuant to Section 2.02(e) in, Swingline Loans that are outstanding at such time.

“Swingline Loans” has the meaning given to such term in Section 2.01(c).

“Swingline Maturity Date” shall mean the fifth (5th) Business Day prior to the Final Maturity Date.

“Swingline Note” shall mean, if requested by the Swingline Bank, the promissory note of each Borrower in favor of the Swingline Bank evidencing the Swingline Loans made by the Swingline Bank to such Borrower pursuant to Section 2.01(c), in substantially the form of Exhibit A-2, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” shall mean,

(a)
for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period (provided, that if such Interest Period is seven (7) days, such Interest Period will be deemed to have a tenor of one (1) month for purposes of this definition) on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3)

U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)
for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Transaction Documents” shall mean this Agreement, the Notes and any and all other agreements, documents and instruments heretofore, now or hereafter delivered to the Administrative Agent or any Bank with respect to or in connection with or pursuant to this Agreement, any Loans made hereunder or any of the other Borrower’s Obligations, and executed by or on behalf of any Borrower, all as the same may from time to time be amended, modified, extended, renewed or restated.

“Type” shall refer to whether a Loan is a Base Rate Loan or a SOFR Loan.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Bank” shall mean U.S. Bank National Association.

“U.S. Federal Income Tax” shall mean any U.S. federal Tax described in Section 871(a) or 881(a) of the Code, or any successor provision (or any withholding with respect to such Tax).

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Unutilized Revolving Credit Commitment” shall mean, with respect to any Bank at any time, such Bank’s Revolving Credit Commitment at such time less its Revolving Credit Exposure at such time.

“Unutilized Swingline Commitment” shall mean, with respect to the Swingline Bank at any time, the Swingline Commitment at such time less the aggregate principal amount of all Swingline Loans that are outstanding at such time.

“Voting Stock” shall mean, with respect to any corporation or other entity, any Capital Stock of such corporation or other entity whose holders are entitled under ordinary circumstances to vote for the election of directors (or Persons performing similar functions) of such corporation or other entity (irrespective of whether at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wells Fargo” shall mean Wells Fargo Bank, National Association.

“Wells Fargo Fee Letter” shall mean that certain fee letter agreement, dated September 18, 2024, between Wells Fargo, Wells Fargo Securities and the Borrowers, as the same may from time to time be amended, modified, extended, renewed or restated.

“Wells Fargo Securities” shall mean Wells Fargo Securities, LLC.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02
Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements of each Borrower required to be delivered hereunder shall be prepared in accordance with, GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of such Borrower delivered to the Banks prior to the Effective Date; provided that if the Borrowers notify the Administrative Agent that the Borrowers wish to amend any financial covenant in Section 6.02 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrowers that the Required Banks wish to amend Section 6.02 for such purpose), then each Borrower’s compliance with such covenant shall be determined on the basis of GAAP as in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Required Banks. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of any Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, plus or minus any associated unamortized original issue premium or discount, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
1.03
Other Terms; Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
1.04
Interest Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.11(b), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.05
Divisions. For all purposes under the Transaction Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.
SECTION 2.
THE LOANS.
2.01
Revolving Credit Commitments.
(a)
Subject to the terms and conditions set forth in this Agreement, during its Revolving Credit Period, each Bank severally agrees to make loans (each a “Revolving Loan” and collectively the “Revolving Loans”) to each Borrower in Dollars as such Borrower may from time to time request pursuant to Section 2.02(a) in an amount up to its Revolving Credit Commitment, provided that immediately after each such Revolving Loan is made, (i) the aggregate Revolving Credit Exposure outstanding with respect to such Borrower shall not exceed its Sublimit, (ii) the aggregate Revolving Credit Exposure outstanding with respect to all Borrowers shall not exceed the aggregate Revolving Credit Commitments of all of the Banks as of such date and (iii) the Revolving Credit Exposure of each Bank shall not exceed such Bank’s Revolving Credit Commitment. Each Revolving Loan under this Section 2.01(a) which is a Base Rate Loan shall be for an aggregate principal amount of at least $500,000 (or if less, in the amount of the aggregate Revolving Credit Commitments less the aggregate Revolving Credit Exposure ). Each Revolving Loan under this Section 2.01(a) which is a SOFR Loan shall be for an aggregate principal amount of at least $2,500,000. Each Revolving Loan under this Section 2.01 shall be made from the Banks severally and ratably in proportion to their respective Pro Rata Shares with respect to the Revolving Credit Commitments. Within the foregoing limits, each Borrower may borrow under this Section 2.01(a), prepay under Section 2.08 and reborrow at any time during the Revolving Credit Period under this Section 2.01(a). Unless sooner payable pursuant to the terms of this Agreement, all Revolving Loans, together with all accrued and unpaid interest thereon and all fees and other amounts owing by any Borrower to the Administrative Agent and/or any Bank with respect thereto, shall, in the case of Revolving Loans made to Parent, be due and payable on the last day of the applicable Revolving Credit Period, and, in the case of Revolving Loans made to Spire Missouri, Spire Alabama or Spire Tennessee, the earlier of (i) the last day of the applicable Revolving Credit Period and (ii) 364 days after the date of borrowing. The failure of any Bank to make any Loan required under this Agreement shall not release any other Bank from its obligation to make Loans as provided herein.
(b)
If the total Revolving Credit Commitments of all of the Banks on any date (excluding the aggregate amount of any Swingline Loans to be repaid with the proceeds of Revolving Loans made on the date of determination) should be less than the aggregate Revolving Credit Exposure of the Banks outstanding on such date (after giving effect to any concurrent termination or reduction thereof), whether as a result of the Borrowers’ election to decrease the amount of the Revolving Credit Commitments of the Banks pursuant to Section 2.01(d) or otherwise, each Borrower shall be automatically required (without demand or notice of any kind by the Administrative Agent or any Bank, all of which are hereby expressly waived by such Borrower) to immediately repay the outstanding principal amount of the Swingline Loans made to it and, to the extent of any excess remaining after repayment in full of the outstanding Swingline Loans, repay the outstanding principal amount of the Revolving Loans made to it in an amount sufficient to reduce the aggregate principal amount of outstanding Loans to an amount equal to or less than the total Revolving Credit Commitments of all of the Banks; provided that, to the extent such excess amount is greater than the aggregate principal amount of Swingline Loans and Revolving Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Letter of Credit Exposure, as more particularly described in Section 3.08, and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount.
(c)
The Swingline Bank agrees, subject to and on the terms and conditions of this Agreement, to make loans in Dollars (each, a “Swingline Loan,” and collectively, the “Swingline Loans”) to each Borrower, from time to time on any Business Day during the period from the Effective Date to but not including the Swingline Maturity Date (or if earlier, the last day of the Revolving Credit Period) in an aggregate principal amount at any time outstanding not exceeding the Swingline Commitment, provided that, immediately after each such Swingline Loan is made, the aggregate Revolving Credit Exposure outstanding with respect to such Borrower does not exceed its Sublimit. Each Swingline Loan shall be due and payable in full on the earlier of (i) the Swingline Maturity Date and (ii) within fourteen (14) Business Days of such Loan being made. No borrowing of Swingline Loans shall be made if, immediately after giving effect thereto, (y) the Revolving Credit Exposure of any Bank would exceed its Revolving Credit Commitment at such time or (z) the aggregate Revolving Credit Exposure would exceed the aggregate Revolving Credit Commitments at such time, and provided further that the Swingline Bank shall not make any Swingline Loan if any Bank is at that time a Defaulting Bank, unless the Swingline Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Swingline Bank (in its sole discretion) with the applicable Borrower or such Defaulting Bank to eliminate the Swingline Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.21(a)(iii)) with respect to the Defaulting Bank arising from either the Swingline Loan then proposed to be made or such Swingline Loan and all other Swingline Loans as to which the Swingline Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion. Subject to and on the terms and conditions of this Agreement, each Borrower may borrow, repay

(including by means of a borrowing of Revolving Loans pursuant to Section 2.02(d)) and reborrow Swingline Loans, provided that no Swingline Loan may be repaid or prepaid with the proceeds of another Swingline Loan. At the option of the applicable Borrower, all Swingline Loans shall bear interest at either (A) the Adjusted Base Rate or (B) the SOFR Market Index Rate plus the Applicable Rate for SOFR Loans.
(d)
The Borrowers may terminate entirely at any time, or proportionately reduce, the aggregate Unutilized Revolving Credit Commitments or the Unutilized Swingline Commitment from time to time, upon five (5) Business Days’ prior written notice to the Administrative Agent and each Bank (and in the case of the Unutilized Swingline Commitment, the Swingline Bank), on a ratable basis among the Banks based on their respective Pro Rata Shares by an aggregate amount of $5,000,000 ($500,000 in the case of the Unutilized Swingline Commitment) or any larger multiple of $1,000,000; provided, however, that (i) at no time shall the Revolving Credit Commitments be reduced to a figure less than the aggregate Revolving Credit Exposure at such time, (ii) except as set forth in Section 2.01(e), any such termination or reduction shall be permanent and the Borrowers shall have no right to thereafter reinstate or increase, as the case may be, the Revolving Credit Commitment of any Bank and (iii) each such reduction shall have the effect of reducing each Borrower’s Sublimit in a pro rata amount. Notwithstanding any provision of this Agreement to the contrary, any reduction of the Revolving Credit Commitments pursuant to this Section 2.01(d) that has the effect of reducing the aggregate Revolving Credit Commitments to an amount less than the amount of the Swingline Commitment, the Letter of Credit Sublimit or the Sublimit of any Borrower at such time shall result in an automatic corresponding reduction of the Swingline Commitment, Letter of Credit Sublimit or such Sublimit, as the case may be, to the amount of the aggregate Revolving Credit Commitments (as so reduced), without any further action on the part of the Borrowers, the Swingline Bank or any other Bank. Any reduction of the Letter of Credit Sublimit to an amount less than the aggregate Letter of Credit Commitments at such time shall be accompanied by an automatic corresponding reduction of the Letter of Credit Commitments, which reduction shall be applied to the Letter of Credit Commitment of each Issuing Bank on a pro rata basis based on their Letter of Credit Commitments at such time.
(e)
So long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the right from time to time upon not less than ten (10) Business Days’ prior written notice to the Administrative Agent to increase the amount of the aggregate Revolving Credit Commitments; provided that:
(i)
no Bank shall have any obligation to increase its Revolving Credit Commitment;
(ii)
the Borrowers shall only be permitted to request such an increase on three (3) separate occasions within any twelve-month period;
(iii)
each such requested increase shall be in a minimum principal amount of $5,000,000;
(iv)
in no event shall the Revolving Credit Commitments be increased to an aggregate amount greater than $2,000,000,000 less any reductions of the Revolving Credit Commitments pursuant to Section 2.01(d);

(v)
contemporaneously with requesting each such increase, each Borrower shall certify to the Administrative Agent and each Bank in writing that immediately before and immediately after giving effect to such increase (A) all of the representations and warranties of such Borrower in this Agreement and/or in any other Transaction Document (i) that are qualified by materiality or Material Adverse Effect shall be true and correct as so qualified, and (ii) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects; in each case on and as of the effective date of such increase in the Revolving Credit Commitments (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date) and (B) no Default or Event of Default has occurred and is continuing with respect to such Borrower;
(vi)
any increase in the Revolving Credit Commitments which is accomplished by increasing the Revolving Credit Commitment of any Bank or Banks who are at the time of such increase party to this Agreement (which Bank or Banks shall consent to such increase in their sole and absolute discretion) shall be accomplished as follows: (A) this Agreement will be amended by the Borrowers, the Administrative Agent and those Bank(s) whose Revolving Credit Commitment(s) is or are being increased (but without any requirement that the consent of any other Bank be obtained) to reflect the revised Revolving Credit Commitments of each Bank, (B) the Administrative Agent will deliver an updated Schedule 1.01 to the Borrowers and each Bank reflecting the revised Revolving Credit Commitments and Pro Rata Shares with respect thereto of each Bank, (C) the Borrowers will deliver to the Administrative Agent (x) an opinion or opinions of counsel for the Borrowers, addressed to the Administrative Agent and the Banks, in form and substance reasonably satisfactory to the Administrative Agent, (y) any authorizing corporate documents as the Administrative Agent may reasonably request and (z) if applicable, a duly executed Notice of Borrowing, (D) the outstanding Loans and participations in Swingline Loans and Letters of Credit will be reallocated on the effective date of such increase among the Banks in accordance with their revised Pro Rata Shares with respect to the Revolving Credit Commitments (and the Banks agree to make all payments and adjustments necessary to effect the reallocation and each Borrower shall pay its Applicable Share of any and all costs required pursuant to Section 2.10 in connection with such reallocation as if such reallocation were a repayment), (E) if requested by such Bank or Banks, the applicable Borrowers will deliver new Note(s) to the Bank or Banks whose Revolving Credit Commitment(s) is or are being increased reflecting the revised Revolving Credit Commitments of such Bank(s) and (F) the respective Sublimits of the Borrowers shall be modified by such amounts as the Borrowers may direct by notice to the Administrative Agent, subject to the limitations set forth in Section 2.01(g); and
(vii)
any increase in the Revolving Credit Commitments which is accomplished by addition of a new Bank under this Agreement shall be accomplished as follows: (A) such new Bank shall be subject to the consent of the Administrative Agent, the Issuing Banks, the Swingline Bank and the Borrowers, which consent shall not be unreasonably withheld, (B) this Agreement will be amended by the Borrowers, the Administrative Agent and such new Bank (but without any requirement that the consent of any other Bank be obtained) to reflect the addition of such new Bank as a Bank hereunder, (C) the Borrowers will deliver to the Administrative Agent (x) an opinion or opinions of counsel for the Borrowers, addressed to the Administrative Agent and the Banks, in form and substance reasonably satisfactory to the Administrative Agent, (y) any authorizing corporate documents as the Administrative Agent may reasonably request and (z) if applicable, a duly executed Notice of Borrowing, (D) the Administrative Agent will deliver an updated Schedule 1.01 to the Borrowers and each Bank reflecting the revised Revolving Credit Commitments and Pro Rata Shares with respect thereto of each Bank, (E) the outstanding Loans and participations in Swingline Loans and Letters of Credit will be reallocated on the effective date of such increase among the Banks in accordance with their revised Pro Rata Shares with respect to the Revolving Credit Commitments (and the Banks agree to make all payments and adjustments necessary to effect the reallocation and the Borrowers shall pay any and all costs required pursuant to Section 2.10 in connection with such reallocation as if such reallocation were a repayment), (F) if requested by such new Bank, each Borrower will deliver a Note to such new Bank and (G) the respective Sublimits of the Borrowers shall be modified by such amounts as the Borrowers may direct by notice to the Administrative Agent, subject to the limitations set forth in Section 2.01(g).
(f)
So long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the right from time to time upon prior written notice to the Administrative Agent provided no more than ninety (90) days before any anniversary date of this Agreement, to request a one-year extension of the Final Maturity Date (each, an “Extension Request”), provided that the Borrowers shall make no more than two (2) Extension Requests during the term of this Agreement. Each Extension Request shall specify the date (which must be at least thirty (30) days after the date the Extension Request is delivered to the Administrative Agent) as of which the Banks must respond to such Extension Request (the “Response Date”). Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Bank of the contents thereof, and each Bank shall, not later than the Response Date for any Extension Request, deliver a written response to the Administrative Agent, approving or rejecting such Extension Request, and any Bank that fails to deliver such a response by the Response Date shall be deemed to have rejected such Extension Request. If Banks holding more than fifty percent (50%) of the aggregate amount of the Revolving Credit Commitments approve an Extension Request (which approval shall be at the sole discretion of each Bank), then the Final Maturity Date for each approving Bank shall be extended for one (1) additional year. If Banks holding more than fifty percent (50%) of the aggregate amount of the Revolving Credit Commitments reject an Extension Request, then the Final Maturity Date for all Banks shall remain unchanged. If a Bank does not approve an Extension Request (any such Bank, a “Non-Extending Bank”), the Borrowers may elect to replace such Non-Extending Bank as a Bank party to this Agreement, provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, another bank or other financial institution reasonably satisfactory to the Administrative Agent, each Issuing Bank and the Borrowers shall enter into an Assignment and Assumption and comply with the requirements of Section 9.09(c). Any Non-Extending Bank that is not replaced shall continue to have the same Final Maturity Date that is in effect immediately prior to the effective date of the applicable extension of the Final Maturity Date. Notwithstanding the foregoing, the extension of the Final Maturity Date pursuant to this Section shall not be effective with respect to any Bank unless: (i) no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto; and (ii) all of the representations and warranties of the Borrowers in this Agreement and/or in any other Transaction Document (A) that are qualified by materiality or Material Adverse Effect shall be true and correct as so qualified, and (B) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects; in each case on and as of the effective date of such extension (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct (if qualified by materiality) or true and correct in all material respects (if not so qualified) as of such date). On or before the then-existing Final Maturity Date of each Non-Extending Bank, the Borrowers shall pay in full the principal of and interest on all of the Loans made by such Non-Extending Bank hereunder and all other amounts owing to such Bank hereunder.
(g)
So long as no Event of Default exists with respect to any Borrower and all of the representations and warranties of the Borrowers in this Agreement and/or in any other Transaction Document (A) that are qualified by materiality or Material Adverse Effect shall be true and correct as so qualified, and (B) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects; in each case on and as of the date of a Sublimit Adjustment Letter with the same effect as if made on such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date), the Borrowers may, upon not less than three Business Days’ notice to the Administrative Agent pursuant to a Sublimit Adjustment Letter, reallocate amounts of the Revolving Credit Commitments among the respective Sublimits of the Borrowers (i.e., reduce the Sublimits of one or more Borrowers and increase the Sublimits of one or more other Borrowers by the same aggregate amount); provided (i) a Borrower’s Sublimit may not be reduced to an amount less than the sum of the aggregate outstanding principal amount of Loans made to such Borrower plus the aggregate amount of Letter of Credit Exposure in respect of Letters of Credit issued for its account, (ii) the sum of the Sublimits of the respective Borrowers shall at all times equal the aggregate amount of the Revolving Credit Commitments and (iii) any such increase in a Borrower’s Sublimit shall be accompanied or preceded by evidence reasonably satisfactory to the Administrative Agent as to appropriate corporate and governmental authorization therefor.
2.02
Method of Borrowing.
(a)
In order to make a borrowing of Revolving Loans (other than (i) borrowings of Swingline Loans, which shall be made pursuant to Section 2.02(c), (ii) borrowings for the purpose of repaying Refunded Swingline Loans, which shall be made pursuant to Section 2.02(d), (iii) borrowings for the purpose of paying unpaid Reimbursement Obligations, which shall be made pursuant to Section 3.05, and (iv) borrowings involving continuations or conversions of outstanding Loans, which shall be made pursuant to Section 2.04), the applicable Borrower shall give notice (each, a “Notice of Borrowing”) substantially in the form of Exhibit B-1 to the Administrative Agent by 11:00 a.m. (Charlotte time) on the Business Day of each Base Rate Loan to be made to such Borrower, and by 11:00 a.m. (Charlotte time) at least three (3) Business Days before each SOFR Loan to be made to such Borrower, specifying: (i) the date of such Revolving Loan, which shall be a Business Day during the Revolving Credit Period; (ii) the aggregate principal amount of such Revolving Loan; (iii) the initial Type of the Loan, provided that if such Borrower shall have failed to designate the Type of such Loan, such Borrower shall be deemed to have requested a borrowing comprised of Base Rate Loans; and (iv) in the case of a SOFR Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, provided that if such Borrower shall have failed to select the duration of the applicable Interest Period, then such Borrower shall be deemed to have selected an Interest Period with a duration of one month.
(b)
Not later than 2:00 p.m. (Charlotte time) on the date of each Revolving Loan, each Bank shall make available its Pro Rata Share of such Revolving Loan, in Dollars and in funds immediately available to the Administrative Agent at its address specified in Schedule 9.04. The Administrative Agent will make the funds so received from the Banks available to the applicable Borrower immediately thereafter at the Administrative Agent’s aforesaid address by crediting such funds to the deposit account specified by such Borrower on its Account Designation Letter (or such other account mutually agreed upon in writing between the Administrative Agent and such Borrower). The Administrative Agent shall not be required to make any amount available to the applicable Borrower hereunder except to the extent the Administrative Agent shall have received such amounts from the Banks as set forth herein, provided, however, that unless the Administrative Agent shall have been notified by a Bank prior to the time a Loan is to be made hereunder that such Bank does not intend to make its Pro Rata Share of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such Pro Rata Share available to the Administrative Agent prior to such time, and the Administrative Agent may in reliance upon such assumption, but shall not be required to, make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made such amount available to the applicable Borrower, the applicable Bank and applicable Borrower severally agree to pay to the Administrative Agent forthwith and on demand such corresponding amount, together with interest thereon in respect of each day during the period from and including the date such amount was made available to such Borrower to but excluding the date the Administrative Agent recovers such amount at (i) in the case of a payment to be made by such Bank, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by such Borrower, the Adjusted Base Rate.
(c)
In order to make a borrowing of a Swingline Loan, the applicable Borrower will give the Administrative Agent and the Swingline Bank written notice not later than 11:00 a.m., Charlotte time, on the date of such borrowing. Each such notice (each, a “Notice of Swingline Borrowing”) shall be substantially in the form of Exhibit B-2, shall be irrevocable and shall specify (i) the principal amount of the Swingline Loan to be made pursuant to such borrowing (which shall not be less than $100,000 and, if greater, shall be in an integral multiple of $100,000 in excess thereof (or, if less, in the amount of the Unutilized Swingline Commitment)) and (ii) the date of such Swingline Loan, which shall be a Business Day during the Revolving Credit Period, but not later than fourteen (14) Business Days prior to the Swingline Maturity Date. Not later than 2:00 p.m., Charlotte time, on the date of the Swingline Loan, the Swingline Bank will make available an amount equal to the amount of such Swingline Loan, in Dollars and in funds immediately available in Charlotte, North Carolina to the Administrative Agent. To the extent the Swingline Bank has made such amount available to the Administrative Agent as provided hereinabove, the Administrative Agent will make such amount available to the applicable Borrower in like funds as received by the Administrative Agent.

(d)
With respect to any outstanding Swingline Loans, the Swingline Bank may at any time (whether or not an Event of Default has occurred and is continuing) in its sole and absolute discretion, and is hereby authorized and empowered by the applicable Borrower to, cause a borrowing of Revolving Loans to be made for the purpose of repaying such Swingline Loans by delivering to the Administrative Agent (if the Administrative Agent is not also the Swingline Bank) and each other Bank (on behalf of, and with a copy to, the Borrowers), not later than 11:00 a.m., Charlotte time, on the proposed date of such Revolving Loan, a notice (which shall be deemed to be a Notice of Borrowing given by the applicable Borrower) requesting the Banks to make Revolving Loans (which shall be made initially as Base Rate Loans) on such date in an aggregate amount equal to the amount of such Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date such notice is given that the Swingline Bank requests to be repaid. Not later than 2:00 p.m., Charlotte time, on the requested date of such Revolving Loans, each Bank (other than the Swingline Bank) will make available its Pro Rata Share of such Revolving Loan, in Dollars and in funds immediately available to the Administrative Agent at its address specified in Schedule 9.04. To the extent the Banks have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Bank in like funds as received by the Administrative Agent, which shall apply such amounts in repayment of the Refunded Swingline Loans. Notwithstanding any provision of this Agreement to the contrary, on the date of such Loan, the Refunded Swingline Loans (including the Swingline Bank’s Pro Rata Share thereof, in its capacity as a Bank) shall be deemed to be repaid with the proceeds of the Revolving Loans made as provided above (including a Revolving Loan deemed to have been made by the Swingline Bank), and such Refunded Swingline Loans deemed to be so repaid shall no longer be outstanding as Swingline Loans but shall be outstanding as Revolving Loans. If any portion of any such amount repaid (or deemed to be repaid) to the Swingline Bank shall be recovered by or on behalf of the applicable Borrower from the Swingline Bank in any proceeding under any Debtor Relief Law or otherwise, the loss of the amount so recovered shall be shared ratably among all the Banks based on each Bank’s Pro Rata Share.
(e)
If, as a result of any proceeding under any Debtor Relief Law with respect to any Borrower, Revolving Loans are not made pursuant to Section 2.02(d) in an amount sufficient to repay any amounts owed to the Swingline Bank in respect of any outstanding Swingline Loans, or if the Swingline Bank is otherwise precluded for any reason from giving a notice on behalf of the applicable Borrower as provided for hereinabove, the Swingline Bank shall be deemed to have sold without recourse, representation or warranty, and each Bank shall be deemed to have purchased and hereby agrees to purchase, a participation in such outstanding Swingline Loans in an amount equal to its Pro Rata Share at such time of the unpaid amount thereof together with accrued interest thereon. Upon one (1) Business Day’s prior notice from the Swingline Bank, each Bank (other than the Swingline Bank) will make available its Pro Rata Share of such Revolving Loan, in Dollars and in funds immediately available to the Administrative Agent at its address specified in Schedule 9.04. To the extent the Banks have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Bank in like funds as received by the Administrative Agent. In the event any such Bank fails to make available to the Administrative Agent the amount of such Bank’s participation as provided in this Section 2.02(e), the Swingline Bank shall be entitled to recover such amount on demand from such Bank, together with interest thereon for each day from the date such amount is required to be made available for the account of the Swingline

Bank until the date such amount is made available to the Swingline Bank at the Federal Funds Rate for the first three (3) Business Days and thereafter at the Adjusted Base Rate applicable to Revolving Loans. Promptly following its receipt of any payment by or on behalf of the applicable Borrower in respect of a Swingline Loan, the Swingline Bank will pay to each Bank that has acquired a participation therein such Bank’s Pro Rata Share of such payment.
(f)
Notwithstanding any provision of this Agreement to the contrary, the obligation of each Bank (other than the Swingline Bank) to make Revolving Loans for the purpose of repaying any Refunded Swingline Loans pursuant to Section 2.02(d) and each such Bank’s obligation to purchase a participation in any unpaid Swingline Loans pursuant to Section 2.02(e) shall be absolute and unconditional and shall not be affected by any circumstance or event whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Bank may have against the Swingline Bank, the Administrative Agent, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Default or Event of Default, (iii) the failure of the amount of such borrowing of Revolving Loans to meet the minimum borrowing amount specified in Section 2.01(a), or (iv) the failure of any conditions set forth in Section 4.02 or elsewhere herein to be satisfied.
(g)
The obligations of the Banks hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Bank to make any Loan, to fund any such participation or to make any such payment on any date shall not relieve any other Bank of its corresponding obligation, if any, hereunder to do so on such date, but no Bank shall be responsible for the failure of any other Bank to so make its Loan, purchase its participation or to make any such payment required hereunder.
(h)
Each Bank may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan to or for the account of such Bank in accordance with the terms of this Agreement.
(i)
Each Borrower hereby irrevocably authorizes the Administrative Agent to rely on telephonic, telegraphic, facsimile, telex or written instructions of any person identifying himself or herself as one of the individuals listed on Schedule 2.02 attached hereto (or any other individual from time to time authorized to act on behalf of such Borrower pursuant to a resolution adopted by the Board of Directors of such Borrower and certified by the Secretary of such Borrower and delivered to the Administrative Agent) (the “Authorized Individuals”) with respect to any request to make a Loan or a repayment by such Borrower hereunder, and on any signature which the Administrative Agent believes to be genuine, and such Borrower shall be bound thereby in the same manner as if such individual were actually authorized or such signature were genuine; provided that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed on an Account Designation Letter. Each Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter. Each Borrower also hereby agrees to defend and indemnify the Administrative Agent and each Bank and hold the Administrative Agent and each Bank harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for making Loans or repayments under this Agreement; provided that the Administrative Agent and each Bank will not have any right to indemnification for any of the foregoing to the extent resulting from the Administrative Agent’s or such Bank’s own fraud, gross negligence or willful misconduct or a material breach in bad faith by the Administrative Agent or such Bank of its obligations hereunder, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction.
2.03
Notes.
(a)
If requested by any Bank, the Revolving Loans of such Bank to any Borrower shall be evidenced by a Revolving Credit Note of such Borrower in substantially the form of Exhibit A-1 attached hereto and incorporated herein by reference (with appropriate insertions) (collectively, as the same may from time to time be amended, modified, extended, renewed, restated or replaced (including, without limitation, any Revolving Credit Note issued in full or partial replacement of an existing Revolving Credit Note as a result of an assignment by a Bank) the “Revolving Credit Notes”).
(b)
If requested by the Swingline Bank, the Swingline Loans to any Borrower shall be evidenced by a Swingline Note of such Borrower substantially the form of Exhibit A-2 attached hereto and incorporated herein by reference.
(c)
Each Bank shall record in its books and records the date, amount, Type and Interest Period (if any) of each Loan made by it to any Borrower and the date and amount of each payment of principal and/or interest made by such Borrower with respect thereto; provided, however, that the obligation of each Borrower to repay each Loan made by a Bank to such Borrower under this Agreement shall be absolute and unconditional, notwithstanding any failure of such Bank to make any such recordation or any mistake by such Bank in connection with any such recordation. The books and records of each Bank showing the account between such Bank and such Borrower shall be conclusive evidence of the items set forth therein in the absence of manifest error.
(d)
The Administrative Agent shall maintain the Register pursuant to Section 9.09(h), and a subaccount for each Bank, in which Register and subaccounts (taken together) shall be recorded (i) date, amount, Type and Interest Period (if any) of each such Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Bank hereunder in respect of each such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from such Borrower in respect of each such Loan and each Bank’s share thereof.
(e)
The entries made in the books, records and Register and subaccounts maintained pursuant to Section 2.03(c) (and, if consistent with the entries of the Administrative Agent, Section 2.03(d)) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Loans made to such Borrower by such Bank in accordance with the terms of this Agreement.

2.04
Duration of Interest Periods and Selection of Interest Rates.
(a)
The duration of the initial Interest Period for each SOFR Loan shall be as specified in the applicable Notice of Borrowing; provided, all SOFR Loans comprising a single borrowing must at all times have the same Interest Period. More than one borrowing may be made on the same Business Day. The applicable Borrower may elect to continue each such SOFR Loan made to it by selecting the duration of each subsequent Interest Period applicable to such SOFR Loan and the interest rate to be applicable during such subsequent Interest Period (and such Borrower shall have the option (i) in the case of any Base Rate Loan, to elect that such Base Rate Loan be converted into a SOFR Loan and the Interest Period to be applicable thereto, and (ii) in the case of any SOFR Loan, to elect that such SOFR Loan be converted into a Base Rate Loan), in each case by giving written notice of such election to the Administrative Agent (each a “Notice of Election”) substantially the form of Exhibit B-3 by 11:00 a.m. Charlotte time on the Business Day of the end of the immediately preceding Interest Period applicable thereto, in the case of the election of the Adjusted Base Rate, and by 11:00 a.m. Charlotte time at least three (3) Business Days before the end of the immediately preceding Interest Period applicable thereto, in the case of the election of Term SOFR; provided, however, that notwithstanding the foregoing, in addition to and without limiting the rights and remedies of the Administrative Agent and the Banks under Section 7 hereof, (A) any such election that SOFR Loans be converted into Base Rate Loans shall involve an aggregate principal amount of not less than $500,000; any such election that Base Rate Loans be converted into, or any continuation of, SOFR Loans shall involve an aggregate principal amount of not less than $2,500,000; and no partial conversion of SOFR Loans made pursuant to a single borrowing shall reduce the outstanding principal amount of such SOFR Loans to less than $2,500,000, (B) except as otherwise provided in Section 2.12, SOFR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a SOFR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the applicable Borrower will pay, upon such conversion, all amounts required under Section 2.10 to be paid as a consequence thereof), (C) no such conversion or continuation shall be permitted with regard to any Base Rate Loans that are Swingline Loans, and (D) so long as any Default or Event of Default under this Agreement has occurred and is continuing with respect to any Borrower, such Borrower shall not be permitted to continue any SOFR Loan as a SOFR Loan or to convert any Base Rate Loan into a SOFR Loan.
(b)
Each Notice of Election shall specify (i) the date of such election (which shall be a Business Day), (ii) in the case of an election that a Base Rate Loan be converted into a SOFR Loan, or a continuation of, SOFR Loans, the Interest Period to be applicable thereto, and (iii) the aggregate amount and Type of the Loans being converted or continued. Upon receipt of a Notice of Election by the applicable Borrower to the Administrative Agent under this Section 2.04, the Administrative Agent shall notify each Bank by 12:00 p.m. Charlotte time on the date of receipt of such notice (which must be a Business Day) of the contents thereof. If the Administrative Agent does not receive a Notice of Election for a Loan pursuant to this Section 2.04(b) as specified herein, with respect to any outstanding SOFR Loans, such SOFR Loans shall automatically be converted into Base Rate Loans upon the expiration of the current Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event the applicable Borrower shall have failed to select in a Notice of Election the duration of the Interest Period to be applicable to any conversion into, or continuation of, SOFR Loans, then such Borrower shall be deemed to have selected an Interest Period with a duration of one month.

(c)
No Borrower may have outstanding and the Banks shall not be obligated to make to any Borrower more than eight (8) SOFR Loans at any one time.
2.05
Interest Rates.
(a)
So long as no Event of Default under this Agreement has occurred and is continuing with respect to such Borrower, each Base Rate Loan made to such Borrower shall bear interest on the outstanding principal amount thereof, for each day from the date such Base Rate Loan is made until it becomes due, at a rate per annum equal to the Adjusted Base Rate. Interest shall be payable quarterly in arrears on the first Business Day of each calendar quarter commencing on the first such date after such Base Rate Loan is made, and at the maturity of the Loans (whether by reason of acceleration or otherwise); provided, that in the event the Loans are repaid or prepaid in full and the Revolving Credit Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof. (i) Immediately upon the occurrence and during the continuance of an Event of Default with respect to a Borrower under Section 7.01, 7.02, 7.07, 7.08 or (ii) at the election of the Required Banks (or the Administrative Agent at the direction of the Required Banks), upon the occurrence and during the continuance of any other Event of Default with respect to a Borrower, each Base Rate Loan made to such Borrower shall bear interest on the outstanding principal amount thereof, for each day from the date such Base Rate Loan is made until it becomes due, at a rate per annum equal to two percent (2%) over and above the Adjusted Base Rate and such default interest shall be payable on demand. From and after the maturity of the Loans, whether by reason of acceleration or otherwise, each Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to two percent (2%) over and above the Adjusted Base Rate.
(b)
So long as no Event of Default under this Agreement has occurred and is continuing with respect to such Borrower, each SOFR Loan made to such Borrower shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to Term SOFR plus the Applicable Rate for SOFR Loans. Interest shall be payable for each Interest Period on the last day thereof, unless the duration of such Interest Period exceeds three (3) months, in which case such interest shall be payable at the end of the first three (3) months of such Interest Period and on the last day of such Interest Period, and at the maturity of the Loans (whether by reason of acceleration or otherwise); provided, that in the event all SOFR Loans made pursuant to a single borrowing are repaid or prepaid in full, then accrued interest in respect of such SOFR Loans shall be payable together with such repayment or prepayment on the date thereof. (i) Immediately upon the occurrence and during the continuance of an Event of Default with respect to a Borrower under Section 7.01, 7.02, 7.07, 7.08 or (ii) at the election of the Required Banks (or the Administrative Agent at the direction of the Required Banks), upon the occurrence and during the continuance of any other Event of Default with respect to a Borrower, each SOFR Loan made to such Borrower shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to two percent (2%) over and above the rate (including the Applicable Rate) then applicable to SOFR Loans until the end of the applicable Interest Period and thereafter at a rate per annum of two percent (2%) in excess of the Adjusted Base Rate and such default interest shall be payable on demand. From and after the maturity of the Loans, whether by reason of acceleration or otherwise, each SOFR Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to two percent (2%) over and above the Adjusted Base Rate.

(c)
So long as no Event of Default under this Agreement has occurred and is continuing with respect to such Borrower, each Swingline Loan made to such Borrower shall bear interest as set forth in Section 2.01(c). (i) Immediately upon the occurrence and during the continuance of an Event of Default with respect to a Borrower under Section 7.01, 7.02, 7.07, 7.08 or (ii) at the election of the Required Banks (or the Administrative Agent at the direction of the Required Banks), upon the occurrence and during the continuance of any other Event of Default with respect to a Borrower, for each day from the date such Swingline Loan is made until it becomes due, each Swingline Loan made to such Borrower shall bear interest on the outstanding principal amount thereof at a rate per annum equal to two percent (2%) over and above the Adjusted Base Rate and such default interest shall be payable on demand. Notwithstanding the provisions of Section 2.05(a), interest on Swingline Loans shall be payable at the earlier of (i) the Swingline Maturity Date, (ii) on the first Business Day of each calendar quarter commencing on the first such date after such Swingline Loan is made, and (iii) at the maturity of the Loans (whether by reason of acceleration or otherwise); provided, that in the event the Loans are repaid or prepaid in full and the Swingline Commitment has been terminated, then accrued interest in respect of all Swingline Loans shall be payable together with such repayment or prepayment on the date thereof. From and after the maturity of the Loans, whether by reason of acceleration or otherwise, each Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to two percent (2%) over and above the Adjusted Base Rate.
(d)
The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive in the absence of manifest error.
(e)
(i) Immediately upon the occurrence and during the continuance of an Event of Default with respect to a Borrower under Section 7.01, 7.02, 7.07, 7.08 or (ii) at the election of the Required Banks (or the Administrative Agent at the direction of the Required Banks), upon the occurrence and during the continuance of any other Event of Default with respect to a Borrower, all other overdue Borrower’s Obligations of such Borrower (other than Borrower’s Obligations of such Borrower specified in subsections (a), (b) and (c) above) shall bear interest at a rate per annum equal to two percent (2%) over and above the Adjusted Base Rate and such default interest shall be payable on demand. For the avoidance of doubt, interest shall continue to accrue on a Borrower’s Obligations after the filing by or against such Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.
(f)
Nothing contained in this Agreement or in any other Transaction Document shall be deemed to establish or require the payment of interest to any Bank at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Bank on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Bank, if from time to time thereafter the amount of interest payable for the account of such Bank on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Bank, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.
(g)
The Administrative Agent shall promptly notify the applicable Borrower and the Banks upon determining the interest rate for each borrowing of SOFR Loans after its receipt of the relevant Notice of Borrowing or Notice of Election, and upon each change in the Prime Rate; provided, however, that the failure of the Administrative Agent to provide such Borrower or the Banks with any such notice shall neither affect any obligations of such Borrower or the Banks hereunder nor result in any liability on the part of the Administrative Agent to such Borrower or any Bank. Each such determination shall, absent manifest error, be conclusive and binding on all parties hereto.
(h)
In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Administrative Agent will promptly notify the Borrowers and the Banks of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
2.06
Computation of Interest. Interest on Base Rate Loans when the Base Rate is determined by the Prime Rate shall be computed on the basis of a year of 365/366 days and paid for the actual number of days elapsed (including the first day but excluding the last day). All other computations of fees and interest provided hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).
2.07
Fees.
(a)
From and including the Effective Date, each Borrower shall pay to the Administrative Agent for the account of each Bank a commitment fee (the “Commitment Fee”) on such Bank’s Unutilized Revolving Credit Commitment in an amount equal to the product of the Commitment Fee Rate for such Borrower in effect for such fee from time to time multiplied by its average daily unused Sublimit (disregarding any Swingline Loans) for the applicable quarter, payable quarterly in arrears on the first Business Day of each calendar quarter during the Revolving Credit Period, beginning with the first such day to occur after the Effective Date; provided, however, that no Commitment Fee shall accrue on the Unutilized Revolving Credit Commitment of a Defaulting Bank during any period that such Bank shall be a Defaulting Bank.
(b)
Each Borrower shall pay to the Administrative Agent, for the account of each Bank, a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter issued for the account of such Borrower, at a per annum rate equal to the Applicable Rate for such Borrower in effect from time to time during such quarter for Revolving Loans that are maintained as SOFR Loans (the “Letter of Credit Fees”), on such Bank’s Pro Rata Share of the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears (i) on the first Business Day of each calendar quarter during the Revolving Credit Period, beginning with the first such day to occur after the Effective Date, and (ii) on the later of the last day of the Revolving Credit Period and the date of termination of the last outstanding Letter of Credit; provided, however, that any Letter of Credit Fees otherwise payable for the account of a Defaulting Bank with respect to any Letter of Credit as to which such Defaulting Bank has not provided Cash Collateral satisfactory to each Issuing Bank pursuant to Section 3.01(a) shall be payable, to the maximum extent permitted by applicable Requirement of Law, to the other Banks in accordance with the upward adjustments in their respective Pro Rata Shares of such Letter of Credit pursuant to Section 2.21(a)(iv), with the balance of such fee, if any, payable to the applicable Issuing Bank for its own account.
(c)
Each Borrower shall pay to each Issuing Bank, for its own account, a facing fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit issued by it for the account of such Borrower outstanding during such quarter on the daily average aggregate Stated Amount of such Letters of Credit issued by such Issuing Bank, at the per annum rate set forth in its Fee Letter, payable in arrears (i) on the first Business Day of each calendar quarter during the Revolving Credit Period, beginning with the first such day to occur after the Effective Date, and (ii) on the later of the last day of the Revolving Credit Period and the date of termination of the last outstanding Letter of Credit.
(d)
Each Borrower shall pay to each Issuing Bank, for its own account, such commissions, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit issued by it for the account of such Borrower as are customarily charged from time to time by such Issuing Bank for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by such Issuing Bank, but without duplication of amounts payable under Section 2.07(c).
(e)
Each Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the applicable Fee Letter. Each Borrower shall pay to the Banks such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.
2.08
Prepayments.
(a)
Each Borrower may, upon notice to the Administrative Agent, given not later than 11:00 a.m. Charlotte time on the date of such prepayment, specifying that it is prepaying Base Rate Loans made to it, prepay without penalty or premium such Base Rate Loans in whole at any time or in part in amounts aggregating $500,000 ($100,000 in the case of Swingline Loans) from time to time, by paying the principal amount to be paid. Each such optional prepayment shall be applied to pay the Base Rate Loans of the several Banks in proportion to their respective Pro Rata Shares.
(b)
Each Borrower may, upon at least three (3) Business Days’ notice to the Administrative Agent, given not later than 11:00 a.m., Charlotte time, specifying that it is prepaying the SOFR Loans made to it, prepay the SOFR Loans to which a given Interest Period applies, in whole, or in part in amounts aggregating $2,500,000, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment and any funding losses and other amounts payable under Section 2.10; provided, however, that in no event may such Borrower make a partial prepayment of SOFR Loans which results in the total outstanding SOFR Loans with respect to which a given Interest Period applies being less than $2,500,000. Each such optional prepayment shall be applied to pay the SOFR Loans of the several Banks in proportion to their respective Pro Rata Shares.
(c)
Each notice of prepayment under this Section 2.08 shall specify the proposed date of such prepayment and the aggregate principal amount and Type of the Loans to be prepaid (and, in the case of SOFR Loans, the applicable Interest Period), and shall be irrevocable and shall bind the applicable Borrower to make such prepayment on the terms specified therein. Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s Pro Rata Share of such prepayment and such notice shall not thereafter be revocable by such Borrower; provided that if such notice has also been furnished to the Banks, the Administrative Agent shall have no obligation to notify the Banks with respect thereto. Loans prepaid pursuant to this Section 2.08 may be reborrowed, subject to the terms and conditions of this Agreement.
2.09
General Provisions as to Payments.
(a)
Each Borrower shall make each payment of principal of, and interest on, the Loans made to it and of fees and all other amounts payable by such Borrower under this Agreement, not later than 1:00 p.m. Charlotte time on the date when due and payable, without condition or deduction for any counterclaim, defense, recoupment or setoff, in Dollars in funds immediately available in Charlotte, North Carolina to the Administrative Agent at its address specified in Schedule 9.04. All payments received by the Administrative Agent after 1:00 p.m. Charlotte time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent will distribute to each Bank in immediately available funds its Pro Rata Share of each such payment received by the Administrative Agent for the account of the Banks by 3:00 p.m. Charlotte time on the day of receipt of such payment by the Administrative Agent if such payment is received by the Administrative Agent from such Borrower by 1:00 p.m. Charlotte time on such day or by 1:00 p.m. Charlotte time on the next succeeding Business Day if such payment is received by the Administrative Agent from such Borrower after 1:00 p.m. Charlotte time on such day. Any such payment owed by the Administrative Agent to any Bank which is not paid within the applicable time period shall bear interest until paid (payable by the Administrative Agent) at the Federal Funds Rate. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.
(b)
Notwithstanding the foregoing or any contrary provision hereof, if any Bank shall fail to make any payment required to be made by it hereunder to the Administrative Agent, any Issuing Bank or the Swingline Bank, then the Administrative Agent may, in its discretion, apply any amounts thereafter received by the Administrative Agent for the account of such Bank to satisfy such Bank’s obligations to the Administrative Agent, any Issuing Bank or the Swingline Bank, as the case may be, until all such unsatisfied obligations are fully paid. The Administrative Agent will distribute to such Issuing Bank and Swingline Bank like amounts relating to payments made to the Administrative Agent for the account of such Issuing Bank or Swingline Bank, as the case may be, in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Banks.

(c)
Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Banks or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Banks or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Banks or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Bank or such Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)
Notwithstanding any other provision of this Agreement or any other Transaction Document to the contrary, all amounts collected or received by the Administrative Agent or any Bank after acceleration of the Loans pursuant to Section 7 with respect to any Borrower shall be applied by the Administrative Agent as follows:
(i)
first, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of an Event of Default under Sections 7.07 or 7.08) of the Administrative Agent in connection with enforcing the rights of the Banks against such Borrower under the Transaction Documents;
(ii)
second, to the payment of any fees owed to the Administrative Agent hereunder or under any other Transaction Document by such Borrower;
(iii)
third, to the payment of all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of an Event of Default under Sections 7.07 or 7.08) of each of the Banks in connection with enforcing its rights against such Borrower under the Transaction Documents or otherwise with respect to the Borrower’s Obligations of such Borrower owing to such Bank;
(iv)
fourth, to the payment of all of the Borrower’s Obligations of such Borrower consisting of accrued fees and interest (including, without limitation, fees incurred and interest accruing at the then applicable rate after the occurrence of an Event of Default under Sections 7.07 or 7.08 irrespective of whether a claim for such fees incurred and interest accruing is allowed in such proceeding);
(v)
fifth, to the payment of the outstanding principal amount of the Borrower’s Obligations of such Borrower (including the payment of any outstanding Reimbursement Obligations of such Borrower and the obligation of such Borrower to Cash Collateralize Letter of Credit Exposure);

(vi)
sixth, to the payment of all other Borrower’s Obligations of such Borrower and other obligations that shall have become due and payable under the Transaction Documents or otherwise by such Borrower and not repaid; and
(vii)
seventh, to the payment of the surplus (if any) to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (A) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category, (B) all amounts shall be apportioned ratably among the Banks in proportion to the amounts of such principal, interest, fees or other Borrower’s Obligations of the applicable Borrower owed to them respectively pursuant to clauses (iii) through (vi) above, and (C) to the extent that any amounts available for distribution pursuant to clause (iv) above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent to Cash Collateralize Letter of Credit Exposure pursuant to Section 3.08.

(e)
No Borrower will fund all or part of any repayment of any of the Borrower’s Obligations of such Borrower out of proceeds derived from transactions which would be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions.
2.10
Funding Losses. Notwithstanding any provision contained in this Agreement to the contrary, (a) if for any reason there occurs, with respect to any Borrower, any payment of principal or conversion with respect to any SOFR Loan (pursuant to Sections 2 or 7 or otherwise) on any day other than the last day of the Interest Period applicable thereto (including as a consequence of any assignment made pursuant to Section 2.19 or any acceleration of the Loans under Section 7), (b) if any Borrower fails to borrow or pay any SOFR Loan after notice has been given by such Borrower to the Administrative Agent in accordance with Section 2.02, 2.04, 2.08 or otherwise, (c) if any Borrower fails to make any prepayment of any SOFR Loan on the date specified in a notice of prepayment given by such Borrower, (d) if there is any other failure by any Borrower to make any payments with respect to SOFR Loans made to it when due hereunder or (e) any assignment of a SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 2.19, the applicable Borrower shall reimburse each Bank on demand for any resulting losses and expenses incurred by it, including, without limitation, any losses incurred in obtaining, liquidating or employing deposits from third parties but excluding any loss of margin for the period after any such payment; provided that (i) with respect to losses resulting from the circumstances described in clause (a), such Borrower shall not reimburse any Bank if such losses are the result of a default by such Bank and (ii) such Bank shall have delivered to such Borrower a certificate setting forth in reasonable detail the calculation of the amount of such losses and expenses, which calculation shall be conclusive in the absence of manifest error.
2.11
Basis for Determining Interest Rate Inadequate or Unfair.
(a)
Circumstances Affecting Benchmark Availability. Subject to clause (b) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Required Banks shall determine (which determination shall be conclusive and binding absent manifest error) that Term SOFR does not adequately and fairly reflect the cost to such Banks of making or maintaining such Loans during such Interest Period and, in the case of clause (ii), the Required Banks have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrowers, any obligation of the Banks to make SOFR Loans, and any right of the Borrowers to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Banks) revokes such notice. Upon receipt of such notice, (A) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.10.
(b)
Benchmark Replacement Setting.
(i)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Banks and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Banks comprising the Required Banks. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.11(b)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(iii)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Banks of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark

Replacement. The Administrative Agent will promptly notify the Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.11(b)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 2.11(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.11(b).
(iv)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)
Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
2.12
Illegality. If, after the Effective Date, any Bank shall have determined that a Regulatory Change shall make it unlawful or impossible for such Bank to make, maintain, convert, continue or fund its SOFR Loans to the Borrowers, such Bank shall forthwith give notice thereof to the Administrative Agent and the Borrowers. Upon such notice (a) each Borrower shall convert all of its then outstanding SOFR Loans from such Bank on either (i) the last day of the then current

Interest Period applicable to such SOFR Loan if such Bank may lawfully continue to maintain and fund such SOFR Loan to such day or (ii) immediately if such Bank may not lawfully continue to fund and maintain such SOFR Loan to such day, to a Base Rate Loan in an equal principal amount (interest accrued on each such SOFR Loan prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 2.10), (b) the obligation of such Bank to make, to convert Base Rate Loans into, or to continue SOFR Loans shall be suspended (including pursuant to any borrowing for which the Administrative Agent has received a Notice of Borrowing or Notice of Election but for which the date of such borrowing has not arrived), and (c) any Notice of Borrowing or Notice of Election given at any time thereafter with respect to SOFR Loans shall, as to such Bank, be deemed to be a request for a Base Rate Loan, in each case until such Bank shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified the Borrowers.
2.13
Increased Cost. If any Regulatory Change: (i) shall subject any Bank to any tax, duty or other charge with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any SOFR Loans made by it or shall change the basis of taxation of payments to any Bank or any Issuing Bank in respect thereof (of the principal of or interest on its SOFR Loans or any other amounts due under this Agreement in respect of its SOFR Loans or its obligation to make SOFR Loans (except for Indemnified Taxes or Other Taxes covered by Section 2.20 and the imposition of, or any change in the rate of, any Excluded Tax payable by or with respect to amounts payable to such Bank or such Issuing Bank)); or (ii) shall impose, modify or deem applicable any reserve, special deposit, capital, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended or participated in by, any Bank or any Issuing Bank; or (iii) shall, with respect to any Bank, any Issuing Bank or the London interbank market impose, modify or deem applicable any other condition affecting this Agreement or such Bank’s SOFR Loans or any Letter of Credit or participation therein; and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on or increase the cost to) such Bank of making or maintaining any SOFR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Bank or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Bank under this Agreement, then upon notice by such Bank or such Issuing Bank to the Administrative Agent and the Borrowers, which notice shall set forth such Bank’s supporting calculations and the details of the Requirements of Law, each Borrower shall pay such Bank or such Issuing Bank, as the case may be, as additional interest, its Applicable Share of such additional amount or amounts as will compensate such Bank or such Issuing Bank for such increased cost or reduction. The determination by any Bank under this Section of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount or amounts, the Banks may use any reasonable averaging and attribution methods.
2.14
Base Rate Loans Substituted for Affected SOFR Loans. If notice has been given by a Bank pursuant to Sections 2.11 or 2.12 requiring SOFR Loans of any Bank to be repaid, then, unless and until such Bank notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such repayment no longer apply, all Loans which would otherwise be made by such Bank to any Borrower as SOFR Loans shall be made instead as Base Rate Loans.

Such Bank shall promptly notify the Administrative Agent and the Borrowers if and when the circumstances giving rise to such repayment no longer apply.
2.15
Capital Adequacy. If, after the date of this Agreement, any Bank or any Issuing Bank shall have determined in good faith that a Regulatory Change affecting such Bank or such Issuing Bank or any Lending Office of such Bank or such Bank’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Bank’s or such Issuing Bank’s capital or on the capital of such Bank’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Bank or the Loans made by, or participations in Letters of Credit held by, such Bank, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Bank or such Issuing Bank or such Bank’s or such Issuing Bank’s holding company could have achieved but for such Regulatory Change (taking into consideration such Bank’s or such Issuing Bank’s policies and the policies of such Bank’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time each Borrower will pay to such Bank or such Issuing Bank, as the case may be, its Applicable Share of such additional amount or amounts as will compensate such Bank or such Issuing Bank or such Bank’s or such Issuing Bank’s holding company for any such reduction suffered. All determinations made in good faith by such Bank or such Issuing Bank of the additional amount or amounts required to compensate such Bank or such Issuing Bank in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, such Bank or such Issuing Bank may use any reasonable averaging and attribution methods. No amount payable pursuant to this Section 2.15 shall be duplicative of any amount payable pursuant to Section 2.13.
2.16
Survival of Indemnities. All indemnities and all provisions relating to reimbursement to the Banks of amounts sufficient to protect the yield to the Banks with respect to the Loans, including, without limitation, Sections 2.10, 2.13 and 2.15 hereof, shall survive the payment of the Loans, termination of the Revolving Credit Commitments, Letters of Credit and the other Borrower’s Obligations and the expiration or termination of this Agreement. Notwithstanding the foregoing, if any Bank fails to notify the Borrowers of any funding loss or increased costs or reduction incurred which would entitle such Bank to compensation pursuant to Sections 2.10, 2.13 and/or 2.15 hereof within ninety (90) days after such Bank obtains knowledge of such funding loss or increased costs or reduction, then such Bank shall not be entitled to any compensation from the Borrowers for such funding loss or increased costs or reduction.
2.17
Discretion of Banks as to Manner of Funding. Notwithstanding any provision contained in this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its SOFR Loans in any manner it elects, it being understood, however, that for purposes of this Agreement all determinations hereunder (including, without limitation, the determination of each Bank’s funding losses and expenses under Section 2.10) shall be made as if such Bank had actually funded and maintained each SOFR Loan through the purchase of deposits having a maturity corresponding to the maturity of the applicable Interest Period relating to the applicable SOFR Loan and bearing an interest rate equal to the applicable Term SOFR Reference Rate.

2.18
Obligations of Banks are Several; Sharing of Payments.
(a)
The obligations of the Banks hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Bank to make any Revolving Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Bank of its corresponding obligation to do so on such date, and no Bank shall be responsible for the failure of any other Bank to so make its Revolving Loan, to purchase its participation or to make its payment under Section 9.03(c).
(b)
The Banks agree among themselves that, in the event that any Bank shall directly or indirectly obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, banker’s lien or counterclaim, through the realization, collection, sale or liquidation of any collateral or otherwise) on account of or in respect of any of the Loans or any of the other Borrower’s Obligations in excess of its Pro Rata Share of all such payments, such Bank shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) from the other Banks participations in the Loans or other Borrower’s Obligations owed to such other Banks in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that the Banks share such payment ratably in accordance with their respective Pro Rata Shares of the outstanding Loans and other Borrower’s Obligations. The Banks further agree among themselves that (i) if any such excess payment to a Bank shall be rescinded or must otherwise be restored, the other Banks which shall have shared the benefit of such payment shall, by repurchase of participation theretofore sold, or otherwise, return its share of that benefit to the Bank whose payment shall have been rescinded or otherwise restored, without interest and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Bank for participations in Reimbursement Obligations or Swingline Loans to any Assignee or Participant, other than to any Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply). Each Borrower agrees that any Banks so purchasing a participation in the Loans or other Borrower’s Obligations of such Borrower to the other Banks may exercise all rights of set-off, banker’s lien and/or counterclaim as fully as if such Banks were a holder of such Loan or other Borrower’s Obligations of such Borrower in the amount of such participation. If under any applicable Debtor Relief Law any Bank receives a secured claim in lieu of a set-off to which this Section 2.18 would apply, such Banks shall, to the extent practicable, exercise their rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 2.18 to share in the benefits of any recovery of such secured claim.
2.19
Substitution of Bank. If (i) the obligation of any Bank to make SOFR Loans has been suspended pursuant to Section 2.12, (ii) any Bank has demanded compensation under Sections 2.13 and/or 2.15 or payments from any Borrower under Section 2.20 or (iii) any Bank becomes a Defaulting Bank or Non-Consenting Bank (in each case, an “Affected Bank”), the Borrowers shall have the right, with the assistance of the Administrative Agent, to, without recourse (and in accordance with and subject to the restrictions contained in, and consents required by, Section 9.09), seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) (each a “Purchasing Bank”) to purchase the Revolving Credit Exposure and Revolving Credit Note, if any, and assume the Revolving Credit Commitment of such Affected Bank. The Affected Bank shall be obligated to sell its Revolving Credit Note and assign its

Revolving Credit Commitment and participation in Letters of Credit and Swingline Loans to such Purchasing Bank or Purchasing Banks within fifteen (15) days after receiving notice from the Borrowers requiring it to do so, at an aggregate price equal to the outstanding principal amount of such Revolving Credit Note and any funded participations in Letters of Credit and Swingline Loans not refinanced through the borrowing of Revolving Loans, plus unpaid interest accrued thereon up to but excluding the date of sale plus the amount of any compensation that would be due to the Affected Bank under Section 2.10 if each Borrower had prepaid the outstanding SOFR Loans of the Affected Bank on the date of such sale. In connection with any such sale, and as conditions thereof, (A) each Borrower shall pay to the Affected Bank its Applicable Share of the sum of (y) all fees accrued for its account under this Agreement to but excluding the date of such sale, and (z) any additional compensation accrued for its account under Sections 2.13 and/or 2.15 to but excluding the date of such sale, (B) in the case of such assignment resulting from a request for compensation under Sections 2.13 and/or 2.15 or payment required to be made under Section 2.20, such assignment will result in a reduction of such compensation or payments thereafter, (C) in the case of an assignment resulting from a Bank becoming a Non-Consenting Bank, the applicable assignee shall have consented to the applicable waiver, consent or amendment and (D) such assignment does not conflict with applicable Requirements of Law. Upon such sale, (1) the Purchasing Bank or Purchasing Banks shall assume the Affected Bank’s Revolving Credit Commitment and participation in Letters of Credit and Swingline Loans and the Affected Bank shall be released from its obligations under this Agreement to a corresponding extent and (2) the Affected Bank, as assignor, such Purchasing Bank, as assignee, the Borrowers and the Administrative Agent shall enter into an Assignment and Assumption Agreement in accordance with Section 9.09(c), whereupon such Purchasing Bank shall be a Bank party to this Agreement, shall be deemed to be an Assignee under this Agreement and shall have all the rights and obligations of a Bank with a Revolving Credit Commitment in an amount equal to the Revolving Credit Commitment of the Affected Bank. In connection with any assignment pursuant to this Section, each Borrower shall pay to the Administrative Agent its Applicable Share of the administrative fee of $3,500 for processing such assignment referred to in Section 9.09(c). Upon the consummation of any sale pursuant to this Section 2.19, the Affected Bank, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if requested, each Purchasing Bank receives a new Note.
2.20
Taxes.
(a)
Any and all payments by a Borrower to or for the account of any Bank or the Administrative Agent under any Transaction Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if a Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from or in respect of any sum payable under any Transaction Document to any Bank, any Issuing Bank or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20(a)) such Bank, such Issuing Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deduction for Taxes been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)
Without limiting the provisions of Section 2.20(a), each Borrower shall timely pay any Other Taxes of such Borrower to the relevant Governmental Authority in accordance with applicable law.
(c)
Each Borrower agrees to indemnify each Bank, each Issuing Bank and the Administrative Agent for the full amount of any Indemnified Taxes or Other Taxes, respectively (including, without limitation, any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.20), paid by such Bank, such Issuing Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, in each case to the extent of such Borrower’s Applicable Share (unless attributable to a specific Borrower, in which case such Borrower shall be solely liable). This indemnification shall be made within fifteen (15) days from the date such Bank, such Issuing Bank or the Administrative Agent (as the case may be) makes demand therefor, accompanied by a certificate of such Bank, such Issuing Bank or the Administrative Agent (as the case may be) setting forth in reasonable detail its computation of the amount or amounts to be paid to it hereunder.
(d)
As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall furnish to the Administrative Agent (who shall forward the same to the applicable Bank), at its address specified in Schedule 9.04, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)
Any Foreign Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Transaction Document shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements.
(f)
Without limiting the generality of the foregoing, in the event that any Borrower is a resident for tax purposes in the United States, any Foreign Bank shall deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the request of any Borrower or the Administrative Agent, but only if such Foreign Bank is legally entitled to do so), whichever of the following is applicable:

(i)
duly completed copies of Internal Revenue Service Form W-8BEN-E (or W-8BEN, as applicable) claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(ii)
duly completed copies of Internal Revenue Service Form W-8ECI,
(iii)
in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Bank is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN-E (or W-8BEN, as applicable),
(iv)
if a payment made to a Bank under any Transaction Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Bank fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Withholding Agent (as defined below) (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller and (B) other documentation reasonably requested by the Withholding Agent sufficient for the Withholding Agent to comply with its obligations under FATCA and to determine that such Bank has complied with such applicable reporting requirements. “Withholding Agent” means any Borrower or the Administrative Agent, or
(v)
any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit any Borrower to determine the withholding or deduction required to be made; provided, however, that such Bank shall inform the Borrowers at such time as any previously provided tax form pursuant to Section 2.20(e) or (f) expires or becomes obsolete, other than as a result of a change in law.
(g)
If the Administrative Agent, any Issuing Bank or any Bank determines, in its sole discretion acting in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Bank, such Issuing Bank or the Administrative Agent, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of such Bank, such Issuing Bank, or the Administrative Agent, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Bank or such Issuing Bank in the event the Administrative Agent, such Bank or such Issuing Bank is required to repay such refund to such Governmental Authority. This Section 2.20(g) shall not be construed to require any Bank, any

Issuing Bank, or the Administrative Agent to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.
(h)
Each Bank shall severally indemnify the Administrative Agent for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that the applicable Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of such Borrower to do so), (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 9.09(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Bank, in each case, that are paid or payable by the Administrative Agent or any Borrower (as applicable) in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.20(h) shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Bank a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Transaction Document or otherwise payable by the Administrative Agent to such Bank from any other source against any amount due to the Administrative Agent under this Section 2.20(h).
(i)
The provisions of this Section 2.20 shall survive any expiration or termination of this Agreement and the payment of the Loans and the other Borrower’s Obligations.
2.21
Defaulting Banks.
(a)
Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Defaulting Bank, then, until such time as such Bank is no longer a Defaulting Bank, to the extent permitted by applicable law:
(i)
Such Defaulting Bank’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Banks and in Section 9.07.
(ii)
Fees shall cease to accrue on such Defaulting Bank’s Pro Rata Share of the average daily Unutilized Revolving Credit Commitment pursuant to Section 2.07(a).
(iii)
Any payment of principal, interest, fees (other than any fees described in clause (ii) above) or other amounts received by the Administrative Agent for the account of such Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Bank to any Issuing Bank or the Swingline Bank hereunder; third, if so determined by the Administrative Agent or requested by any Issuing Bank or the Swingline Bank, to be held as Cash Collateral for future funding obligations of such Defaulting Bank in respect of any participation in any

Letter of Credit or Swingline Loan; fourth, as any Borrower may request (so long as no Default or Event of Default exists with respect to such Borrower), to the funding of any Loan for such Borrower in respect of which that Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Bank to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Banks, the Issuing Banks or the Swingline Bank as a result of any judgment of a court of competent jurisdiction obtained by any Bank, any Issuing Bank or the Swingline Bank against that Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; seventh, so long as no Default exists with respect to such Borrower, to the payment of any amounts owing to such Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; and eighth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or any Letter of Credit Exposure in respect of which such Defaulting Bank has not fully funded its appropriate share, and (B) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and obligations in respect of Letters of Credit owed to, all non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of, or obligations in respect of Letters of Credit owed to, such Defaulting Bank. Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Bank, and each Bank irrevocably consents hereto.
(iv)
All or any part of such Defaulting Bank’s Letter of Credit Exposure and its Swingline Exposure shall automatically (effective on the day such Bank becomes a Defaulting Bank) be reallocated among the non-Defaulting Banks in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Bank’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the Revolving Credit Exposure of any non-Defaulting Bank to exceed such non-Defaulting Bank’s Revolving Credit Commitment.
(v)
If the reallocation described in clause (iv) above cannot, or can only partially, be effected, each Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within two (2) Business Days following notice by the Administrative Agent, (x) first, prepay Swingline Loans made to it in an amount equal to the Swingline Banks’ Fronting Exposure and (y) second, Cash Collateralize any Issuing Bank’s Fronting Exposure with respect to such Borrower in accordance with the procedures set forth in Section 3.08.
(b)
If the Borrowers, the Administrative Agent, the Issuing Banks and the Swingline Bank agree in writing in their sole discretion that a Defaulting Bank should no longer be deemed to be a Defaulting Bank, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Bank will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Banks or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Banks in accordance with their respective Pro Rata Shares (without giving effect to Section 2.21(a)(iii)), whereupon such Bank will cease to be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank.
SECTION 3.
LETTERS OF CREDIT
3.01
Issuance. Subject to and upon the terms and conditions herein set forth, each Issuing Bank agrees, at any time and from time to time on and after the Effective Date and prior to the earlier of (i) the Letter of Credit Maturity Date and (ii) the last day of the Revolving Credit Period, and upon request by any Borrower to it in accordance with the provisions of Section 3.02, to issue for the account of such Borrower one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by such Issuing Bank (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the “Letters of Credit”), provided that, immediately after each such Letter of Credit is issued, the aggregate Revolving Credit Exposure outstanding with respect to such Borrower does not exceed its Sublimit. The Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as may be acceptable to such Issuing Bank. For the avoidance of doubt, a Letter of Credit issued for the account of a Borrower may include a Letter of Credit issued for the account of such Borrower for the benefit of one or more of its Subsidiaries, provided that (a) such Subsidiary has provided all documentation and other information requested by the Administrative Agent that is required to satisfy applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, and (b) a Letter of Credit issued for the account of Parent shall not include a Letter of Credit issued for the account of Spire Missouri, Spire Alabama or Spire Tennessee, or any of their respective Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of a Subsidiary of a Borrower, such Borrower shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the benefit of its Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business drives substantial benefits from the businesses of such Subsidiaries. Notwithstanding the foregoing:
(a)
No Letter of Credit shall be issued if, after giving effect to such issuance, (i) the Stated Amount when added to the aggregate Letter of Credit Exposure of the Banks at such time, would exceed the Letter of Credit Sublimit, (ii) with respect to a Letter of Credit with the applicable Issuing Bank, the Stated Amount when added to the aggregate Letter of Credit Exposure of the Banks with respect to Letters of Credit issued by the applicable Issuing Bank at such time, would exceed the Letter of Credit Commitment of such Issuing Bank, (iii) the Stated Amount when added to the aggregate Revolving Credit Exposure, would exceed the aggregate Revolving Credit Commitments at such time, or (iv) any Bank is at that time a Defaulting Bank, unless such Issuing Bank’s Fronting Exposure is 100% covered by the commitments of the non-Defaulting Banks or the applicable Issuing Bank has entered into an arrangement, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the applicable Borrower or such Bank to eliminate such Issuing Bank’s actual Fronting Exposure (after giving effect to Section 2.20(a)(iii)) with respect to the Defaulting Bank arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Exposure as to which the Issuing Bank has actual Fronting Exposure, as it may elect in its sole discretion;
(b)
No Letter of Credit shall be issued that by its terms expires later than the Letter of Credit Maturity Date or, in any event, more than one year after its date of issuance; provided, however, that a Letter of Credit may, if requested by any Borrower, provide by its terms, and on terms acceptable to the applicable Issuing Bank, for renewal for successive periods of one year or less (but not beyond the Letter of Credit Maturity Date), unless and until such Issuing Bank shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and
(c)
No Issuing Bank shall be under any obligation to issue any Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuing Bank as of the Effective Date and that such Issuing Bank in good faith deems material to it, or (ii) such Issuing Bank shall have actual knowledge, or shall have received notice from any Bank, prior to the issuance of such Letter of Credit that one or more of the conditions specified in Section 4.01 (if applicable) or Section 4.02 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of Section 3.01(a).
3.02
Notices. Whenever any Borrower desires the issuance of a Letter of Credit, such Borrower will give the applicable Issuing Bank written notice with a copy to the Administrative Agent not later than 11:00 a.m., Charlotte time, three (3) Business Days (or such shorter period as is acceptable to such Issuing Bank in any given case) prior to the requested date of issuance thereof. Each such notice (each, a “Letter of Credit Notice”) shall be irrevocable, shall be given substantially in the form of Exhibit B-4 and shall specify (a) the requested date of issuance, which shall be a Business Day, (b) the requested Stated Amount and expiry date of the Letter of Credit, and (c) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit. Such Borrower will also complete any application procedures and documents reasonably required by such Issuing Bank in connection with the issuance of any Letter of Credit. Upon its issuance of any Letter of Credit, such Issuing Bank will promptly notify the Administrative Agent of such issuance, and the Administrative Agent will give prompt notice thereof to each Bank. The renewal, increase or extension of any outstanding Letter of Credit shall, for purposes of this Section 3, be treated in all respects as the issuance of a new Letter of Credit.
3.03
Participations. Immediately upon the issuance of any Letter of Credit, the applicable Issuing Bank shall be deemed to have sold and transferred to each Bank, and each Bank shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty (except for the absence of Liens thereon created, incurred or suffered to exist by, through or under such Issuing Bank), an undivided interest and participation, pro rata (based on such Bank’s Pro Rata Share), in such Letter of Credit, each drawing made thereunder and the obligations of the applicable Borrower under this Agreement with respect thereto and any Cash Collateral or other security therefor or guaranty pertaining thereto; provided, however, that the fee relating to Letters of Credit described in Section 2.07(c) shall be payable directly to such Issuing Bank as provided therein, and the other Banks shall have no right to receive any portion thereof. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Bank’s Pro Rata Share of each Reimbursement Obligation not reimbursed by the applicable Borrower on the date due as provided in Section 3.04 or through the borrowing of Revolving Loans as provided in Section 3.05 (because the conditions set forth in Section 4.02 cannot be satisfied, or for any other reason), or of any reimbursement payment required to be refunded to any Borrower for any reason. Upon any change in the Revolving Credit Commitments of any of the Banks pursuant to Section 9.09, with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section 3.03 to reflect the new Pro Rata Shares of the assigning Bank and the Assignee. Each Bank’s obligation to make payment to such Issuing Bank pursuant to this Section 3.03 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including the termination of the Revolving Credit Commitments or the existence of any Default or Event of Default, and each such payment shall be made without any offset, abatement, reduction or withholding whatsoever.
3.04
Reimbursement. Each Borrower hereby agrees severally, but not jointly, to reimburse the applicable Issuing Bank by making payment to the Administrative Agent, for the account of such Issuing Bank, in immediately available funds, for any payment made by such Issuing Bank under any Letter of Credit issued by it for the account of such Borrower (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a “Reimbursement Obligation”) immediately upon, and in any event on the same Business Day as, the making of such payment by such Issuing Bank (provided that any such Reimbursement Obligation shall be deemed timely satisfied (but nevertheless subject to the payment of interest thereon as provided hereinbelow) if satisfied pursuant to a borrowing of Revolving Loans made on the date of such payment by such Issuing Bank, as set forth more completely in Section 3.05), together with interest on the amount so paid by such Issuing Bank, to the extent not reimbursed prior to 12:00 p.m., Charlotte time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, at the Adjusted Base Rate applicable to Revolving Loans as in effect from time to time during such period, such interest also to be payable on demand. Each Issuing Bank will provide the Administrative Agent and the applicable Borrower with prompt notice of any payment or disbursement made or to be made under any Letter of Credit issued by it, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect such

Borrower’s obligations under this Section 3.04 or any other provision of this Agreement. The Administrative Agent will promptly pay to such Issuing Bank any such amounts received by it under this Section 3.04.
3.05
Payment by Revolving Loans. In the event that any Issuing Bank makes any payment under any Letter of Credit and the applicable Borrower shall not have timely satisfied in full its Reimbursement Obligation to such Issuing Bank pursuant to Section 3.04, and to the extent that any amounts then held in the Cash Collateral Account established pursuant to Section 3.08 shall be insufficient to satisfy such Reimbursement Obligation in full, such Issuing Bank will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Bank, of such failure. If the Administrative Agent gives such notice prior to 12:00 noon, Charlotte time, on any Business Day, each Bank will make available to the Administrative Agent, for the account of such Issuing Bank, its Pro Rata Share of the amount of such payment on such Business Day in immediately available funds. If the Administrative Agent gives such notice after 12:00 noon, Charlotte time, on any Business Day, each such Bank shall make its Pro Rata Share of such amount available to the Administrative Agent on the next succeeding Business Day. If and to the extent any Bank shall not have so made its Pro Rata Share of the amount of such payment available to the Administrative Agent, such Bank agrees to pay to the Administrative Agent, for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Administrative Agent. The failure of any Bank to make available to the Administrative Agent its Pro Rata Share of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Administrative Agent its Pro Rata Share of any payment under any Letter of Credit on the date required, as specified above, but no Bank shall be responsible for the failure of any other Bank to make available to the Administrative Agent such other Bank’s Pro Rata Share of any such payment. Each such payment by a Bank under this Section 3.05 of its Pro Rata Share of an amount paid by such Issuing Bank shall constitute a Revolving Loan by such Bank (the applicable Borrower being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the aggregate Unutilized Revolving Credit Commitments immediately prior to giving effect to the application of the proceeds of such Revolving Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time. Each Bank’s obligation to make Revolving Loans pursuant to this Section 3.05 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of the amount of such borrowing of Revolving Loans to meet the minimum borrowing amount specified in Section 2.01(a); provided, however, that each Bank’s obligation to make Revolving Loans pursuant to this Section 3.05 is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Notice of Borrowing).
3.06
Payment to Banks. Whenever any Issuing Bank receives a payment in respect of a Reimbursement Obligation as to which the Administrative Agent has received, for the account of such Issuing Bank, any payments from the Banks pursuant to Section 3.05, such Issuing Bank will promptly pay to the Administrative Agent, and the Administrative Agent will promptly pay to each Bank that has paid its Pro Rata Share thereof, in immediately available funds, an amount equal to such Bank’s Pro Rata Share of such Reimbursement Obligation.

3.07
Obligations Absolute. The Reimbursement Obligations of each Borrower shall be irrevocable, shall remain in effect until all Issuing Banks shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:
(a)
Any lack of validity or enforceability of this Agreement, any of the other Transaction Documents or any documents or instruments relating to any Letter of Credit;
(b)
Any change in the time, manner or place of payment of, or in any other term of, all or any of such Borrower’s Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, in each case whether or not such Borrower has notice or knowledge thereof;
(c)
The existence of any claim, setoff, defense or other right that such Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Bank or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between such Borrower and the beneficiary named in any such Letter of Credit);
(d)
Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that such draft, certificate or other document appears on its face to comply with the terms of such Letter of Credit), any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, facsimile or otherwise, or any errors in translation or in interpretation of technical terms;
(e)
Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;
(f)
The exchange, release, surrender or impairment of any collateral or other security for such Borrower’s Obligations;
(g)
The occurrence of any Default or Event of Default; or
(h)
Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower.

Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct as determined by a final, nonappealable judgment of a court of competent jurisdiction, shall be binding upon the applicable Borrower and each Bank and shall not create or result in any liability of such Issuing Bank to such Borrower or any Bank. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from such Issuing Bank’s gross negligence or willful misconduct, (i) such Issuing Bank’s acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) such Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of such Issuing Bank.

3.08
Cash Collateral Account. At any time and from time to time (a) after the occurrence and during the continuance of an Event of Default with respect to such Borrower, the Administrative Agent may, and at the direction or with the consent of the Required Banks shall, require such Borrower to deliver to the Administrative Agent such additional amount of cash as is equal to 102% of the aggregate Stated Amount of all Letters of Credit issued for the account of such Borrower at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (b) in the event of a prepayment under Section 2.01(b), the Administrative Agent will retain such amount as may then be required to be retained, such amounts in each case under clauses (a) and (b) above to be held by the Administrative Agent in a cash collateral account (the “Cash Collateral Account”). Each Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Banks, a Lien upon and security interest in its Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Exposure with respect to such Borrower, and for application to such Borrower’s Reimbursement Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Amounts in the Cash Collateral Account shall not bear interest. In the event of a drawing, and subsequent payment by any Issuing Bank, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to such Issuing Bank an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse such Issuing Bank therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of the Issuing Banks for all of its obligations thereunder shall be held by the Administrative Agent, for the benefit of the applicable Borrower, to be applied against such Borrower’s Obligations in such order and manner as the Administrative Agent may direct. If any Borrower is required to provide Cash Collateral pursuant to Section 2.01(b), such amount, to the extent not applied as aforesaid, shall be returned to such Borrower on demand, provided that after giving effect to such return (i) the aggregate Revolving Credit Exposure would not exceed the aggregate Revolving Credit Commitments at such time and (ii) no Default or Event of Default with respect to such Borrower shall have occurred and be continuing at such time. If any Borrower is required to provide Cash Collateral as a result of an Event of Default with respect to such Borrower, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three (3) Business Days after all Events of Default with respect to such Borrower have been cured or waived.
3.09
The Issuing Banks. Each Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the rights, benefits and immunities (a) provided to the Administrative Agent in Section 8 with respect to any acts taken or omissions suffered by it in connection with Letters of Credit issued by it or proposed to be issued by it and any documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 8 included each Issuing Bank with respect to such acts or omissions, and (b) as additionally provided herein with respect to each Issuing Bank.
3.10
Effectiveness. Notwithstanding any termination of the Revolving Credit Commitments or repayment of the Loans, or both, the obligations of each Borrower under this Section 3 shall remain in full force and effect until the Issuing Banks and the Banks shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit issued for the account of such Borrower.
3.11
Existing Letters of Credit. Each letter of credit issued under the Existing Loan Agreement that remains outstanding as of the Effective Date (“Existing Letters of Credit”) shall be deemed issued as a Letter of Credit under this Agreement as of the Effective Date. The Existing Letters of Credit will be reallocated on the Effective Date among the Banks in accordance with their revised Pro Rata Shares with respect to the Revolving Credit Commitments.
SECTION 4.
CONDITIONS PRECEDENT.
4.01
Conditions to Effective Date. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.07):
(a)
receipt by the Administrative Agent of (x) this Agreement, executed by a duly authorized officer of each Borrower and each other party hereto and (y) Notes in favor of each Bank requesting a Note, all executed by a duly authorized officer of each Borrower;
(b)
receipt by the Administrative Agent of a certificate of an authorized officer of each Borrower, dated as of the Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, certifying and attaching the following:
(i)
a copy of resolutions of the Board of Directors of such Borrower, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents;

(ii)
a copy of the Articles of Incorporation of such Borrower, including any amendments thereto;
(iii)
a copy of the Bylaws of such Borrower, including any amendments thereto;
(iv)
an incumbency certificate, executed by the Secretary of such Borrower, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing any of the Transaction Documents to which such Borrower is a party;
(v)
a certificate of corporate good standing of such Borrower issued by the appropriate Governmental Authorities of its jurisdiction of incorporation;
(c)
receipt by the Administrative Agent of favorable opinions of (i) Stinson LLP, special counsel to the Borrowers, and (ii) with respect to Spire Alabama and related Alabama law matters, in-house counsel to one or more of the Borrowers that is licensed to practice law in the State of Alabama;
(d)
receipt by the Administrative Agent of a certificate, signed by an authorized officer of each Borrower, dated the Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of such Borrower contained in this Agreement and the other Transaction Documents (A) that are qualified by materiality or Material Adverse Effect are true and correct as so qualified and (B) that are not qualified by materiality or Material Adverse Effect are true and correct in all material respects, in each case as of the Effective Date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), (ii) no Default or Event of Default with respect to such Borrower has occurred and is continuing, (iii) no Material Adverse Effect with respect to such Borrower has occurred since September 30, 2023, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect with respect to such Borrower, and (iv) all conditions to the initial extensions of credit hereunder set forth in this Section 4.01 and in Section 4.02 have been satisfied or waived as required hereunder;
(e)
the Borrowers shall have paid (i) to Wells Fargo Securities, U.S. Bank and JPMCB, the fees required under the applicable Fee Letters, respectively, to be paid to them on the Effective Date, in the amounts due and payable on the Effective Date, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in the Wells Fargo Fee Letter, and (iii) all other fees of the Arrangers, the Administrative Agent and the Banks and the reasonable expenses of the Administrative Agent required under any other Transaction Document to be paid on or prior to the Effective Date (including, to the extent invoiced prior to the Effective Date, reasonable fees and expenses of counsel to the Administrative Agent) in connection with this Agreement and the other Transaction Documents;
(f)
receipt by the Administrative Agent of copies of the financial statements referred to in Section 5.09;
(g)
receipt by the Administrative Agent and the Banks of all documentation and other information requested by the Administrative Agent or such Bank that is required to satisfy applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act;
(h)
receipt by the Administrative Agent, and any Bank requesting the same, at least five Business Days prior to the Effective Date of a Beneficial Ownership Certification in relation to each Borrower (or a certification that such Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations), in each case if requested at least ten Business Days prior to the Effective Date;
(i)
receipt by the Administrative Agent of an Account Designation Letter, together with written instructions from an Authorized Individual for each Borrower, including wire transfer information, directing the payment of the proceeds of any Loans to be made hereunder;
(j)
receipt by the Administrative Agent of evidence reasonably satisfactory to the Administrative Agent that all accrued and unpaid interest and fees under the Existing Loan Agreement as of the Effective Date have been paid in full; and
(k)
such other agreements, documents, instruments and certificates as the Administrative Agent or any Bank may reasonably request no later than five (5) Business Days prior to the Effective Date.

Without limiting the generality of the provisions of Section 8.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Effective Date specifying its objection thereto.

4.02
All Extensions of Credit. Notwithstanding any provision contained in this Agreement to the contrary, no Bank shall have any obligation to make any Loan to any Borrower (other than Revolving Loans made for the purpose of repaying Refunded Swingline Loans pursuant to Section 2.02(d) or for the purpose of paying unpaid Reimbursement Obligations pursuant to Section 3.04) and no Issuing Bank shall have any obligation to issue Letters of Credit for the account of any Borrower under this Agreement unless:
(a)
the Administrative Agent shall have received from such Borrower a Notice of Borrowing in accordance with Section 2.02(a), (together with the Swingline Bank) a Notice of Swingline Borrowing in accordance with Section 2.02(c), and/or (together with the applicable Issuing Bank) a Letter of Credit Notice in accordance with Section 3.02;
(b)
both immediately before and immediately after giving effect to such Loan or issuing such Letter of Credit, no Default or Event of Default under this Agreement with respect to such Borrower shall have occurred and be continuing; and
(c)
all of the representations and warranties of such Borrower in this Agreement and/or in any other Transaction Document (except the representations set forth in Section 5.05 (other than clause (ii) thereof) and Section 5.08, each of which shall only be made on the Effective Date) (i) that are qualified by materiality or Material Adverse Effect shall be true and correct as so qualified and (ii) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects; in each case on and as of the date of such Loan or the date of issuance of such Letter of Credit as if made on and as of the date of such Loan or Letter of Credit (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date).

Each giving of a Notice of Borrowing, a Notice of Swingline Borrowing or a Letter of Credit Notice by a Borrower, and the making of each Loan or issuance of a Letter of Credit, shall be deemed to be a representation and warranty by such Borrower on the date of such Loan as to the facts specified in clauses (b) and (c) of this Section 4.02.

4.03
Spire Tennessee Activation Date. Notwithstanding any provision contained in this Agreement to the contrary, without limiting the conditions set forth in Section 4.02, no Bank shall have any obligation to make any Loan to Spire Tennessee and no Issuing Bank shall have any obligation to issue Letters of Credit for the account of Spire Tennessee under this Agreement prior to the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.07) (such date, the “Spire Tennessee Activation Date”):
(a)
PNG Tennessee Acquisition. The PNG Tennessee Acquisition shall have been consummated.
(b)
Consents and Approvals. All necessary governmental, regulatory and third party approvals, if any, authorizing borrowings hereunder by Spire Tennessee in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall have been obtained and remain in full force and effect.
(c)
Financial Statements. As of the Spire Tennessee Activation Date, Spire Tennessee shall have delivered to the Administrative Agent all financial statements required to be delivered by it pursuant to Section 6.01(a) on or prior to such date.
(d)
Certificate of Activation Date. Spire Tennessee shall have delivered a certificate, signed by an authorized officer of Spire Tennessee, dated the Spire Tennessee Activation Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of Spire Tennessee contained in this Agreement and the other Transaction Documents (A) that are qualified by materiality or Material Adverse Effect are true and correct as so qualified and (B) that are not qualified by materiality or Material Adverse Effect are true and correct in all material respects, in each case as of the Spire Tennessee Activation Date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct or true and correct in all material respects, as applicable, as of such date), (ii) no Default or Event of Default with respect to Spire Tennessee has occurred and is continuing, (iii) no Material Adverse Effect with respect to Spire Tennessee has occurred since December 31, 2024, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect with respect to Spire Tennessee, and (iv) all conditions to the Spire Tennessee Activation Date set forth in this Section 4.03 have been satisfied or waived as required hereunder.

(e)
Sublimit Adjustment Letter. The Borrowers shall have delivered to the Administrative Agent a Sublimit Adjustment Letter to reallocate a portion of the Revolving Credit Commitments to Spire Tennessee, effective as of the Spire Tennessee Activation Date, in accordance with the requirements of Section 2.01(g) and any other applicable requirements set forth in this Agreement with respect to adjustments of the Borrowers’ Sublimits.
(f)
Account Designation Letter. Spire Tennessee shall have delivered to the Administrative Agent an Account Designation Letter, together with written instructions from an Authorized Individual for Spire Tennessee, including wire transfer information, directing the payment of the proceeds of any Loans to be made hereunder.
SECTION 5.
REPRESENTATIONS AND WARRANTIES.

Each Borrower, severally and not jointly, hereby represents and warrants to the Administrative Agent, each Issuing Bank, the Swingline Bank and each other Bank that:

5.01
Corporate Existence and Power. Such Borrower: (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate powers required to carry on its business as now conducted; and (c) is qualified to transact business as a foreign corporation in, and is in good standing under the laws of, all states in which it is required by applicable law to maintain such qualification and good standing except for those states in which the failure to qualify or maintain good standing could not reasonably be expected to have a Material Adverse Effect with respect to such Borrower.
5.02
Corporate Authorization. The execution, delivery and performance by such Borrower of this Agreement, the Notes and the other Transaction Documents to which it is a party are within the corporate powers of such Borrower and have been duly authorized by all necessary corporate and other action on the part of such Borrower.
5.03
Binding Effect. This Agreement, the Notes and the other Transaction Documents have been duly executed and delivered by such Borrower and constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
5.04
Governmental and Third-Party Authorization. No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by such Borrower of this Agreement or any of the other Transaction Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than (i) consents, authorizations and filings that have been (or on or prior to the Effective Date (or with respect to Spire Tennessee, the Spire Tennessee Activation Date) will have been) made or obtained and that are (or on the Effective Date (or with respect to Spire Tennessee, the Spire Tennessee Activation Date) will be) in full force and effect, which consents, authorizations and filings are listed on Schedule 5.04 and (ii) consents and filings the failure to obtain or make which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse

Effect with respect to such Borrower. Such Borrower has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to such Borrower.
5.05
Litigation. Except as disclosed in filings with the Securities and Exchange Commission prior to the Effective Date (or, with respect to Spire Tennessee, the First Amendment Date), there are no actions, investigations, suits or proceedings pending or, to the knowledge of such Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority, arbitrator or other Person, (i) against such Borrower or any of its properties that, if adversely determined, could reasonably be expected to have a Material Adverse Effect with respect to such Borrower, or (ii) which questions the validity or enforceability with respect to such Borrower of this Agreement, any of the other Transaction Documents to which such Borrower is a party or any of the transactions contemplated hereby or thereby.
5.06
Taxes. Such Borrower has filed all United States federal income tax returns and other material tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are not yet delinquent or that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP.
5.07
Subsidiaries. Schedule 5.07 sets forth, as of the Effective Date (or with respect to Spire Tennessee, as of the Spire Tennessee Activation Date) (i) all of the Material Subsidiaries, if any, of such Borrower and (ii) as to such Borrower and each of its Material Subsidiaries, if any, the number of shares, units or other interests of each class of Capital Stock outstanding, and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. All outstanding shares of Capital Stock of such Borrower and each of its Material Subsidiaries, if any, are duly and validly issued, fully paid and nonassessable. Except for the shares of Capital Stock and the other equity arrangements expressly indicated on Schedule 5.07, as of the Effective Date (or with respect to Spire Tennessee, as of the Spire Tennessee Activation Date), there are no shares of Capital Stock, warrants, rights, options or other equity securities, or other Capital Stock of any of such Borrower of any of its Material Subsidiaries, if any, outstanding or reserved for any purpose.
5.08
No Material Adverse Effect. Except as disclosed in filings with the Securities and Exchange Commission prior to the Effective Date (but excluding any statement therein that is a risk factor or cautionary, predictive or forward-looking in nature), as of the Effective Date there has been no Material Adverse Effect with respect to such Borrower (other than Spire Tennessee) since September 30, 2025, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect with respect to such Borrower. With respect to Spire Tennessee, as of the First Amendment Date and as of the Spire Tennessee Activation Date, there has been no Material Adverse Effect with respect to Spire Tennessee since December 31, 2024, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect with respect to Spire Tennessee.

5.09
Financial Statements. Such Borrower has made available to the Administrative Agent and the Banks (a) in the case of the Parent, Spire Missouri and Spire Alabama, the audited consolidated balance sheets and statements of income, capitalization, common shareholders’ equity and cash flows of such Borrower and its Subsidiaries as of and for the fiscal year of such Borrower ended September 30, 2025, all certified by such Borrower’s independent certified public accountants, which financial statements have been prepared in accordance with GAAP consistently applied, and (b) in the case of Spire Tennessee, (x) the audited abbreviated carveout financial statements of the PNG Tennessee Business (consisting of statements of revenues and direct expenses and statements of assets acquired and liabilities assumed) as of and for the fiscal years of the PNG Tennessee Business ended December 31, 2024 and December 31, 2023, all certified by such Borrower’s independent certified public accountants, which financial statements have been prepared in accordance with GAAP consistently applied and (y) the unaudited abbreviated carveout financial statements of the PNG Tennessee Business (consisting of statements of revenues and direct expenses and statements of assets acquired and liabilities assumed) as of and for the 9-month periods ended September 30, 2025 and September 30, 2024. Such Borrower further represents and warrants to the Administrative Agent and each Bank that the financial statements of such Borrower referred to above and their accompanying notes (if any) fairly present in all material respects the financial condition of such Borrower and its Subsidiaries as of the dates thereof.
5.10
Compliance with Other Instruments; None Burdensome. None of the execution and delivery by such Borrower of the Transaction Documents, the performance by such Borrower of its obligations under the Transaction Documents or the borrowing and/or repayment of Loans by such Borrower under this Agreement will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Borrower, any of the provisions of the Articles of Incorporation or Bylaws of such Borrower or any of the provisions of any indenture, agreement, document, instrument or undertaking to which such Borrower is a party or subject, or by which such Borrower or any property or assets of such Borrower is bound, or result in the creation or imposition of any security interest, lien or encumbrance on any of the property or assets of such Borrower pursuant to the terms of any such material indenture, agreement, document, instrument or undertaking.
5.11
ERISA.
(a)
Except as would not result or be reasonably expected to result in a Material Adverse Effect with respect to such Borrower: (a) such Borrower is in compliance with the applicable provisions of ERISA, and each of its Plans is and has been administered in compliance with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Code, (b) no ERISA Event with respect to such Borrower (i) has occurred within the five-year period prior to the Effective Date (or with respect to Spire Tennessee, the Spire Tennessee Activation Date), (ii) has occurred and is continuing, or (iii) to the knowledge of such Borrower, is reasonably expected to occur with respect to any Plan of such Borrower, and (c) such Borrower and ERISA Affiliates have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA in connection with termination of a Plan.

(b)
As of the Effective Date (or with respect to Spire Tennessee, as of the Spire Tennessee Activation Date), such Borrower is not nor will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans to repay the Loans, the Letters of Credit or the Revolving Credit Commitments.
5.12
Regulation U. Such Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used (a) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose, in each case, in a manner that would violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended. If requested by the Administrative Agent or any Bank, such Borrower shall furnish to the Administrative Agent and each Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.
5.13
Investment Company Act of 1940. Such Borrower is not an “investment company” as that term is defined in the Investment Company Act of 1940, as amended.
5.14
[Reserved].
5.15
Labor Relations. Such Borrower is not engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended, except for any unfair labor practice that has not had or would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower.
5.16
Use of Proceeds. The Letters of Credit and the proceeds of the Loans shall be used by such Borrower for working capital and general corporate purposes not in contravention of any Requirement of Law or of any Transaction Document to which it is a party.
5.17
Compliance with Laws. Such Borrower is in compliance with all laws, rules, regulations, orders and decrees applicable to it or to its properties, except where failure to be in compliance would not have or would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower.
5.18
Full Disclosure. All factual information heretofore, contemporaneously or hereafter furnished in writing to the Administrative Agent, the Arrangers or any Bank by or on behalf of such Borrower or any of its Subsidiaries for purposes of or in connection with this Agreement and the other Transaction Documents to which it is a party, when taken together with disclosures made in such Borrower’s filings with the Securities and Exchange Commission, is or will be true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been updated, amended or supplemented, on the date as of which any such update, amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which such information was provided, not misleading in any material respect; provided that, with respect to projections, budgets and other estimates, such Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
5.19
OFAC; Anti-Terrorism Laws; Anti-Corruption Laws.
(a)
Such Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Such Borrower and its Subsidiaries and, to the knowledge of such Borrower, their respective directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.
(b)
Such Borrower and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act.
(c)
Neither such Borrower nor any of its Subsidiaries nor, to the knowledge of such Borrower, any director, officer, employee, agent or Affiliate of such Borrower or any of its Subsidiaries is a Designated Person, nor is such Borrower or any of its Subsidiaries located, organized or resident in any country or territory that is the subject of Sanctions.
(d)
No part of the proceeds of the Loans or Letters of Credit will be used by such Borrower (i) in violation of Anti-Corruption Laws or applicable Sanctions or (ii) for the purpose of financing any activities or business of or with any Designated Person.
(e)
Such Borrower will notify the Administrative Agent and each Bank that previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein
5.20
No Default. No Default or Event of Default with respect to such Borrower under this Agreement has occurred and is continuing.
5.21
Affected Financial Institutions. Such Borrower is not an Affected Financial Institution.
SECTION 6.
COVENANTS.
6.01
Affirmative Covenants. Each Borrower, severally but not jointly, covenants and agrees that, so long as (a) any Bank has any obligation to make any Loan to it under this Agreement, (b) any Issuing Bank has an obligation to issue Letters of Credit for its account under this Agreement and/or (c) any of such Borrower’s Obligations remain unpaid (other than (i) contingent indemnification or expense reimbursement obligations to the extent no claim giving rise thereto has been asserted and (ii) Letter of Credit obligations that have been Cash Collateralized in accordance with the terms hereof):
(a)
Information. Such Borrower will make available, deliver or cause to be delivered to the Administrative Agent (who shall forward copies thereof to each Bank):
(i)
within ninety (90) days (or such additional extended period as allowed by the Securities and Exchange Commission, not to exceed fifteen (15) days) after the end of each fiscal year of such Borrower: an audited consolidated balance sheet of such Borrower and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, capitalization, common shareholders’ equity and cash flows for such fiscal year, including notes thereto, setting forth in each case, in comparative form, the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, together with a report and opinion thereon by Deloitte & Touche LLP or any other independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit or with respect to accounting principles followed by such Borrower or any of its Subsidiaries not in accordance with GAAP; provided, however, that making available to the Administrative Agent copies of the Annual Report on Form 10-K of the Borrowers for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 6.01(a)(i);
(ii)
within forty-five (45) days (or such additional extended period as allowed by the Securities and Exchange Commission, not to exceed fifteen (15) days) after the end of the first three (3) fiscal quarters of each fiscal year of such Borrower, an unaudited consolidated balance sheet of such Borrower and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income, common shareholders’ equity and cash flows for such fiscal quarter and for the portion of such Borrower’s fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form, the figures for the corresponding fiscal quarter and the corresponding portion of such Borrower’s previous fiscal year, all in reasonable detail and satisfactory in form to the Required Banks and certified (subject to normal year-end adjustments and absence of footnote disclosures) as to fairness of presentation, consistency and compliance with GAAP by the chief financial officer of such Borrower; provided, however, that making available to the Administrative Agent copies of the Quarterly Report on Form 10-Q of the Borrowers for such fiscal quarter filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 6.01(a)(ii);
(iii)
within the timeframes outlined in Sections 6.01(a)(i) and (ii) above, as applicable, a certificate of a Financial Officer of such Borrower substantially in the form attached hereto as Exhibit C and incorporated herein by reference (A) stating whether there exists on the date of such certificate any Default or Event of Default with respect to such Borrower and, if any such Default or Event of Default then exists, setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto and (B) certifying whether such Borrower is in compliance with the financial covenant contained in Section 6.02; and
(iv)
with reasonable promptness, such further information regarding the business, affairs and financial condition of such Borrower as the Administrative Agent or any Bank may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) such Borrower notifies the Administrative Agent that such documents have become available on the Security Exchange Commission’s EDGAR Database; (ii) on which such Borrower posts such documents, or provides a link thereto on such Borrower’s website on the internet at the website address listed in Schedule 9.04; or (iii) on which such documents are posted on such Borrower’s behalf on an Internet or intranet website, if any, to which each Bank and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) such Borrower shall deliver paper copies of such documents to the Administrative Agent or any Bank that requests such Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Bank and (ii) such Borrower shall notify the Administrative Agent and each Bank (by facsimile or electronic mail) of the posting of any such documents. Notwithstanding anything contained herein, in every instance such Borrower shall be required to provide paper copies of the Compliance Certificates to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Notwithstanding anything to the contrary herein, for any period prior to consummation of the PNG Tennessee Acquisition, the financial statements required to be delivered under Section 6.01(a)(i) or 6.01(a)(ii) with respect to Spire Tennessee and its Subsidiaries shall be the audited (in the case of Section 6.01(a)(i)) or unaudited (in the case of Section 6.01(a)(ii)) abbreviated carve-out financial statements of the PNG Tennessee Business (consisting of statements of revenues and direct expenses and statements of assets acquired and liabilities assumed) as of the end of such fiscal year or fiscal quarter (as applicable) and for the fiscal year or portion thereof (as applicable) then ended, in substantially equivalent form and detail as such financial statements of Spire Tennessee delivered to the Banks on or prior to the First Amendment Date, and in the case of Section 6.01(a)(i), together with a report and opinion thereon by Deloitte & Touche LLP or any other independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit or with respect to accounting principles not in accordance with GAAP.

(b)
Corporate Existence; Maintenance of Properties; Insurance. Such Borrower will do all things necessary to (i) preserve and keep in full force and effect at all times its corporate existence and all permits, licenses, franchises and other rights material to its business except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect with respect to such Borrower, (ii) be duly qualified to do business and be in good standing in all jurisdictions where the nature of its business or its ownership of property or assets requires such qualification except for those jurisdictions in which the failure to qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect with respect to such Borrower, (iii) keep all material properties in good working order and condition (normal wear and tear and damage by casualty excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced or, in the good faith judgment of such Borrower, are no longer useful or desirable in the conduct of the business of such Borrower and (iv) maintain with financially sound and reputable insurance companies insurance or through its own program of self-insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.
(c)
Compliance with Laws, Regulations, Etc. Such Borrower will, and will cause each of its Subsidiaries, to comply with any and all Requirements of Law applicable in respect of the conduct of its business and ownership and operation of its properties and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its properties or assets or to the conduct of its business, the violation of which or the failure to comply with or obtain would reasonably be expected to have a Material Adverse Effect with respect to such Borrower.
(d)
Notices. Such Borrower will notify the Administrative Agent in writing of any of the following within five (5) Business Days (as to Section 6.01(d)(i) below to the extent continuing on the date of such statement) and within fifteen (15) Business Days (as to Sections 6.01(d)(ii), 6.01(d)(iii), and 6.01(d)(iv) below) after any of the Financial Officers of such Borrower has actual knowledge thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)
the occurrence of any Default or Event of Default with respect to such Borrower;
(ii)
the entry of any judgment against such Borrower or any Subsidiary of such Borrower in an amount of at least $75,000,000 (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage);
(iii)
any environmental claim or any other action or investigation with respect to the existence or potential existence of any hazardous substances instituted or threatened with respect to such Borrower or any Subsidiary of such Borrower or any of the properties or facilities owned, leased or operated by such Borrower or such Subsidiary which could reasonably be expected to have a Material Adverse Effect with respect to such Borrower, and any known condition or occurrence on any of the properties or facilities owned, leased or operated by such Borrower or such Subsidiary which constitutes a violation of any

Environmental Laws or which gives rise to a reporting obligation or requires removal or remediation under any Environmental Laws in each case which could reasonably be expected to have a Material Adverse Effect with respect to such Borrower; and
(iv)
the occurrence of any ERISA Event that could reasonably be expected to result in a Material Adverse Effect with respect to such Borrower, together with (A) a written statement of a Financial Officer of such Borrower specifying the details of such ERISA Event and the action that such Borrower has taken and proposes to take with respect thereto, (B) a copy of any notice with respect to such ERISA Event that may be required to be filed by such Borrower with the PBGC and (C) a copy of any notice delivered by the PBGC to such Borrower or an ERISA Affiliate of such Borrower with respect to such ERISA Event.
(e)
Payment of Obligations. Such Borrower will, and will cause each of its Subsidiaries to, (i) pay, discharge or otherwise satisfy at or before maturity all liabilities and obligations as and when due (subject to any applicable subordination, grace and notice provisions), except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect with respect to such Borrower, and (ii) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, would become a Lien (other than a Permitted Lien) upon any of such Borrower’s properties; provided, however, that such Borrower shall not be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which such Borrower is maintaining adequate reserves with respect thereto in accordance with GAAP.
(f)
Maintenance of Books and Records; Inspection. Such Borrower will and will cause each of its Subsidiaries to, (i) maintain in all material respects complete and adequate books and records of its transactions in accordance with good accounting practices on the basis of GAAP and in material compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Bank to visit and inspect its properties and examine or audit its books and records and their accounts receivable and inventory and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees, in each case, all at the expense of the Administrative Agent or Bank, upon ten (10) Business Days’ prior notice to such Borrower and during such Borrower’s normal business hours and no more frequently than once during any fiscal year unless an Event of Default with respect to such Borrower has occurred and is continuing; provided, however, that such Borrower reserves the right to restrict access to any of its or its Subsidiaries’ facilities in accordance with reasonably adopted procedures relating to safety and security.
(g)
Environmental Laws. Such Borrower will, and will cause each of its Subsidiaries to, (i) comply in all material respects with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect with respect to such Borrower, and (ii) comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings or to the extent the failure to conduct or complete any of the foregoing could not reasonably be expected to have a Material Adverse Effect with respect to such Borrower.
(h)
Further Assurances. Such Borrower will execute and deliver to the Administrative Agent and each Bank, at any time and from time to time, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which the Administrative Agent or any Bank may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Transaction Documents to which such Borrower is a party.
(i)
Subsidiaries. If such Borrower creates, forms or acquires any Subsidiary which owns more than 10% of the consolidated assets of such Borrower and its Subsidiaries on or after the date of this Agreement, such Borrower will, contemporaneously with the creation, formation or acquisition of such Subsidiary, cause such Subsidiary to execute a guaranty agreement with respect to the Borrower’s Obligations of such Borrower in a form reasonably acceptable to the Administrative Agent, provided that no such Subsidiary shall be required to execute a guaranty agreement so long as prohibited to do so by any regulatory authority having jurisdiction over it. Notwithstanding the foregoing, (i) in no event shall Spire Missouri, Spire Alabama or Spire Tennessee, or any of their respective Subsidiaries, be required to guarantee any obligations of Parent, and (ii) no Subsidiary that is a Foreign Subsidiary of any Borrower shall be required to execute a guaranty agreement if, in the reasonable opinion of such Borrower, entering into such guaranty agreement may have adverse tax consequences under Section 956 of the Code or other applicable laws.
6.02
Maximum Consolidated Capitalization Ratio. Each Borrower will have, at the end of each of its fiscal quarters, a Consolidated Capitalization Ratio of not more than seventy percent (70%).
6.03
Negative Covenants. Each Borrower, severally but not jointly, covenants and agrees that, so long as the Administrative Agent and any Bank have any obligation to make any Loan or any Issuing Bank has any obligation to issue Letters of Credit under this Agreement, or any of the Borrower’s Obligations of such Borrower remain unpaid, unless the prior written consent of the Required Banks is obtained (other than (i) contingent indemnification or expense reimbursement obligations to the extent no claim giving rise thereto has been asserted and (ii) Letter of Credit obligations that have been Cash Collateralized in accordance with the terms hereof):
(a)
Limitation on Liens. Such Borrower will not, and will not cause or permit any Subsidiary of such Borrower to, create, incur or assume, or suffer to be incurred or to exist, any Lien on any of its property, whether now owned or hereafter acquired, or upon any income or profits therefrom, except for Permitted Liens.
(b)
Consolidation, Merger, Sale of Property, Etc.
(i)
Such Borrower will not, and it will not cause or permit any Subsidiary of such Borrower to, directly or indirectly merge or consolidate with or into any other Person or permit any other Person to merge into or with or consolidate with it, except that, if at the time thereof and immediately after giving effect thereto no Event of Default or Default with respect to such Borrower shall have occurred and be continuing, provided that in any merger or consolidation involving such Borrower, (A) such Borrower shall be the surviving Person, (B) after giving effect thereto, at least two of such Borrower’s Debt Ratings by S&P, Moody’s and Fitch shall be no lower than BBB-, Baa3, BBB-, respectively and (C) such merger or consolidation would not reasonably be expected to materially and adversely affect such Borrower’s ability to perform its obligations under this Agreement.
(ii)
Such Borrower will not, and will not cause or permit any Subsidiary of such Borrower to, (A) sell, assign, lease, transfer, abandon or otherwise dispose of any of its property (including, without limitation, any shares of Capital Stock or other equity interests of a Subsidiary owned by such Borrower or another Subsidiary of such Borrower) or (B) issue, sell or otherwise dispose of any shares of Capital Stock or other equity interests of any Subsidiary of such Borrower; provided, however, that such Borrower and such Subsidiary may (1) sell, assign, lease, transfer, abandon or otherwise dispose of (x) any of its natural gas inventory or past-due accounts receivable in the ordinary course of business, (y) any of its property to such Borrower or any Subsidiary of such Borrower, provided that, if at any time more than ten percent (10%) of the consolidated assets of such Borrower and all of its Subsidiaries are transferred from such Borrower to a Subsidiary of such Borrower, such Subsidiary shall then execute a guaranty agreement with respect to the Borrower’s Obligations of such Borrower in a form reasonably acceptable to the Administrative Agent and Required Banks (except that no such Subsidiary shall be required to execute a guaranty agreement if such Subsidiary is expressly exempted from providing a guaranty agreement pursuant to Section 6.01(i)), and (z) any of its other property (whether in one transaction or a series of transactions) so long as the value of such property sold, assigned, leased, transferred, abandoned or otherwise disposed of in any fiscal year under this subsection (z) (including in connection with Permitted Securitizations) shall not exceed ten percent (10%) of the consolidated assets of such Borrower and all of its Subsidiaries as determined on a consolidated basis as of the last day of the immediately preceding fiscal year, and (2) issue to any Person shares of Capital Stock of any non-Material Subsidiary that is not a guarantor hereunder; and provided further, however, that (A) nothing in this Agreement shall limit or restrict such Borrower’s use of financial instruments or natural gas contracts under its gas supply risk management program, (B) nothing in this Section shall restrict any Borrower or any of its Subsidiaries from (x) forming any Subsidiary or (y) issuing any Capital Stock or other equity interests of such Person to Parent or any of its direct or indirect wholly-owned Domestic Subsidiaries, and (C) nothing in this Agreement shall restrict Parent from issuing Capital Stock if such issuance would not result in a Change of Control Event.
(c)
Sale or Discount of Accounts. Such Borrower will not, and it will not cause or permit any Subsidiary to, sell or discount (other than prompt payment discounts granted in the ordinary course of business) any of its notes or accounts receivable or chattel paper generated from the sale of natural gas, except for (i) past due accounts that may be disposed of as provided in Section 6.03(b)(ii), and (ii) Permitted Securitizations that comply with clause (3) of Section 6.03(b)(ii).

(d)
Transactions with Affiliates. Such Borrower will not, and it will not cause or permit any Subsidiary of such Borrower to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate) except pursuant to the reasonable requirements of such Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate; provided that the foregoing restrictions shall not apply to: (i) any issuances of stock to Parent, (ii) payment of any lawful distributions on its issued stock, and (iii) payment or grant of reasonable compensation, benefits and indemnities to any director, officers, employee or agent of such Borrower or any Subsidiary. Notwithstanding the foregoing, nothing in this Section 6.03(d) shall restrict transactions with any Affiliate that have been approved by or are entered into pursuant to any orders or decisions of any Governmental Authority having jurisdiction over such Borrower or any of its Subsidiaries, including without limitation the Federal Energy Regulatory Commission, the Missouri Public Service Commission or the Alabama Public Service Commission (or any successor commission or organization).
(e)
Changes in Nature of Business. Such Borrower will not, and it will not cause or permit any Subsidiary of such Borrower to, materially alter the general nature of the business of such Borrower and its Subsidiaries, considered as a whole, from the general nature of the business and reasonable extensions thereof engaged in by such Borrower and its Subsidiaries as of the date of this Agreement; provided, that this Section 6.03(e) shall apply to Spire Tennessee only following the consummation of the PNG Tennessee Acquisition.
(f)
Permitted Investments; Acquisitions. Such Borrower will not, and it will not cause or permit any Subsidiary of such Borrower to, directly or indirectly, make any Investments except for Permitted Investments. Such Borrower will not, and it will not cause or permit any Subsidiary of such Borrower to, directly or indirectly, make any Acquisitions the result of which would be to change substantially the general nature of the business engaged in by such Borrower and its Subsidiaries, considered as a whole, as of the date of this Agreement and reasonable extensions thereof; provided, that the foregoing shall not be deemed to restrict Spire Tennessee from consummating, and Spire Tennessee is permitted to consummate, the PNG Tennessee Acquisition.
(g)
Limitations on Restrictive Agreements. Such Borrower will not, and it will not cause or permit any Subsidiary of such Borrower to, enter into, or permit to exist, any agreement with any Person which prohibits such Borrower or such Subsidiary, as the case may be, from performing its contractual obligations under this Agreement.
6.04
Use of Proceeds. Such Borrower covenants and agrees that the proceeds of the Loans will be used exclusively (i) for the working capital and general corporate purposes of such Borrower and (ii) to pay or reimburse permitted fees and expenses in connection with this Agreement. Such Borrower shall not, and shall ensure that none of its Subsidiaries will, directly or indirectly use the proceeds of any Loan or Letter of Credit for any purpose which would breach the U.K. Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions, to fund, finance or facilitate any activities, business or transaction of or with any Designated Person or in any Sanctioned Country, or otherwise in violation of Sanctions, as such Sanctions Lists or Sanctions are in effect from time to time; or in any other manner that will result in the violation of any applicable Sanctions by any Person participating in the financing transaction contemplated by the Agreement, whether as Bank, Issuing Bank, Arranger, Administrative Agent or otherwise.
SECTION 7.
EVENTS OF DEFAULT.

If any of the following shall occur and be continuing with respect to a Borrower (each of the following herein sometimes called an “Event of Default” with respect to such Borrower):

7.01
Such Borrower shall fail to pay any of its Borrower’s Obligations constituting principal due under the Loans or any Reimbursement Obligation as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise;
7.02
Such Borrower shall fail to pay any of its Borrower’s Obligations constituting interest, fees or other amounts (other than any Reimbursement Obligation or principal due under the Loans) within five (5) Business Days after the date the same shall first become due and payable, whether by reason of demand, maturity, acceleration or otherwise;
7.03
Any representation or warranty made by such Borrower in this Agreement, in any other Transaction Document or in any certificate, agreement, instrument or written statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect on the date as of which it was deemed made;
7.04
Such Borrower shall fail to perform or observe any term, covenant or provision contained in Sections 6.01(d), 6.02, 6.03, or 6.04 above; or such Borrower shall fail to perform or observe any term, covenant or provision contained in Sections 2.01(b) or 6.01(a) above and such failure shall continue unremedied for a period of five (5) Business Days after the earlier of any Financial Officer of such Borrower obtaining actual knowledge of such failure or written notice thereof given to such Borrower by the Administrative Agent.
7.05
Such Borrower shall fail to perform or observe any other term, covenant or provision contained in this Agreement (other than those specified in Sections 7.01, 7.02, 7.03 or 7.04 above) and any such failure shall remain unremedied for thirty (30) days after the earlier of (i) written notice of default is given to such Borrower by the Administrative Agent or any Bank or (ii) any Financial Officer of such Borrower obtaining actual knowledge of such default;
7.06
This Agreement or any of the other Transaction Documents to which such Borrower is a party shall at any time for any reason (other than termination of this Agreement or such other Transaction Documents, as the case may be, in accordance with its terms) cease to be in full force and effect with respect to such Borrower or shall be declared to be null and void by a court of competent jurisdiction with respect to such Borrower, or if the validity or enforceability thereof shall be contested or denied by such Borrower in writing, or if the transactions completed hereunder or thereunder shall be contested by such Borrower or if such Borrower shall deny in writing that it has any further liability or obligation hereunder or thereunder;
7.07
Such Borrower or any Material Subsidiary of such Borrower, if any, shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself or of a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;
7.08
An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of such Borrower or any Material Subsidiary of such Borrower, if any, or of a substantial part of the property or assets of such Borrower or such Material Subsidiary, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of such Borrower or any Material Subsidiary of such Borrower, if any, or of a substantial part of the property or assets of such Borrower or such Material Subsidiary or (iii) the winding-up or liquidation of such Borrower or any Material Subsidiary of such Borrower, if any, and such proceeding or petition shall continue undismissed for sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) consecutive days;
7.09
(i) Such Borrower or any Material Subsidiary of such Borrower, if any, (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than Debt of such Borrower hereunder and Debt under Swap Contracts) having an aggregate principal amount of more than $75,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt or the beneficiary or beneficiaries of any Guarantee in respect thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which such Borrower or any Material Subsidiary of such Borrower, if any, is the Defaulting Party (as defined in such Swap Contract) or (B) any Additional Termination Event (as so defined) under such Swap Contract as to which such Borrower or any Material Subsidiary of such Borrower, if any, is the Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower or such Material Subsidiary of such Borrower, if any, as a result thereof is greater than $75,000,000; provided that this Section 7.09 shall not apply to any Debt that becomes due as a result of (1) the conversion, exchange, settlement, redemption, repurchase or other satisfaction of any such Debt constituting convertible or exchangeable Debt of such Borrower or any of its Material Subsidiaries pursuant to the conversion or exchange provisions thereof, and the settlement of such conversion or exchange in accordance with such provisions, whether in common stock or other equity interests (other than Disqualified Capital Stock) of such Borrower or Material Subsidiary, as applicable, cash, other securities or property, or any combination thereof, including as a result of any merger event, reclassification, recapitalization, stock split, share exchange, consolidation or other change of the common stock or other reference securities of such Borrower or Material Subsidiary, as applicable; provided, however, that this clause (1) shall not apply to (x) any redemption, repurchase, mandatory prepayment, acceleration or other payment obligation in respect of such Debt, arising as a result of a fundamental change, change of control, delisting event or similar event or (y) if such conversion, exchange, settlement, redemption, repurchase or other satisfaction of such Debt results from or is caused by a default or event of default thereunder or an event or condition that constitutes an Event of Default; provided, further, that this Section 7.09 shall apply to any failure to pay or deliver when due (other than any delay attributable solely to customary settlement mechanics) any cash, securities or other property required to be paid or delivered in connection with any such conversion, exchange, settlement, redemption, repurchase or other satisfaction, after giving effect to any applicable notice requirement or grace period; and (2) any termination, unwind or settlement of any capped call, bond hedge, warrant or call spread transaction entered into in connection with any such convertible Debt described in clause (1) herein, solely to the extent such termination, unwind or settlement occurs automatically or mechanically as a result of a conversion described in clause (1) herein, and does not give rise to a payment obligation of any Borrower or Material Subsidiary, other than de minimis administrative or settlement amounts; provided that this clause (2) shall apply to any such termination, unwind or settlement resulting from any default, event of default, termination event, insolvency event, failure to pay or other credit-related event;
7.10
Such Borrower or any Material Subsidiary of such Borrower, if any, shall have a final judgment in an amount in excess of $75,000,000 (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) entered against it by a court having jurisdiction in the premises and such judgment shall continue unsatisfied for sixty (60) days; provided, however, that if such judgment provides for periodic payments over time, then such Borrower or such Material Subsidiary of such Borrower, if any, shall have a grace period of thirty (30) days with respect to such periodic payment;
7.11
The occurrence of any Change of Control Event with respect to such Borrower; or
7.12
Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan that, when taken together with all other ERISA Events and other events or conditions that have occurred or are then existing, has or could reasonably be expected to result in a Material Adverse Effect with respect to such Borrower; then, and in each such event (other than an event described in Sections 7.07 or 7.08), the Administrative Agent may, with the consent of the Required Banks, or shall, upon the request of the Required Banks, (i) declare that the obligation of the Banks to make Revolving Loans, the obligation of the Swingline Bank to make Swingline Loans and the obligation of any Issuing Bank to issue Letters of Credit under this Agreement with respect to such Borrower (and, if such Borrower is Spire Missouri, Spire Alabama or Spire Tennessee, then also to Parent) have terminated, whereupon such obligations of the Banks shall be immediately and forthwith terminated, (ii) declare the entire outstanding principal balance of and all accrued and unpaid interest on the Loans and all of the other Borrower’s Obligations of such Borrower (and, if such Borrower is Spire Missouri, Spire Alabama or Spire Tennessee, then also of Parent) to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Loans and all of such other Borrower’s Obligations of such Borrower (and, if such Borrower is Spire Missouri, Spire

Alabama or Spire Tennessee, then also of Parent) shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by such Borrower (and, if such Borrower is Spire Missouri, Spire Alabama or Spire Tennessee, then also by Parent), (iii) direct such Borrower (and, if such Borrower is Spire Missouri, Spire Alabama or Spire Tennessee, then also Parent) to deposit (and such Borrower (and, if such Borrower is Spire Missouri, Spire Alabama or Spire Tennessee, then also Parent) hereby agrees, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such additional amount of cash as is equal to 102% of the aggregate Stated Amount of all Letters of Credit then outstanding for the account of such Borrower (and if such Borrower is Spire Missouri, Spire Alabama or Spire Tennessee, for the account of Parent) (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in Section 3.08 and (iv) exercise any and all other rights and remedies against such Borrower (and if such Borrower is Spire Missouri, Spire Alabama or Spire Tennessee, against Parent) which they may have under any of the other Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections 7.07 or 7.08, the obligation of the Banks to make Revolving Loans, the obligation of the Swingline Bank to make Swingline Loans and the obligation of any Issuing Bank to issue Letters of Credit under this Agreement to such Borrower (and if such Borrower is Spire Missouri, Spire Alabama or Spire Tennessee, to Parent) shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Loans and all of the other Borrower’s Obligations of such Borrower (and if such Borrower is Spire Missouri, Spire Alabama or Spire Tennessee, of Parent) shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by such Borrower (and, if such Borrower is Spire Missouri, Spire Alabama or Spire Tennessee, then also by Parent), and the Administrative Agent, the Issuing Banks, the Swingline Bank and the Banks may exercise any and all other rights and remedies which they may have under any of the other Transaction Documents or under applicable law.
SECTION 8.
ADMINISTRATIVE AGENT
8.01
Appointment and Authority. Each of the Banks and the Issuing Banks hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Transaction Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as set forth in Section 8.06, the provisions of this Section are solely for the benefit of the Administrative Agent, the Banks, and the Issuing Banks and no Borrower nor any of its Subsidiaries shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Transaction Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

8.02
Rights as a Bank. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Administrative Agent and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Banks.
8.03
Exculpatory Provisions. The Administrative Agent and its Related Parties shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents, and their duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Arrangers and their respective Related Parties:
(a)
shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(b)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Transaction Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Transaction Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Bank in violation of any Debtor Relief Law; and
(c)
shall not, except as expressly set forth herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, an Arranger or their respective Related Parties in any capacity.

None of the Administrative Agent, the Arrangers or their respective Related Parties shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.07 and Section 7) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent in writing by a Borrower, a Bank or an Issuing Bank.

None of the Administrative Agent, the Arrangers or their respective Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than, with respect to the Administrative Agent, to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) the utilization of any Issuing Bank’s Letter of Credit Commitment (it being understood and agreed that each Issuing Bank shall monitor compliance with its own Letter of Credit Commitment without any further action by the Administrative Agent).

8.04
Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Bank or any Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Bank or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Bank or such Issuing Bank prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
8.05
Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
8.06
Resignation of Administrative Agent. The Administrative Agent may resign as Administrative Agent for the Banks under this Agreement and the other Transaction Documents at any time by giving notice in writing to the Banks and the Borrowers. Such resignation shall take effect upon appointment of such successor Administrative Agent. Upon receipt of any such notice of resignation and subject to the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed), the Required Banks shall have the right to appoint a successor Administrative Agent who shall be a Bank and who shall be entitled to all of the rights of, and vested with the same powers as, the original Administrative Agent under this Agreement and the other Transaction Documents. In the event a successor Administrative Agent shall not have been appointed within the thirty (30) day period following the giving of notice by the Administrative Agent, subject to the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed), the Administrative Agent may appoint its own successor; provided that if the Administrative Agent shall notify the Borrowers and the Banks that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents (except that in the case of any collateral security, including without limitation Cash Collateral, held by the Administrative Agent on behalf of the Banks under any of the Transaction Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Bank directly, until such time as the Required Banks appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Transaction Documents, the provisions of this Section and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
8.07
Non-Reliance on Administrative Agent and Other Banks. Each Bank and each Issuing Bank expressly acknowledges that none of the Administrative Agent, the Arrangers or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, the Arrangers or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Borrowers and their Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, any Arranger or any of their respective Related Parties to any Bank or any Issuing Bank as to any matter, including whether the Administrative Agent, any Arranger or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Bank and each Issuing Bank expressly acknowledges, represents and warrants to the Administrative Agent and each Arranger that (a) the Transaction Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Transaction Documents to which it is a party as a Bank for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of the Borrowers and their Subsidiaries, or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Bank or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries, all applicable bank or other regulatory applicable laws relating to the transactions contemplated by this Agreement and the other Transaction Documents and (e) it has made its own independent decision to enter into this Agreement and the other Transaction Documents to which it is a party and to extend credit hereunder and thereunder. Each Bank and each Issuing Bank also acknowledges and agrees that (i) it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Bank or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrowers and their Subsidiaries and (ii) it will not assert any claim under any federal or state securities law or otherwise in contravention of this Section 8.07.
8.08
No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Book Runners, Arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Transaction Documents, except in its capacity, as applicable, as the Administrative Agent, a Bank or an Issuing Bank hereunder, but each such Person shall have the benefit of the indemnities and exculpatory provisions hereof.
8.09
Enforcement. Each Bank and Issuing Bank hereby agrees that, except as otherwise provided in any Transaction Documents or with the written consent of the Administrative Agent and the Required Banks, it will not take any enforcement action, accelerate obligations under any Transaction Documents, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, Uniform Commercial Code sales or other similar dispositions of collateral, if any.
8.10
Issuing Bank and Swingline Bank. The provisions of this Section 8 (other than Section 8.02) shall apply to each Issuing Bank and the Swingline Bank mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.
8.11
Erroneous Payments.
(a)
Each Bank, each Issuing Bank and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Bank or Issuing Bank or any other Person that has received funds from the

Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Bank or Issuing Bank (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 8.11(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)
Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.
(c)
In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(d)
In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Bank that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Bank, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Bank, such Bank shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Revolving Credit Commitments) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Revolving Credit Commitments), the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 9.09 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)
Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Transaction Document against any amount due to the Administrative Agent under this Section 8.11 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Borrower’s Obligations, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from a Borrower for the purpose of making a payment on its Borrower’s Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Borrowers’ Obligations, the Borrowers’ Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(f)
Each party’s obligations under this Section 8.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Bank, the termination of the Revolving Credit Commitments or the repayment, satisfaction or discharge of all Borrowers’ Obligations (or any portion thereof) under any Transaction Document.
(g)
Nothing in this Section 8.11 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
SECTION 9.
GENERAL.
9.01
No Waiver; Remedies Cumulative. No failure or delay by the Administrative Agent or any Bank in exercising any right, remedy, power or privilege under this Agreement or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies provided in this Agreement and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of the Administrative Agent or any Bank to exercise any statutory or common law right of banker’s lien or set-off. No course of dealing between any Borrower, the Administrative Agent or the Banks or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Transaction Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or any Bank to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.
9.02
Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default with respect to such Borrower, each Bank and each Issuing Bank and their respective Affiliates is hereby authorized at any time and from time to time, without notice to such Borrower (any such notice being expressly waived by each Borrower) and to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, but specifically excluding any trust or segregated accounts) at any time held by such Bank and any and all other indebtedness at any time owing by such Bank, such Issuing Bank or any such Affiliate to or for the credit or account of such Borrower against any and all of such Borrower’s Obligations now or hereafter existing under this Agreement irrespective of whether or not such Bank shall have made any demand under this Agreement or under any of the other Transaction Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Bank or such Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Bank shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Banks (including the Swingline Bank), and (y) the Defaulting Bank shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Bank as to which it exercised such right of setoff. Each Bank agrees to promptly notify the applicable Borrower after any such set-off and application made by such Bank, provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Banks under this Section 9.02 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have.
9.03
Costs and Expenses; General Indemnity.
(a)
Costs and Expenses. Each Borrower agrees, severally and not jointly, and whether or not any Loan is made or a Letter of Credit issued under this Agreement, to pay or reimburse the Administrative Agent, each Bank and each Issuing Bank upon demand for (i) its Applicable Share of all reasonable documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Administrative Agent and its Affiliates in connection with the syndication, preparation, documentation, negotiation and/or execution of this Agreement and/or any of the other Transaction Documents, subject to any limitation described in the Commitment Letter and Wells Fargo Fee Letter, (ii) its Applicable Share of all recording, filing and search fees and expenses incurred by the Administrative Agent in connection with this Agreement and/or any of the other Transaction Documents, (iii) its Applicable Share of all reasonable documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Administrative Agent in connection with the (A) the preparation, documentation, negotiation and execution of any amendment, modification, extension, renewal or restatement of this Agreement and/or any of the other Transaction Documents or (B) the preparation of any waiver or consent under this Agreement or under any of the other Transaction Documents, (iv) if an Event of Default with respect to such Borrower occurs, all reasonable documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Administrative Agent, any Bank or any Issuing Bank in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom and (v) its Applicable Share of any civil penalty or fine assessed by OFAC against, and all reasonable documented costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent or any Bank as a result of the conduct of such Borrower that violates a sanction enforced by OFAC (unless such penalty, fine, cost or expense is attributable to a specific Borrower, in which case such Borrower shall be solely liable for such amount). Each Borrower acknowledges and agrees that such attorneys’ fees and expenses referred to above shall be determined on the basis of rates then generally applicable to the attorneys (and all paralegals, accountants and other staff employed by such attorneys) retained by the Administrative Agent, any Bank or any Issuing Bank. All of the obligations of each Borrower under this Section 9.03(a) shall survive the satisfaction and payment of such Borrower’s Obligations and the termination of this Agreement.
(b)
Indemnity by Borrower. In addition to the payment of expenses pursuant to Section 9.03(a), whether or not the transactions contemplated hereby shall be consummated, each Borrower hereby severally, but not jointly, agrees to defend, indemnify, pay and hold the Administrative Agent (and any sub-agent thereof), each Arranger, each Bank, each Issuing Bank, any holders of the Loans, and any Related Party of any of the foregoing Persons (collectively, the “Indemnitees”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, disbursements, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto, in each case to the extent of such Borrower’s Applicable Share (unless attributable to a specific Borrower, in which case such Borrower shall be solely liable), provided that the Indemnitees shall share counsel to defend their interests to the extent legally practicable), that may be imposed on, incurred by or asserted against the Indemnitees by any third party or by any Borrower, in any manner relating to or arising out of (i) the execution or delivery of this Agreement, any of the other Transaction Documents or any other agreement, document or instrument executed and delivered by such Borrower in connection herewith or therewith, the statements contained in any commitment letters delivered by the Administrative Agent or any Bank, the agreement of the Banks to make the Loans under this Agreement, (ii) any Loan or Letter of Credit or the use or intended use of the proceeds thereof (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) (iii)

any actual or alleged presence or release of hazardous substances on or from any property owned or operated by such Borrower, or any environmental claim related in any way to such Borrower or any of its Subsidiaries and (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by such Borrower, and regardless of whether any Indemnitee is a party thereto (collectively, the “Indemnified Liabilities”); provided that no Indemnitee will have any right to indemnification for any of the foregoing to the extent resulting from such Indemnitee’s own fraud, gross negligence or willful misconduct or a material breach in bad faith by such Indemnitee of its obligations hereunder, in each case as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that any Borrower’s undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, such Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 9.03(a) shall survive satisfaction and payment of the Borrower’s Obligations of such Borrower and the termination of this Agreement.
(c)
Indemnity by Banks. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under Sections 9.03(a) and (b) to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing, each Bank severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Bank’s proportion (based on the percentages as used in determining the Required Banks as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), or any Issuing Bank in connection with such capacity. The obligations of the Banks under this Section 9.03(c) are subject to the provisions of Section 2.18(a).
(d)
Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereunder shall assert, and each party hereunder hereby waives, any claim against any other party hereunder or any Related Party of the foregoing, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided however that the obligation of each Borrower to indemnify the Indemnitees as otherwise set forth herein arising from claims brought by third parties shall not be limited by the foregoing. None of the Administrative Agent, any Arranger, any Issuing Bank, any other Bank or any Related Party of the foregoing shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby; provided, however, that such use was not due to the gross negligence, willful misconduct or material breach in bad faith by such Person as determined by a final non-appealable judgment of a court of competent jurisdiction.
9.04
Notices.
(a)
Notices Generally. Each notice, request, demand, consent, confirmation or other communication under this Agreement shall be in writing and delivered in person or sent by facsimile, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, to the applicable party as follows: (a) if to any Borrower, the Administrative Agent, any Issuing Bank or the Swingline Bank, to it at the address (or facsimile number) specified for such Person on Schedule 9.04 and (b) if to any Bank, to it at its address (or facsimile number) set forth in its Administrative Questionnaire. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile, when provided in legible form, shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)
Electronic Communications. Notices and other communications to the Banks and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Bank or any Issuing Bank pursuant to Section 2 or 3 if such Bank or such Issuing Bank, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
9.05
Consent to Jurisdiction; Waiver of Jury Trial. EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT, TO THE EXTENT PERMITTED BY LAW, OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY OR, IF SUCH FEDERAL COURT IS NOT AVAILABLE DUE TO LACK OF JURISDICTION, ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, AS THE INITIATING PARTY MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING (WHETHER IN TORT, CONTRACT, LAW OR

EQUITY) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY OF SUCH COURTS. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND EACH PARTY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY AUTHORIZES THE SERVICE OF PROCESS UPON EACH BORROWER BY OVERNIGHT COURIER, SIGNATURE REQUIRED SENT TO ITS ADDRESS SPECIFIED IN SCHEDULE 9.04. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
9.06
Governing Law. This Agreement and the other Transaction Documents shall be governed by and construed in accordance with the substantive laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations of Law, but excluding all other choice of law and conflicts of law rules); provided that each Letter of Credit shall be governed by, and construed in accordance with, the laws or rules designated in such Letter of Credit or application therefor or, if no such laws or rules are designated, the International Standby Practices of the International Chamber of Commerce, as in effect from time to time (the “ISP”), and, as to matters not governed by the ISP, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).
9.07
Amendments and Waivers.
(a)
Any provision of this Agreement or any of the other Transaction Documents to which any Borrower is a party may be amended, modified, discharged, terminated or waived if, but only if, such amendment, modification, waiver, discharge or termination is in writing and is signed by the Borrowers and the Required Banks (or by the Administrative Agent at the direction or with the consent of the Required Banks); provided, however, that no such amendment, modification, waiver, discharge or termination shall (i) unless signed by each Bank directly affected thereby (A) increase the Revolving Credit Commitment of a Bank (it being understood that a waiver of any condition precedent set forth in Section 4.02 or of any Default or Event of

Default, if agreed to by the Required Banks or all Banks (as may be required hereunder with respect to such waiver), shall not constitute such an increase), (B) reduce the principal amount of or rate of interest on any Loan, Reimbursement Obligation or any fees hereunder (provided that only the consent of the Required Banks shall be required to waive the applicability of any post-default increase in interest rates), (C) decrease the Revolving Credit Commitment of any Bank (other than ratable decreases of the Revolving Credit Commitments of each Bank affected in accordance with Section 2.01(d)), or (D) waive, extend or postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder (other than fees payable to the Administrative Agent, the Arrangers or the Issuing Banks for its own account), waive, extend or postpone the time of payment of any Reimbursement Obligation or any interest thereon, waive, extend or postpone the expiry date of any Letter of Credit beyond the Letter of Credit Maturity Date, or extend the term of the Revolving Credit Period or the Letter of Credit Maturity Date, (ii) unless signed by each Bank, (A) change any provision of this Section or reduce the percentages specified in the definitions of “Required Banks” or change the definition of “Pro Rata Share” or change any other provision hereof specifying the number or percentage of Banks required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, or (B) amend Section 2.09(a) or 2.18 in a manner that would alter the pro rata sharing required thereby or amend or modify any provision of Section 2.09(d), and (iii) unless signed by the Issuing Banks, the Swingline Bank or the Administrative Agent in addition to the Banks as provided hereinabove to take such action, affect the respective rights or obligations of the Issuing Banks, the Swingline Bank or the Administrative Agent, as applicable, hereunder or under any of the other Transaction Documents. Notwithstanding anything to the contrary herein, each Bank hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Bank (but with the consent of the Borrowers and the Administrative Agent), to amend and restate this Agreement and the other Transaction Documents if, upon giving effect to such amendment and restatement, such Bank shall no longer be a party to this Agreement (as so amended and restated), the Revolving Credit Commitments of such Bank shall have terminated, such Bank shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Transaction Documents.
(b)
Notwithstanding anything to the contrary herein, (i) no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Banks or each affected Bank may be effected with the consent of the applicable Banks other than Defaulting Banks), except that (A) the Revolving Credit Commitment of any Defaulting Bank may not be increased or extended without the consent of such Bank and (B) any waiver, amendment or modification requiring the consent of all Banks or each affected Bank that by its terms affects any Defaulting Bank more adversely than other affected Banks shall require the consent of such Defaulting Bank and (ii) if the Administrative Agent and the Borrowers shall have jointly identified (each in its sole discretion) an obvious error or omission of a technical or immaterial nature, in each case, in any provision of the Transaction Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Transaction Document if the same is not objected to in writing by the Required Banks within five (5) Business Days following the posting of such amendment to the Banks.

(c)
Notwithstanding the fact that the consent of all Banks is required in certain circumstances as set forth above, each Bank is entitled to vote as such Bank sees fit on any bankruptcy reorganization plan that affects the Loans, and each Bank acknowledges that the provisions of Section 1126(c) of title 11 of the U.S. Code supersedes the unanimous consent provisions set forth herein.
9.08
References; Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits refer to annexed Exhibits, which are hereby incorporated herein by reference and all references herein to Schedules refer to annexed Schedules, which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.
9.09
Successors and Assigns.
(a)
Subject to paragraphs (b), (c) and (d) of this Section 9.09, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, no Borrower may assign or otherwise transfer any of its rights or delegate any of its obligations or duties under this Agreement without the prior written consent of the Administrative Agent and each Bank.
(b)
Any Bank may at any time, without the consent of, or notice to (except as provided below), any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or any Borrower or any Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in its Revolving Credit Commitment, any or all of its Loans and/or any or all of its other rights and/or obligations under this Agreement. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to any Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations under this Agreement, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that the applicable Bank will not agree to any amendment, modification or waiver of this Agreement described in clauses (a)(i)(A), (a)(i)(B) or (a)(i)(D) of Section 9.07 without the consent of the Participant. Each Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 2.10, 2.11, 2.12, 2.13, 2.14, 2.15, 2.16, 2.17 and 2.20 of this Agreement with respect to its participating interest, but such Borrower’s liability in respect thereof shall not be greater than its liability thereunder to the Bank granting the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.02 as though it were a Bank; provided such Participant agrees to be subject to Section 2.18 as though it were a Bank. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of such Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Credit Commitments, Loans, Letters of Credit or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Revolving Credit Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Notwithstanding the foregoing, so long as no Event of Default under this Agreement has occurred and is continuing, any Bank that desires to sell a participation to a Person that is not an Affiliate of such Bank shall first provide to the Borrowers written notice of such participation, including the amount of the participation and the identity of the Participant.
(c)
Any Bank may at any time assign to one or more assignees (each, an “Assignee”) all, or a proportionate part of all, of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitments and the Loans (including for purposes of this Section 9.09(c), participations in Letters of Credit and Swingline Loans) at the time owing to it) and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D attached hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of each Borrower (provided that such Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Bank (through the Administrative Agent) unless such consent is expressly refused by such Borrower prior to such fifth (5th) Business Day), the Administrative Agent, the Swingline Bank and each Issuing Bank which, in each case, shall not be unreasonably withheld or delayed; provided, however, that (i) the minimum amount of any such assignment shall be (A) $5,000,000 (except in the case of an assignment of the entire remaining amount of the assigning Bank’s Revolving Credit Commitment, in which case no minimum amount need be assigned) or (B) the entire Swingline Commitment and the full amount of the outstanding Swingline Loans, in the case of Swingline Loans, (ii) if any Assignee is an Affiliate of a Bank, an Approved Fund or, immediately prior to such assignment, already a Bank, no consent shall be required for such assignment except the consent of the Swingline Bank and each Issuing Bank and (iii) if any Event of Default under this Agreement has occurred and is continuing no consent of the Borrowers to such assignment shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Revolving Credit Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required but transferor Bank shall continue to be entitled to the benefits of Sections 2.10, 2.13, 2.15, 2.17, 2.20 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if requested, new Notes are issued to the assignor and/or the Assignee, as applicable. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500 and if it is not a Bank, shall deliver to the Administrative

Agent an Administrative Questionnaire; provided that in the case of an assignment to a Bank, Approved Fund or Affiliate of a Bank or an Approved Fund, no such fee shall be required.
(d)
Any Bank may at any time pledge or assign all or any portion of its rights under this Agreement and its Loans to secure its obligations, including to a Federal Reserve Bank or other central bank having jurisdiction over such Bank in accordance with applicable law. No such pledge or assignment shall release the transferor Bank from any of its obligations hereunder.
(e)
No such assignment shall be made to (A) any Borrower or any of its respective Affiliates or Subsidiaries or (B) to any Defaulting Bank or any of its Subsidiaries, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this clause (B).
(f)
No such assignment shall be made to a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).
(g)
In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the applicable Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Bank, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Administrative Agent or any Bank hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable Requirement of Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Bank for all purposes of this Agreement until such compliance occurs.
(h)
The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of each Borrower, shall maintain at its address for notices specified in Schedule 9.04, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Revolving Credit Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and each Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, revocation of designation, of any Bank as a Defaulting Bank. The Register shall be available for inspection by each Borrower and each Issuing Bank, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Transaction

Documents is pending, any Bank wishing to consult with other Banks in connection therewith may request and receive from the Administrative Agent a copy of the Register.
(i)
Notwithstanding anything to the contrary contained herein, if any Bank who is at such time an Issuing Bank or the Swingline Bank hereunder assigns all of its Revolving Credit Commitments and Revolving Loans in accordance with this Section 9.09, such Bank may resign as an Issuing Bank or Swingline Bank, as applicable, upon written notice to the Borrowers and the Banks. Upon any such notice of resignation, the Borrowers shall have the right to appoint from among the Banks a successor Issuing Bank or Swingline Bank, as applicable; provided that no failure by the Borrowers to make such appointment shall affect the resignation of such Bank as an Issuing Bank or Swingline Bank, as applicable. A resigning Issuing Bank shall retain all of the rights and obligations of an Issuing Bank hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation and all obligations of the Borrowers and the Banks with respect thereto (including the right to require the Banks to make Revolving Loans or fund participation interests pursuant to Section 3). A resigning Swingline Bank shall retain all of the rights and obligations of a Swingline Bank hereunder with respect to all Swingline Loans made by it and outstanding as of the effective date of its resignation and all obligations of the Borrowers and the Banks with respect thereto (including the right to require the Banks to make Refunded Swingline Loans or fund participation interests pursuant to Section 2.01(e)).
9.10
Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof, including the Existing Loan Agreement.
9.11
Severability. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
9.12
Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of an original executed counterpart of this Agreement. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Transaction Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic

Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Bank, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Banks and any of the Borrowers, electronic images of this Agreement or any other Transaction Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Transaction Documents based solely on the lack of paper original copies of any Transaction Documents, including with respect to any signature pages thereto.
9.13
Confidentiality. Any Information received by any Bank or any Arranger from any Borrower (or from the Administrative Agent on any Borrower’s behalf), (i) shall be treated as confidential by such Bank or such Arranger in accordance with its customary practices and procedures and (ii) with respect to any information or materials received prior to the Effective Date, shall be used solely for the purposes of providing the services that are subject to the Commitment Letter and for no other purpose. Notwithstanding such agreement, nothing herein contained shall limit or impair the right or obligation of any Bank or any Arranger to disclose such information: (a) to its auditors, attorneys, trustees, employees, directors, officers, advisors, Affiliates or agents (collectively, the “Representatives”) and such Affiliates’ Representatives who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential and, with respect to any information or material received prior to the Effective Date, to use such information solely for the purposes of providing services that are the subject of the Commitment Letter and for no other purpose; provided that such Bank or Arranger shall remain liable for any breach by its Representatives of such confidentiality provisions, (b) when and as required by any law, ordinance, subpoena or governmental order, rule or regulation (in which case, such Bank or Arranger shall promptly notify the Borrowers, in advance to the extent permitted by law, and will only disclose that portion of the nonpublic information received by it that such Bank or Arranger is so required to disclose), (c) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (d) which is publicly available or readily ascertainable from public sources, to the extent any such information becomes publicly available other than by reason of disclosure by such Bank or Arranger, its affiliates or its Representatives in breach of this Section, or which is received by any Bank or Arranger from a third Person which or which is not known by such Bank or Arranger to be bound to keep the same confidential, (e) in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal or any governmental agency, commission, authority, board or similar entity (in which case, such Bank or Arranger shall promptly notify the Borrowers, in advance to the extent permitted by law, and will only disclose that portion of the nonpublic information received by it that such Bank or Arranger is so required to disclose), (f) in connection with protection of its interests under this Agreement, the Notes or any of the other Transaction Documents, including, without limitation, the enforcement of the terms and conditions of this Agreement, the Notes and the other Transaction Documents or for purposes of establishing a “due diligence” defense, (g) to any actual or prospective Participant or Assignee (it being understood and agreed that prior to disclosure of any confidential information to any actual or prospective Participant or Assignee, such actual or prospective Participant or Assignee shall have agreed in writing to be bound by the terms and provisions of this Section 9.13), (h) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, or (i) on a confidential basis to a rating agency in connection with rating such Bank or its Subsidiaries or the credit facility. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without notification to any Person. For purposes of this Section, “Information” means all information received from any Borrower or any Subsidiary of such Borrower relating to such Borrower or such Subsidiary or any of their respective businesses, provided that, in the case of information received from any Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.
9.14
USA Patriot Act Notice. Each Bank that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Borrower or any of its Subsidiaries, which information includes the name and address of such Borrower and its Subsidiaries and other information that will allow such Bank or the Administrative Agent, as applicable, to identify each Borrower and its Subsidiaries in accordance with the PATRIOT Act and the Beneficial Ownership Regulations.
9.15
Subsidiary Reference. Any reference in this Agreement to a Subsidiary of a Borrower, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to a Borrower and its Subsidiaries or which is to be determined on a “consolidated” or “consolidating” basis, shall apply only to the extent a Borrower has any Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with such Borrower for financial reporting purposes in accordance with GAAP.
9.16
No Fiduciary Duty. Each Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, such Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Banks, the Issuing Banks and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Banks, the Issuing Banks or their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Banks, and their respective Affiliates may be involved in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and the Administrative Agent and the Banks have no obligation to disclose any of such interests to any Borrower or any Affiliate of a Borrower.
9.17
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
9.18
Certain ERISA Matters.
(a)
Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:
(i)
such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments or this Agreement;
(ii)
the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement;
(iii)
(A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement; or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.
(b)
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that none of the Administrative Agent, any Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Transaction Document or any documents related hereto or thereto).
9.19
Acknowledgement Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)
As used in this Section 9.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“FDIC” means the Federal Deposit Insurance Corporation.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

9.20
Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Loan Agreement, effective from and after the Effective Date. The execution and delivery of this Agreement shall not constitute, and the parties hereto do not intend that this Agreement constitute, a novation of any indebtedness or other obligations owing to the Banks, the Issuing Banks or the Administrative Agent under the Existing Loan Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Effective Date, the credit facilities described in the Existing Loan Agreement, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrowers outstanding as of such date under the Existing Loan Agreement, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent and the Banks, as applicable, shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Effective Date, reflect the respective Revolving Credit Commitment of the Banks hereunder.

[Remainder of page left blank intentionally; signatures intentionally omitted]

SCHEDULE 1.01

Revolving Credit Commitments and Pro Rata Shares

Bank	Revolving Credit Commitment	Pro Rata Share
Wells Fargo Bank, National Association	$171,100,000.00	11.41%
JPMorgan Chase Bank N.A.	$171,100,000.00	11.41%
U.S. Bank National Association	$171,100,000.00	11.41%
Bank of America, N.A.	$128,100,000.00	8.54%
Bank of Montreal	$128,100,000.00	8.54%
Mizuho Bank, Ltd.	$128,100,000.00	8.54%
Morgan Stanley Bank, N.A.	$128,100,000.00	8.54%
Royal Bank of Canada	$128,100,000.00	8.54%
Regions Bank	$128,100,000.00	8.54%
The Toronto-Dominion Bank, New York Branch	$128,100,000.00	8.54%
Commerce Bank	$65,000,000.00	4.33%
Busey Bank	$25,000,000.00	1.67%
Total	$1,500,000,000.00	100.000000000%

SCHEDULE 2.02

Authorized Individuals

Scott E. Doyle President and Chief Executive Officer

Steven C. Greenley Executive Vice President, Chief Operating Officer

Adam W. Woodard Executive Vice President, Chief Financial Officer

Matthew J. Aplington Senior Vice President, Chief Legal Officer

Timothy W. Krick Vice President, Chief Accounting Officer

Courtney M. Vomund Senior Vice President, Chief Administrative Officer & Corporate Secretary

Boyan N. Lalov Vice President, Treasurer

Megan L. McPhail Managing Director, Assistant Treasurer

Vicki S. Vasser Director, Assistant Corporate Secretary

SCHEDULE 5.04
Authorizations

Alabama Public Service Commission’s authorization for Spire Alabama Inc. (f/k/a Alabama Gas Corporation) to incur debt.

SCHEDULE 5.07

Subsidiaries

With respect to Spire Inc., as Borrower:

Shares of Common Stock Outstanding: 59,112,807

Common Stock options, awards and units: 586,583

Material Subsidiaries:

Spire Alabama Inc. (see below for equity interests)
Spire Missouri Inc. (see below for equity interests)

Spire Tennessee Inc. (see below for equity interests)

With respect to Spire Alabama Inc. (f/k/a Alabama Gas Corporation), as Borrower:

Shares of Common Stock Outstanding: 1,972,052

Common Stock options, awards and units: None

Spire Alabama Inc. has no Material Subsidiaries.

With respect to Spire Missouri Inc. (f/k/a Laclede Gas Company), as Borrower:

Shares of Common Stock Outstanding: 26,822

Common Stock options, awards and units: None

Spire Missouri Inc. has no Material Subsidiaries.

With respect to Spire Tennessee Inc., as Borrower:

Shares of Common Stock Outstanding: None

Common Stock options, awards and units: None

Spire Tennessee Inc. has no Material Subsidiaries.

EXHIBIT A-1

Borrower’s Taxpayer Identification No. _____________

REVOLVING CREDIT NOTE

$___________ ____________, 20__

Charlotte, North Carolina

FOR VALUE RECEIVED, [SPIRE INC.][SPIRE ALABAMA INC.][SPIRE MISSOURI INC.][SPIRE TENNESSEE INC.], [a][an] [Missouri][Alabama][Delaware] corporation (“Borrower”), hereby promises to pay to the order of [_____________] (the “Bank”), at the offices of Wells Fargo Bank, National Association (the “Administrative Agent”) located at the place and times provided in the Loan Agreement referred to below (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Second Amended and Restated Loan Agreement, dated as of October 11, 2024, as amended by that certain First Amendment to Second Amended and Restated Loan Agreement, dated as of December 18, 2025, and as further amended by that certain Second Amendment to Second Amended and Restated Loan Agreement, dated as of October 13, 2026 (as further amended, modified, restated or supplemented from time to time, the “Loan Agreement”), among Borrower, the other Borrowers named therein, the Banks from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent, the principal sum of __________________________ DOLLARS ($___________), or such lesser amount as may constitute the unpaid principal amount of the Revolving Loans made by the Bank to the Borrower under the terms and conditions of this promissory note (this “Revolving Credit Note”) and the Loan Agreement. The defined terms in the Loan Agreement are used herein with the same meaning. Borrower also promises to pay interest on the aggregate unpaid principal amount of this Revolving Credit Note at the rates applicable thereto from time to time as provided in the Loan Agreement. All payments of principal and interest on this Revolving Credit Note shall be payable in Dollars in immediately available funds as provided in the Loan Agreement.

This Revolving Credit Note is one of a series of Revolving Credit Notes referred to in the Loan Agreement and is issued to evidence certain of the Revolving Loans made by the Bank pursuant to the Loan Agreement. All of the terms, conditions and covenants of the Loan Agreement are expressly made a part of this Revolving Credit Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Revolving Credit Note is entitled to the benefits of and remedies provided in the Loan Agreement and the other Transaction Documents. Reference is made to the Loan Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Revolving Credit Note.

1

In the event of an acceleration of the maturity of this Revolving Credit Note, this Revolving Credit Note shall become immediately due and payable, without presentation, diligence, demand, protest or notice of any kind, all of which are hereby waived by Borrower.

In the event this Revolving Credit Note is not paid when due at any stated or accelerated maturity, Borrower agrees to pay, in addition to the principal and interest, all reasonable and documented costs of collection, including reasonable attorneys’ fees.

This Revolving Credit Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules). Borrower hereby submits to the exclusive jurisdiction and venue of the federal and state courts sitting in the borough of Manhattan in New York City.

[Signature on the following page]

2

IN WITNESS WHEREOF, Borrower has caused this Revolving Credit Note to be executed by its duly authorized corporate officer as of the day and year first above written.

[SPIRE INC.] [SPIRE ALABAMA INC.] [SPIRE MISSOURI INC.] [SPIRE TENNESSEE INC.]

By: ___________________________________

Name:

Title:

EXHIBIT A-2

Borrower’s Taxpayer Identification No. _____________

SWINGLINE NOTE

$___________ ____________, 20__

Charlotte, North Carolina

FOR VALUE RECEIVED, [SPIRE INC.][SPIRE ALABAMA INC.][SPIRE MISSOURI INC.][SPIRE TENNESSEE INC.], [a][an] [Missouri][Alabama][Delaware] corporation ( “Borrower”), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Bank”), at the offices of Wells Fargo Bank, National Association (the “Administrative Agent”) located at the place and times provided in the Loan Agreement referred to below (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Second Amended and Restated Loan Agreement, dated as of October 11, 2024, as amended by that certain First Amendment to Second Amended and Restated Loan Agreement, dated as of December 18, 2025, and as further amended by that certain Second Amendment to Second Amended and Restated Loan Agreement, dated as of October 13, 2026 (as further amended, modified, restated or supplemented from time to time, the “Loan Agreement”), among Borrower, the other Borrowers named therein, the Banks from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent, the principal sum of __________________________ DOLLARS ($___________), or such lesser amount as may constitute the unpaid principal amount of the Swingline Loans made by the Swingline Bank to the Borrower under the terms and conditions of this promissory note (this “Swingline Note”) and the Loan Agreement. The defined terms in the Loan Agreement are used herein with the same meaning. Borrower also promises to pay interest on the aggregate unpaid principal amount of this Swingline Note at the rates applicable thereto from time to time as provided in the Loan Agreement. All payments of principal and interest on this Swingline Note shall be payable in Dollars in immediately available funds as provided in the Loan Agreement.

This Swingline Note is issued to evidence certain of the Swingline Loans made by the Swingline Bank pursuant to the Loan Agreement. All of the terms, conditions and covenants of the Loan Agreement are expressly made a part of this Swingline Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Swingline Note is entitled to the benefits of and remedies provided in the Loan Agreement and the other Transaction Documents. Reference is made to the Loan Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Swingline Note.

In the event of an acceleration of the maturity of this Swingline Note, this Swingline Note shall become immediately due and payable, without presentation, diligence, demand, protest or notice of any kind, all of which are hereby waived by Borrower.

In the event this Swingline Note is not paid when due at any stated or accelerated maturity, Borrower agrees to pay, in addition to the principal and interest, all reasonable documented costs of collection, including reasonable attorneys’ fees.

This Swingline Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules). Borrower hereby submits to the exclusive jurisdiction and venue of the federal and state courts sitting in the borough of Manhattan in New York City.

[Signature on the following page]

2

IN WITNESS WHEREOF, Borrower has caused this Swingline Note to be executed by its duly authorized corporate officer as of the day and year first above written.

[SPIRE INC.] [SPIRE ALABAMA INC.] [SPIRE MISSOURI INC.] [SPIRE TENNESSEE INC.]

By: ___________________________________

Name:

Title:

EXHIBIT B-1

NOTICE OF BORROWING

[Date]

Wells Fargo Bank, National Association,

as Administrative Agent

1525 West W.T. Harris Blvd

Mail Code: D1109-019

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

The undersigned, [Spire Inc.][Spire Alabama Inc.][Spire Missouri Inc.][Spire Tennessee Inc.] (“Borrower”), refers to the Second Amended and Restated Loan Agreement, dated as of October 11, 2024, as amended by that certain First Amendment to Second Amended and Restated Loan Agreement, dated as of December 18, 2025, and as further amended by that certain Second Amendment to Second Amended and Restated Loan Agreement, dated as of October 13, 2026, among Borrower, the other Borrowers named therein, the Banks from time to time parties thereto, and you, as Administrative Agent for the Banks (as further amended, modified, restated or supplemented from time to time, the “Loan Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.02(a) of the Loan Agreement, hereby gives you, as Administrative Agent, irrevocable notice that Borrower requests a borrowing of Revolving Loans under the Loan Agreement, and to that end sets forth below the information relating to such borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Loan Agreement:

(i)
The aggregate principal amount of the Proposed Borrowing is $_______________.1
(ii)
The Loans comprising the Proposed Borrowing shall be initially made as [Base Rate Loans] [SOFR Loans].2

1 Amount of Proposed Borrowing must comply with Section 2.01(a) of the Loan Agreement.

2 Select the applicable Type of Loans. If Borrower fails to designate the Type of Loan, it will be deemed to be a request for a Base Rate Loan.

(iii)
[The initial Interest Period for the SOFR Loans comprising the Proposed Borrowing shall be [seven days or one/three/six months].]1
(iv)
The Proposed Borrowing is requested to be made on __________________.2

Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the borrowing date:

A.
Except the representations set forth in Section 5.05 of the Loan Agreement (other than clause (ii) thereof) and Section 5.08 of the Loan Agreement, each of which shall only be made on the Effective Date (or, with respect to Spire Tennessee, the First Amendment Date and the Spire Tennessee Activation Date, as applicable), all of the representations and warranties of Borrower in the Loan Agreement and/or in any other Transaction Document (i) that are qualified by materiality or Material Adverse Effect shall be true and correct as so qualified and (ii) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects; in each case on and as of the date above as if made on and as of the date above (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);
B.
No Default or Event of Default with respect to such Borrower has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and
C.
After giving effect to the Proposed Borrowing, (x) the aggregate Revolving Credit Exposure outstanding with respect to all Borrowers will not exceed the aggregate Revolving Credit Commitments, and (y) the aggregate Revolving Credit Exposure outstanding with respect to Borrower does not exceed its Sublimit.

Very truly yours,

[SPIRE INC.][SPIRE ALABAMA INC.][SPIRE MISSOURI INC.][SPIRE TENNESSEE INC.]

By: ___________________________________

Name:

Title:

1 Include this clause in the case of a Proposed Borrowing comprised of SOFR Loans, and select the applicable Interest Period.

2 May be the current Business Day in the case of Base Rate Loans for Notices of Borrowing delivered prior to 11:00am Charlotte Time on such date or must be at least three (3) Business Days after the date hereof in the case of SOFR Loans.

2

3

EXHIBIT B-2

NOTICE OF SWINGLINE BORROWING

[Date]

Wells Fargo Bank, National Association,

as Administrative Agent

1525 West W.T. Harris Blvd

Mail Code: D1109-019

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

The undersigned, [Spire Inc.][Spire Alabama Inc.][Spire Missouri Inc.][Spire Tennessee Inc.] (“Borrower”), refers to the Second Amended and Restated Loan Agreement, dated as of October 11, 2024, as amended by that certain First Amendment to Second Amended and Restated Loan Agreement, dated as of December 18, 2025, and as further amended by that certain Second Amendment to Second Amended and Restated Loan Agreement, dated as of October 13, 2026, among Borrower, the other Borrowers named therein, the Banks from time to time parties thereto, and you, as Administrative Agent for the Banks (as further amended, modified, restated or supplemented from time to time, the “Loan Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.02(c) of the Loan Agreement, hereby gives you, as Administrative Agent and as Swingline Bank, irrevocable notice that Borrower requests a borrowing of a Swingline Loan under the Loan Agreement, and to that end sets forth below the information relating to such borrowing (the “Proposed Borrowing”) as required by Section 2.02(c) of the Loan Agreement:

(v)
The principal amount of the Proposed Borrowing is $_______________.1
(vi)
The Loans comprising the Proposed Borrowing shall initially bear interest at the [Adjusted Base Rate][SOFR Market Index Rate plus the Applicable Rate for SOFR Loans].2

1 Amount of Proposed Borrowing must comply with Section 2.02(c) of the Loan Agreement.

2 Select the applicable interest rate.

(vii)
The Proposed Borrowing is requested to be made on __________________.1

Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the borrowing date:

A.
Except the representations set forth in Section 5.05 of the Loan Agreement (other than clause (ii) thereof) and Section 5.08 of the Loan Agreement, each of which shall only be made on the Effective Date (or, with respect to Spire Tennessee, the First Amendment Date and the Spire Tennessee Activation Date, as applicable), all of the representations and warranties of Borrower in the Loan Agreement and/or in any other Transaction Document (i) that are qualified by materiality or Material Adverse Effect shall be true and correct as so qualified and (ii) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects; in each case on and as of the date above as if made on and as of the date above (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);
B.
No Default or Event of Default with respect to such Borrower has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and
C.
After giving effect to the Proposed Borrowing, (x) the aggregate Revolving Credit Exposure outstanding with respect to all Borrowers will not exceed the aggregate Revolving Credit Commitments, and (y) the aggregate Revolving Credit Exposure outstanding with respect to Borrower does not exceed its Sublimit.

Very truly yours,

[SPIRE INC.][SPIRE ALABAMA INC.][SPIRE MISSOURI INC.][SPIRE TENNESSEE INC.]

By: ___________________________________

Name:

Title:

1 May be the current Business Day if delivered by 11:00am Charlotte time on such date and cannot be later than 14 Business Days prior to the Swingline Maturity Date.

2

EXHIBIT B-3

NOTICE OF ELECTION

[Date]

Wells Fargo Bank, National Association,

as Administrative Agent

1525 West W.T. Harris Blvd

Mail Code: D1109-019

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

The undersigned, [Spire Inc.][Spire Alabama Inc.][Spire Missouri Inc.][Spire Tennessee Inc.] (“Borrower”), refers to the Second Amended and Restated Loan Agreement, dated as of October 11, 2024, as amended by that certain First Amendment to Second Amended and Restated Loan Agreement, dated as of December 18, 2025, and as further amended by that certain Second Amendment to Second Amended and Restated Loan Agreement, dated as of October 13, 2026, among Borrower, the other Borrowers named therein, the Banks from time to time parties thereto, and you, as Administrative Agent for the Banks (as further amended, modified, restated or supplemented from time to time, the “Loan Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.04(a) of the Loan Agreement, hereby gives you, as Administrative Agent, irrevocable notice that Borrower has elected to [convert] [continue]1 Revolving Loans under the Loan Agreement, and to that end sets forth below the information relating to such election (the “Proposed Election”) as required by Section 2.04(b) of the Loan Agreement:

(viii)
The Proposed Election is requested to be made on _______________.2
(ix)
The Proposed Election involves $____________3 in aggregate principal amount of Revolving Loans made pursuant to a borrowing on

1 Insert “convert” or “continue” throughout the notice, as applicable.

2 In the case of an election to convert or continue the applicable loans at the Adjusted Base Rate, may be the same day if delivered by 11:00 a.m. Charlotte time on the Business Day of the end of the immediately preceding Interest Period applicable thereto. In the case of an election to convert or continue the applicable loans at Term SOFR, must be delivered by 11:00 a.m. Charlotte time at least three (3) Business Days before the end of the immediately preceding Interest Period applicable thereto.

3 Amount of the Proposed Election must comply with Section 2.04(a) of the Loan Agreement.

________________,1 which Revolving Loans are presently maintained as [Base Rate] [SOFR] Loans and are proposed hereby to be [converted into Base Rate Loans] [converted into SOFR Loans] [continued as SOFR Loans].2
(x)
[The initial Interest Period for the Revolving Loans being [converted into] [continued as] SOFR Loans pursuant to the Proposed Election shall be [seven days or one/three/six months].]3

Borrower hereby certifies that the following statement is true both on and as of the date hereof and on and as of the effective date of the Proposed Election: no Default or Event of Default with respect to such Borrower has occurred and is continuing or would result from the Proposed Election.

Very truly yours,

[SPIRE INC.][SPIRE ALABAMA INC.][SPIRE MISSOURI INC.][SPIRE TENNESSEE INC.]

By: ___________________________________

Name:

Title:

1 Insert the applicable initial borrowing date for the Revolving Loans being converted or continued.

2 Complete with the applicable bracketed language.

3 Include this clause in the case of a Proposed Election involving a conversion of Base Rate Loans into, or continuation of, SOFR Loans, and select the applicable Interest Period. No Borrower may have outstanding more than eight (8) SOFR Loans at any one time.

2

EXHIBIT B-4

LETTER OF CREDIT NOTICE

[Date]

Wells Fargo Bank, National Association,

as Administrative Agent

1525 West W.T. Harris Blvd

Mail Code: D1109-019

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Wells Fargo Bank, National Association

MAC T9639-011

201 Main Street, 2nd Floor

Fort Worth, TX 76102

Attention: Audrey Webb

Telephone: 682-316-1350

eFax: 877-682-3285

Email: Audrey.webb@wellsfargo.com

[INSERT ISSUING BANK NAME],

as Issuing Bank

[INSERT ISSUING BANK ADDRESS]

Attention: [_______________________]

Ladies and Gentlemen:

The undersigned, [Spire Inc.][Spire Alabama Inc.][Spire Missouri Inc.][Spire Tennessee Inc.] (“Borrower”), refers to the Second Amended and Restated Loan Agreement, dated as of October 11, 2024, as amended by that certain First Amendment to Second Amended and Restated Loan Agreement, dated as of December 18, 2025, and as further amended by that certain Second Amendment to Second Amended and Restated Loan Agreement, dated as of October 13, 2026, among Borrower, the other Borrowers named therein, the Banks from time to time parties thereto, and you, as Administrative Agent for the Banks (as further amended, modified, restated or supplemented from time to time, the “Loan Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 3.02 of the Loan Agreement, hereby gives you, as Issuing Bank, irrevocable notice that Borrower requests the issuance of a Letter of Credit for its account under the Loan Agreement, and to that end sets forth below the information relating to such Letter of Credit (the “Requested Letter of Credit”) as required by Section 3.02 of the Loan Agreement:

(xi)
The Business Day on which the Requested Letter of Credit is requested to be issued is _______________.1
(xii)
The Stated Amount of the Requested Letter of Credit is $____________.
(xiii)
The expiry date of the Requested Letter of Credit is ______________.
(xiv)
The name and address of the beneficiar[y][ies] of the Requested Letter of Credit is __________________________________________________________.

The undersigned agrees to complete all application procedures and documents required by you in connection with the Requested Letter of Credit.

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of issuance of the Requested Letter of Credit:

A.
Except the representations set forth in Section 5.05 of the Loan Agreement (other than clause (ii) thereof) and Section 5.08 of the Loan Agreement, each of which shall only be made on the Effective Date (or, with respect to Spire Tennessee, the First Amendment Date and the Spire Tennessee Activation Date, as applicable), all of the representations and warranties of Borrower in the Loan Agreement and/or in any other Transaction Document (i) that are qualified by materiality or Material Adverse Effect shall be true and correct as so qualified and (ii) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects; in each case on and as of the date above as if made on and as of the date above (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);
B.
No Default or Event of Default with respect to such Borrower has occurred and is continuing or would result from the issuance of the Requested Letter of Credit;
C.
After giving effect to the issuance of the Requested Letter of Credit, (a) the aggregate Revolving Credit Exposure outstanding with respect to all Borrowers will not exceed the aggregate Revolving Credit Commitments, (b) the aggregate Letter of Credit Exposure of all Banks will not exceed the Letter of Credit Sublimit, and (c) the aggregate Revolving Credit Exposure outstanding with respect to Borrower does not exceed its Sublimit; and

1 Shall be at least three (3) Business Days (or such shorter period as is acceptable to the Issuing Bank in any given case) after the date hereof.

D. After giving effect to the issuance of the Requested Letter of Credit, with respect to the applicable Issuing Bank, the Stated Amount when added to the aggregate Letter of Credit Exposure of the Banks with respect to Letters of Credit issued by the applicable Issuing Bank at such time, will not exceed the Letter of Credit Commitment of such Issuing Bank.

Very truly yours,

[SPIRE INC.][SPIRE ALABAMA INC.][SPIRE MISSOURI INC.][SPIRE TENNESSEE INC.]

By: ___________________________________

Name:

Title:

EXHIBIT C

COMPLIANCE CERTIFICATE

THIS CERTIFICATE is delivered pursuant to the Second Amended and Restated Loan Agreement, dated as of October 11, 2024, as amended by that certain First Amendment to Second Amended and Restated Loan Agreement, dated as of December 18, 2025, and as further amended by that certain Second Amendment to Second Amended and Restated Loan Agreement, dated as of October 13, 2026 (as further amended, modified, restated or supplemented from time to time, the “Loan Agreement”), among [Spire Inc.][Spire Alabama Inc.][Spire Missouri Inc.][Spire Tennessee Inc.] ( “Borrower”), the other Borrowers named therein, the Banks from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan Agreement.

The undersigned hereby certifies that:

2.
The undersigned is a duly elected Financial Officer of Borrower.
3.
Consolidated financial statements (or, with respect to Spire Tennessee and its Subsidiaries, for any period prior to the consummation of the PNG Tennessee Acquisition, audited (in the case of Section 6.01(a)(i) of the Loan Agreement) or unaudited (in the case of Section 6.01(a)(ii) of the Loan Agreement) abbreviated carve-out financial statements of the PNG Tennessee Business, as described in Section 6.01(a)(iv) of the Loan Agreement), of Borrower as of _____________, and for the fiscal [quarter]/[year] then ended, have been made available electronically to the Administrative Agent, as described under Section 6.01(a) of the Loan Agreement. Such financial statements have been prepared in accordance with GAAP [(subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments)]1 and fairly present in all material respects the financial condition of Borrower and its Subsidiaries on a consolidated basis for such period.
4.
Based upon a review of activities of Borrower and its Subsidiaries and the financial statements during the period covered by such financial statements, as of the date of this Certificate there exists no Default or Event of Default. [, except as set forth below.

Describe here or in a separate attachment any exceptions to paragraph 3 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that Borrower has taken or proposes to take with respect thereto.]

5.
Attached to this Certificate as Attachment A is a covenant compliance worksheet reflecting the computation of the financial covenants set forth in Section 6.02 of the Loan Agreement as of the last day of and for the period covered by the financial statements enclosed herewith.

[Signature on the following page]

1 Insert in the case of quarterly financial statements.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of _____________, ____.

[SPIRE INC.][SPIRE ALABAMA INC.][SPIRE MISSOURI INC.][SPIRE TENNESSEE INC.]

By: ___________________________________

Name:

Title:

ATTACHMENT A

COVENANT COMPLIANCE WORKSHEET

Consolidated Capitalization Ratio (Section 6.02 of the Loan Agreement)

(1)	Consolidated Debt (before excluding Hybrid Securities and Mandatorily Convertible Securities) as of the date of determination	$____________
(2)

Hybrid Securities and Mandatorily Convertible Securities as of the date of determination

$____________
	(a) the aggregate amount of Hybrid Securities and Mandatorily Convertible Securities to the extent included in Line 1	$____________
	(b) the aggregate amount of Hybrid Securities and Mandatorily Convertible Securities outstanding	$____________
(3)

Consolidated Net Worth as of the date of determination

$____________
(4)

Consolidated Capitalization as of the date of determination (add Lines 4(a) through 4(c))

$____________
	(a) Consolidated Debt less Hybrid Securities and Mandatorily Convertible Securities (Line 1 minus Line 2(a))	$____________
	(b) Consolidated Net Worth (Line 3)	$____________
	(c) Hybrid Securities and Mandatorily Convertible Securities (Line 2(b), excluding any amount included in Line 3)	$____________
(5)	Exclusion for Hybrid Securities and Mandatorily Convertible Securities (the lesser of (i) Line 2(a) and (ii) 15% of Line 4)	$____________
(6)	Consolidated Capitalization Ratio as of the date of determination ((Line 1 minus Line 5), then divided by Line 4)	___________%
(7)	Maximum Consolidated Capitalization Ratio as of the date of determination	70%
(8)	In Compliance?	Yes/No

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

THIS ASSIGNMENT AND ASSUMPTION (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Name of Assignor] (the “Assignor”) and [Name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any Letters of Credit, Guarantees, and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

6.
Assignor: ______________________________
7.
Assignee: ______________________________

[and is an Affiliate/Approved Fund of [identify Bank]1]

8.
Borrowers: Spire Inc., Spire Alabama Inc., Spire Missouri Inc., Spire Tennessee Inc.
9.
Administrative Agent: Wells Fargo Bank, National Association, as the Administrative Agent under the Loan Agreement.
10.
Loan Agreement: Second Amended and Restated Loan Agreement, dated as of October 11, 2024, as amended by that certain First Amendment to Second Amended and

1 Select as applicable.

Restated Loan Agreement, dated as of December 18, 2025, and as further amended by that certain Second Amendment to Second Amended and Restated Loan Agreement, dated as of October 13, 2026 (as further amended, modified, restated or supplemented from time to time, the “Loan Agreement”), among the Borrowers, the Banks from time to time parties thereto (the “Banks”), and Wells Fargo Bank, National Association, as Administrative Agent.
11.
Assigned Interest:

Aggregate Amount of Revolving Credit Commitment/ Loans for all Banks	Amount of Revolving Credit Commitment/ Loans Assigned1	Percentage Assigned of Revolving Credit Commitment/ Loans2	CUSIP Number3
$	$	%

12.
Trade Date: ______________]4
13.
Effective Date: ______________ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Signatures on the following page]

1Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

2Set forth, to at least 9 decimals, as a percentage of the Revolving Credit Commitment/Loans of all Banks thereunder.

3Insert if applicable.

4To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By: _________________________________

Title: _________________________________

ASSIGNEE:

[NAME OF ASSIGNEE]

By: _________________________________

Title: _________________________________

[Signatures on the following page]

[Consented to]1 and Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By: _________________________________

Title: _________________________________

Consented to:

[NAME OF SWINGLINE BANK]

By: _________________________________

Title: _________________________________

[NAME OF ISSUING BANK]

By: _________________________________

Title: _________________________________

[Signatures on the following page]2

1To be included if consent of the Administrative Agent is required by the terms of the Loan Agreement.

2To be included if consent of the Borrowers is required by the terms of the Loan Agreement.

[Consented to:]1

[SPIRE INC.]

By: _________________________________

Title: _________________________________

[SPIRE ALABAMA INC.]

By: _________________________________

Title: _________________________________

[SPIRE MISSOURI INC.]

By: _________________________________

Title: _________________________________

[SPIRE TENNESSEE INC.]

By: _________________________________

Title: _________________________________

1To be included if consent of the Borrowers is required by the terms of the Loan Agreement.

ANNEX 1 to Assignment and Assumption

Second Amended and Restated Loan Agreement, dated as of October 11, 2024, as amended by that certain First Amendment to Second Amended and Restated Loan Agreement, dated as of December 18, 2025, and as further amended by that certain Second Amendment to Second Amended and Restated Loan Agreement, dated as of October 13, 2026, among Spire Inc., Spire Alabama Inc., Spire Missouri Inc. and Spire Tennessee Inc., as Borrowers, the Banks from time to time parties thereto, and

Wells Fargo Bank, National Association, as Administrative Agent

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

SECTION 10.
Representations and Warranties.
10.01
Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Transaction Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Transaction Document.
10.02
Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Loan Agreement, (ii) it meets all requirements of an eligible Assignee under Section 9.09 of the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experiences in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01(a) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has independently and without reliance on the Administrative Agent or any other Bank and based on such documents and information it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Bank, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Transaction Documents are required to be performed by it as a Bank.
SECTION 11.
Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.
SECTION 12.
General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

EXHIBIT E

FORM OF SUBLIMIT ADJUSTMENT LETTER

[Date]

Wells Fargo Bank, National Association,

as Administrative Agent

1525 West W.T. Harris Blvd

Mail Code: D1109-019

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

The undersigned (the “Borrowers”) refer to the Second Amended and Restated Loan Agreement, dated as of October 11, 2024, as amended by that certain First Amendment to Second Amended and Restated Loan Agreement, dated as of December 18, 2025, and as further amended by that certain Second Amendment to Second Amended and Restated Loan Agreement, dated as of October 13, 2026, among the Borrowers, the Banks from time to time parties thereto, and you, as Administrative Agent for the Banks (as further amended, modified, restated or supplemented from time to time, the “Loan Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.01(g) of the Loan Agreement, hereby give you, as Administrative Agent, notice that the Borrowers have elected to adjust their respective Sublimits (the “Proposed Adjustment”) under the Loan Agreement, as follows:

(i)
The Proposed Adjustment is requested to be effective on _______________ (the “Adjustment Date”).1
(ii)
Spire Alabama Sublimit shall be $_________.
(iii)
Spire Missouri Sublimit shall be $___________.
(iv)
Spire Tennessee Sublimit shall be $___________.
(v)
Parent Sublimit shall be $___________.

Each Borrower severally certifies that the following statements are true and correct on the date hereof and will be true and correct on the Adjustment Date:

A.
All of the representations and warranties of such Borrower in the Loan Agreement and/or in any other Transaction Document (i) that are qualified by materiality or Material Adverse Effect shall be true and correct as so qualified and (ii) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all

1 Must be at least three (3) Business Days after the date hereof.

1

20176788v7 24740.00097

material respects; in each case on and as of the date hereof and as of the Adjustment Date as if made on and as of such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);
B.
No Default or Event of Default has occurred and is continuing or would result from the Proposed Adjustment; and
C.
After giving effect to the Proposed Adjustment, (x) such Borrower’s Sublimit will be equal to or greater than the aggregate outstanding principal amount of Loans made to such Borrower plus the aggregate amount of Letter of Credit Exposure in respect of Letters of Credit issued for its account, and (y) the sum of the Sublimits of the respective Borrowers shall at all times equal the aggregate amount of the Revolving Credit Commitments.

Each Borrower hereby severally agrees to provide evidence reasonably satisfactory to the Administrative Agent as to its appropriate corporate and governmental authorization for the Proposed Adjustment.

Very truly yours,

SPIRE INC.

By: ___________________________________

Name:

Title:

SPIRE ALABAMA INC.

By: ___________________________________

Name:

Title:

SPIRE MISSOURI INC.

By: ___________________________________

Name:

Title:

2

20176788v7 24740.00097

SPIRE TENNESSEE INC.

By: ___________________________________

Name:

Title:

3

20176788v7 24740.00097